SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  FORM 10-SB/A
                                (Amendment No. 4)

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                            OF SMALL BUSINESS ISSUERS

                         Under Section 12(b) or 12(g) of
                       The Securities Exchange Act of 1934



                             JRECK SUBS GROUP, INC.
                  Name of Small Business Issuer in its charter)

         Colorado                                84-1317674
(State or Other Jurisdiction               (IRS Employer Identification No.)
of Incorporation or Organization)


2101 West State Road 434, Suite 100, Longwood, FL               32779
(Address of principal executive offices)                      (Zip Code)


                                 (407) 682-6363
                           (Issuer's Telephone Number)


Securities to be registered under Section 12(b) of the Act:

   Title of each class                           Name of Each Exchange on which
   to be so registered                           each class is to be registered

         None                                                     None


Securities to be registered pursuant to section 12(g) of the Act:

                           Common Stock, no Par Value

                                     PART I

Item 1.  Description of Business

Background

         In the summer of 1969 five school teachers from the Carthage, New York Central School System - named Jerry, Richard, Ellis, Charles and Keith - JRECK commenced a business of preparing and serving submarine style sandwiches from an old school bus just outside of the main gate of Camp Drum. The business was incorporated in 1974 in the State of New York under the name JRECK Subs, Inc.

         In May, 1996 the Company concluded a reverse acquisition wherein all of its capital stock was acquired by Circa Media, Inc., a Colorado corporation formerly engaged in reproducing archival, public domain art and photographs in digital form. Circa Media, Inc. was incorporated on July 19, 1995. Commencing August 1995, Circa Media, Inc. issued 2,200,000 shares of common stock and 200 shares of preferred stock in reliance on Rule 504 of Regulation D. A Form D reflecting this issuance was filed with the Securities and Exchange Commission on August 21, 1995. Pursuant to an Agreement and Plan of Reorganization between JRECK Subs, Inc. and Circa Media, Inc., Circa Media, Inc. changed its name to JRECK Subs Group, Inc. ("Company") on May 7, 1996 and the former common shareholders of JRECK Subs, Inc. received 5,000,000 shares of Common Stock of the Company in the transaction, or 56% of the outstanding shares, and the former Series A Preferred Stockholders of JRECK Subs, Inc. received 700,000 shares of Series A Preferred Stock. The former business of Circa Media, Inc. was discontinued prior to May 1996. The historical information presented prior to May 1996 is that of Jreck Subs, Inc.

         The Company now consists of JRECK Subs Group, Inc., and its wholly-owned subsidiaries, including JRECK Subs, Inc., a New York corporation, Leovera, Inc. ("Leovera"), a Florida corporation, Admiral Subs of Washington, Inc. ("ASWI"), a Washington corporation, owners of Seawest Subshops, Inc. ("Seawest"), Little King, Inc. ("Little King"), a Delaware corporation, Pastry Products Producers, LLC, a New York limited liability company ("Pastry Products"), SBK Franchise Systems, Inc. ("SBK"), a Florida corporation, Li'l Dino Corporation ("Li'l Dino"), a North Carolina corporation, and Admiral's Fleet, Inc. ("AFI"), a Washington corporation and AFI's wholly-owned subsidiaries, Richey Enterprises, Inc. ("Georgio's"), a Washington corporation and Quality Franchise Systems, Inc. ("Mountain Mike's"), a Delaware corporation.

Company Operations

         The Company is a multiple-concept franchisor. The Company began with the JRECK Subs franchise which currently has 47 restaurants. JRECK Subs offers a menu of high quality, fresh submarine sandwiches, soups and hot and cold side order items as well as a full line of bagel offerings in selected franchise locations based on the Lox, Stock & Bagel menu which certain proprietary rights were acquired by the Company in 1990.

         During  1997,  the  Company   commenced  a  growth   strategy   through
acquisitions which included the following:

* Hymie's Bagels, a 8 unit chain of licensed bagel shops in Tampa, Florida along with a bakery;

* Seawest Subs, a 40 unit submarine sandwich chain primarily located in Seattle, Washington;

* Little King, a 36 unit submarine sandwich chain primarily located in Nebraska;

* Georgio's, a 6 unit submarine sandwich chain primarily located in Seattle, Washington;

* Mountain Mike's Pizza, a 78-unit pizza chain primarily located in northern and central California;

* Sobik's Sandwich Shops, a 41-unit submarine sandwich chain primarily located in the Orlando, Florida area;

* Li'l Dino, a 43-unit submarine sandwich chain primarily located in North Carolina; and

* The completed acquisition of a 100% interest in Pastry Products Producers, LLC which supplies the JRECK Subs restaurants with all of their bakery products.

JRECK Subs Menu and Stores

         The Company's JRECK Subs franchises offer a menu of different submarine sandwiches, as well as a full line of bagel offerings and additional breakfast items in selected franchise locations based on the Lox, Stock & Bagel menu.
JRECK Subs' emphasis in the submarine sandwich business is to offer a wider selection of menu items and higher quality ingredients (such as rib-eye steak) cooked on the premises. The food preparation area is open to customer view to engage customer interest and to showcase freshness and cleanliness. The food preparation process is designed to deliver a completed food order within 60 seconds. Sandwich menu prices range from $2.50 to $5.00. In addition, JRECK Subs offers a selection of soft drinks, on-premises baked cookies and deep fried items such as french fries, mushrooms, and cheese sticks.

         As of September 30, 1998 there were 47 JRECK Subs franchisees, all of which are located in New York State. Each location is designed as a "dine in" location, although a number of franchises have drive up windows as well. Located in strip shopping centers, shopping malls, and free standing buildings, restaurants generally range from 1,000 to 2,000 square feet in size with 1,400 to 1,500 square feet being typical. The typical JRECK Subs store is decorated with wood, brass tables and chairs, and brass lamps with green shades to impart a friendly and cozy atmosphere. The green and white color scheme of the JRECK "Admiral" signage is carried throughout the interior.

         As is typical in sandwich shops, a majority of store sales occur during lunch and the remainder during the dinner hours. Dine in and take out (including delivery) typically comprise 60% and 40% of sales, respectively. Individual franchisees can elect to offer catering services or home delivery.

         Each franchisee leases or owns store facilities. Neither the Company nor any of its affiliates leases store premises to franchisees.

Franchise Program

         As of September 30, 1998 the Company had approximately 288 restaurants of which 284 are franchised locations. The Company obtains prospective franchisees from its current and former employees, from referrals from existing franchisees and from franchise shows.

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

         The Company assists franchisees with selecting suitable locations by the use of demographic and traffic pattern analysis, an analysis of the proximity of business and community resources, and competition; advises on the negotiation of lease terms and store design; assists with sourcing of food product supply; and purchase of furniture and fixtures. The Company's experience is that smaller towns with populations under 10,000 are prime locations for its franchisees due to the lack of competition from larger fast food chains and the high quality of its products. The Company has no formal policy with respect to proximity of franchises, but deals with proximity issues on a case by case basis. Certain franchisees are required to purchase all their baked goods from the Company, such as submarine sandwich rolls. Bakery products for JRECK Subs stores are supplied by the Company's bakery in Watertown, New York.

         The Company intends to develop new franchise locations primarily through existing franchisees. Management believes that the Company has a national presence which it intends to strengthen by further developing each of its regional concepts. The primary criteria considered by the Company in the review and approval of franchisees are prior experience in operating restaurants or other comparable businesses and capital available for investment.

         Franchise fees in all franchising companies are to a large degree competitively market driven. The Company intends to maintain franchise fees for new franchised locations within industry norms of $10,000 to $12,500 for new locations in the sandwich segment and $20,000 in the pizza segment. Franchise fees are due upon execution of the Franchise agreement. The Company intends to maintain royalty fees of 5% to 7% of sales for all new locations for each of its brands on a going forward basis and advertising fees at 2% to 4% of sales. The following table sets forth certain information regarding the Company's franchises.

------------------- -------------- --------------- ---------------- ----------------- -------------- ----------------
Concepts            Franchised/LicensAve. Years     Avg. Royalty    Avg. Royalty on   Price of New
                        Units         Left on        on Existing     New Franchises     Franchise      Selling New
                                      Contract       Franchises                                        Franchises
------------------- -------------- --------------- ---------------- ----------------- -------------- ----------------
JRECK Subs               47             9.2             4.3%              5.0%         $10,000             Yes
Mountain Mike's          78             10.0            4.6%              5.0%         $20,000(d)          Yes
Pizza
SBK Sandwich Shops       41             6.8             4.6%              5.0%         $10,000(e)          Yes
Li'l Dino                43             16.0            5.9%             7.0%(c)       $12,500(f)          Yes
Seawest Subs Shops       40             6.5             5.0%              5.0%         $10,000(g)          Yes
Little King              25             9.9             4.9%              6.0%         $12,000             Yes
Hymie's Bagels          8(a)            N/A              N/A              N/A              N/A              No
Georgio's               6(b)            8.5             4.0%              5.0%         $10,000             Yes
------------------- -------------- --------------- ---------------- ----------------- -------------- ----------------

(a)      All Hymie's units are operated under a license agreement.

(b) Three franchised and three operating under a license agreement.

(c) Li'l Dino's receives 6% royalties from university locations.

(d) The initial franchise fee is reduced to $10,000 for existing franchise owners acquiring another franchise.

(e) The initial franchise fee is reduced to $4,000 for existing franchise owners acquiring another franchise and is $1,000 for a non-traditional restaurant (i.e. convenience stores).

(f) The initial franchise fee is $5,000 for a non-traditional store.

(g) The initial franchise fee is $2,500 for a regional developer.

         The Company maintains a staff of operations personnel to train and assist franchisees in opening new restaurants and to monitor the operations of existing restaurants. These services are provided as part of the Company's franchise program. New franchisees are required to complete a two-week training program which consists of formal classroom training and in-restaurant training, including human resources, accounting, purchasing and labor and food handling laws. Upon the opening of a new franchised restaurant, Company representatives are typically sent to the restaurant to assist the franchisee during the opening period. These Company representatives work in the restaurant to monitor compliance with the Company's standards and provide additional on-site training of the franchisee's restaurant personnel.

         The Company also provides development and construction support services to its franchisees. Plans and specifications for the restaurants must be approved by the Company before improvements begin. The Company's personnel typically visit the facility during construction of leasehold improvements to meet with the franchisee's site contractor and to verify that construction standards are met.

         To maintain uniformly high standards of appearance, service, food and beverage quality, the Company has adopted policies and implemented a monitoring program. Franchisees are required to adhere to the Company's specifications and standards in connection with the selection and purchase of products used in the operation of the restaurant. Detailed specifications are provided for the products used, and franchisees must request the Company's approval for any deviations. Except for submarine sandwich rolls, and other baked goods, the Company does not generally sell equipment, supplies or products to its franchisees. The various franchise agreements require franchisees to operate their restaurants in accordance with the Company's requirements. Ongoing advice and assistance is provided to franchisees in connection with the operation and management of each restaurant.

Suppliers

         In October 1997, the Company completed its acquisition of Pastry Products in Watertown, New York. Pastry Products supplies the Company's JRECK Subs franchises with all of its bakery products. Pastry Products sells approximately 95% of its products to JRECK Subs franchises. The Company does not believe that it would have difficulty in obtaining an alternate supplier to Pastry Products due to the large number of alternate bakeries in New York State.

         In connection with the Company's purchase of Hymie's Bagels, the acquisition included a bakery which provides the bagels for all of the Hymie's Bagel shops. The Company does not believe that it would have difficulty in obtaining an alternate supplier to the Hymie's Bagels chain due to the large number of alternate bakeries in Florida.

         The Company's various franchisees obtain meat, cheese, vegetable and paper products from several suppliers. Other than rolls used at the Company's Little King and Seawest Subs restaurants, only fresh, never frozen, and Grade A products are used.

Recent Acquisitions

         On June 19, 1997, the Company, through its wholly-owned subsidiary, Leovera, Inc., acquired all of the bakery equipment of Chai Enterprises, Inc. ("Chai"). Chai is the franchisor of the Hymie's bagel restaurant chain located in Tampa, Florida. The aggregate purchase price of the Chai assets in the amount of $1,331,156 consisted of 289,500 shares of the Company's Common Stock, valued at $4.598 per share and $200,000 cash. In connection with the acquisition, the Company entered into a five-year management agreement with a principal of Leovera with an initial management fee of $85,000 for the first year. The management agreement was terminated in February 1998 for $19,000.

         In June 1997, the Company, through its ASWI subsidiary, acquired all of the outstanding shares of Seawest Sub Shops, Inc., headquartered in Bellevue, Washington. Seawest Subs has 40 franchised submarine sandwich shops. The consideration included $150,000 in cash, the issuance of options to purchase 100,000 shares of the Company's Common Stock at a price of $.001 per share for 15 years (valued at $406,000) and the assumption of certain liabilities personally guaranteed by the former president of Seawest Sub Shops, Inc. The optionees have the right to require the Company to repurchase these shares at the greater of their "fair market value" (defined to be the average of the high and low sales prices on a public market) or $3.25 per share, but in no event more than 10,000 shares without the prior written agreement in any 3 month period. The optionees were also granted piggyback registration rights. The options become exercisable on a cumulative basis at 25% on each of December 19, 1997, May 19, 1998, November 19, 1998 and May 19, 1999. In connection with this acquisition, the Company entered into a one year noncompete agreement with the former president of Seawest Sub which calls for monthly payments of $8,000 which commenced in June 1997.

         In August 1997, the Company  acquired all of the  outstanding  stock of
Little King, a 36-unit submarine shop including the assets of nine corporately-owned restaurants. The consideration consisted of $50,000 cash, a note for $100,000, 500,000 shares of the Company's Common Stock immediately issued, 700,000 shares of the Company's Common Stock to be issued within 12 months plus 100,000 contingent shares based on Little King franchising revenues or total revenues exceeding certain parameters for the year ending December 31, 1998. The acquisition also provided the principal of Little King an option to repurchase Little King from the Company if the stock price of the Company's Common Stock is not at least $1.50 per share on the second anniversary of the closing with the repurchase based on the Company receiving back all of the Company's shares issued, any funds invested by the Company into Little King and a fair market value determination. The term of the acquisition also provided that in the event the Company files bankruptcy within three years of the closing and the bankruptcy is not dismissed within 90 days, the principal of Little King is granted the first option to repurchase the Little King stock from the Company for $25,000. In connection with the acquisition of Little King, the Company entered into employment agreements with Sid Wertheim and Robert Wertheim to act as president and vice-president of Little King respectively. Mr. Sid Wertheim's employment agreement is for a seven-year period commencing August 2, 1997 with an initial salary of $54,000 subject to annual increases up to 20% based on operating performance. Mr. Robert Wertheim's employment agreement is for a ten-year period commencing August 2, 1997 with an initial salary of $45,000 subject to annual increases up to 20% based on operating performance. The agreements are subject to termination based upon certain events or conditions set forth in the agreements.

         In August 1997, the Company through its AFI subsidiary acquired all of the outstanding stock of Richey Enterprises, Inc., a Washington corporation, which franchises 6 Georgio's Sub shops. The consideration consisted of 93,794 shares of the Company's Common Stock and a stock price guarantee if any sale of the Company's Common Stock sold by the seller to a third party, is valued within 30 days after the anniversary of the date of the close of escrow at less than 80% of the price of the Common Stock at the close of escrow. In connection with the acquisition of Georgio's Sub, the Company entered into a consulting/noncompete agreement with William and Colleen Richey which provided for the provision of consulting services for sixty days for an initial fee of $10,000, and a renewable consulting fee of $3,750 per month. After the initial sixty-days, the consulting agreement was not renewed; however, the noncompete agreement remained in effect during the period of the consulting agreement and two years after termination of the consulting agreement.

         In September 1997 the Company, through its AFI subsidiary acquired all of the outstanding shares of Quality Franchise Systems, Inc., the franchisor of Mountain Mike's Pizza, a 78-unit pizza chain located primarily in northern and central California. The consideration consisted of 899,967 shares of the Company's Common Stock, 120 shares of the Company's Series C preferred stock, and options to purchase 32,204 shares of Common Stock valued at $23,000. In addition, the shareholders of QFS received 150,000 additional shares of the Company's Common Stock since the stock price did not exceed $3.50 for 21 consecutive days between October 1, 1997 and January 31, 1998. 500,000 additional shares of Common Stock are to be issued if the Mountain Mike's income from defined franchising operations exceed $500,000 for any consecutive twelve-month period from October 1, 1997 to December 31, 1998.

         On October 28, 1997, the Company acquired the remaining 50% interest of Pastry Products, a bakery operation which primarily serves the JRECK restaurant franchises. The $785,594 purchase price for the remaining 50% of Pastry Products was paid by issuance of 262,500 shares of the Company's Common Stock valued at $2.509 per share, options to purchase 37,500 shares of Common Stock valued at $79,000 and other consideration valued at $48,000.

         On December 4, 1997, the Company purchased the outstanding shares of SBK, franchiser of 41 Sobik's Sandwich Shops located primarily in central Florida, from Interfoods of America, Inc. The purchase price consisted of $100,000 in cash, a $500,000 note and 187,266 shares of the Company's Common Stock valued at $2.509 per share. The prior owners of SBK may require the Company to repurchase a maximum of 187,266 shares of the Company's Common Stock at a purchase price of $2.67 per share. The repurchase obligation is limited to a maximum of 37,453 shares in any 6 month period commencing 6 months following the closing. The repurchase obligation is noncumulative and expires in June 2000.

         In March 1998 the Company acquired Li'l Dino Corporation, a 43-unit sandwich shop franchisor located in North Carolina. The $2,400,000 purchase price was paid by issuance of 735,294 shares of Common Stock valued at $2.72 per share and the assumption of $400,000 in debt. The acquisition closed in March 1998 upon completion of a state fairness hearing held in accordance with state securities laws to approve the transactions as fair to Li'l Dino Corporation shareholders.

Competition

         The fast food restaurant industry is highly competitive and can be significantly affected by many factors, including changes in local, regional or national economic conditions, changes in consumer tastes, consumer concerns about the nutritional quality of quick-service food and increases in the number of, and particular locations of, competing restaurants. Factors such as inflation, increases in food, labor and energy costs, the availability and cost of suitable sites, fluctuating interest and insurance rates, state and local regulations and licensing requirements and the availability of an adequate number of hourly paid employees can also adversely affect the fast food restaurant industry. Multi-unit restaurant chains like the Company can also be substantially adversely affected by publicity resulting from food quality, illness, injury, or other health concerns. Major chains, which have substantially greater financial resources and longer operating histories than the Company, dominate the fast food restaurant industry. The Company competes primarily on the basis of location, food quality and price. Changes in pricing or other marketing strategies by these competitors can have an adverse impact on the Company's sales, earnings and growth. There can be no assurance that the Company will be able to compete effectively against its competitors. In

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

addition, with respect to the sale of franchises, the Company competes with many franchisors of restaurants and other business concepts for qualified and financially capable franchisees.

Regulation

         The Company is subject to a variety of federal, state, and local laws affecting the conduct of its business. Operating restaurants are subject to various sanitation, health, fire and safety standards and restaurants under, or proposed for construction, are subject to state and local building codes, zoning restrictions and alcoholic beverage regulations. Difficulties in obtaining or failure to obtain required licenses or approvals could delay or prevent the development or opening of a new restaurant in a particular area. The Company is also subject to the Federal Fair Labor Standards Act, which governs minimum wages, overtime, working conditions and other matters, and the Americans with Disabilities Act, which became effective in January 1992. The Company believes that it is in compliance with such laws, and that its restaurants have all applicable licenses as required by governmental authorities.

         The Company believes that it is in compliance with the applicable federal and state laws concerning designated non-smoking and smoking areas in its Company operated restaurants.

         The Company is subject to regulations of the Federal Trade Commission (the "FTC") and various states relating to disclosure and other requirements in the sale of franchises and franchise operations. The FTC's regulations require the Company to timely furnish prospective franchisees a franchise offering circular containing prescribed information. Certain state laws also require registration of the franchise offering with state authorities. Other states regulate the franchise relationship, particularly concerning termination and renewal of the franchise agreement. The Company believes that it is in compliance with the applicable franchise disclosure and registration regulations of the FTC and the various states that it operates in.

         While the Company intends to comply with all federal, state and foreign laws and regulations, there can be no assurance that it will continue to meet the requirements of such laws and regulations, which, in turn, could result in a withdrawal of approval to franchise in one or more jurisdictions. Any such loss of approval may have a material adverse effect upon the Company's ability to successfully market its franchises. Violations of franchising laws and/or state laws and regulations regulating substantive aspects of doing business in a particular state could subject the Company and its affiliates to rescission offers, monetary damages, penalties, and/or injunctive proceedings. The state laws and regulations concerning termination and non-renewal of franchisees are not expected to have a material impact on the Company's operations. In addition, under court decisions in certain states, absolute vicarious liability may be imposed upon franchisors based upon claims, there can be no assurance that existing or future franchise regulations will not have any adverse effect on the Company's ability to expand its franchise program.

Business Strategy

         The Company's business strategy is to increase its franchise revenue base through continuing franchising of JRECK Subs shops and the affiliated regional companies it has acquired. Each of these companies has a strong track record of regional franchise brand recognition and long-term franchise operating history in their respective markets.

         The typical fast food customer frequents one franchise for the majority of purchases but also relies on one or two additional concepts and a number of specialty restaurants. Increasing sales and franchise revenues through existing franchisees is generally more profitable than through new franchises because they do not require significant additional financing expenses, training calls or other additional administrative expenses.

         The Company intends to continue to supplement internal growth with strategic acquisitions of existing fast food franchisees. The strategic acquisition of complementary brands which are proven revenue generators in their established markets allows the Company to grow more rapidly at less cost than would be possible through internal growth alone. The Company has the facilities and the management to support a larger distribution operation, therefore it believes that it can reduce the operating expenses of the acquired businesses as well as use economies of scale to increase gross sales, franchise revenue, market share, and net profits. The Company is currently seeking attractive fast food franchise businesses to acquire, but there are no assurances that the Company will be able to acquire an ongoing business at a favorable price or that any such acquisition would ultimately be successful.

Employees

         As of November 20, 1998, the Company had approximately 66 employees consisting of 30 administrative employees, 16 employees in the Company's 4 corporate restaurants and 20 employees in bakery operations.

Trademarks

         The Company markets several products under the JRECK Subs, Seawest Sub Shops, Little King, Li'l Dino's and Mountain Mike's Pizza labels in addition to the Georgio's and Hymie's Bagel labels.

         With respect to the "JRECK Subs" label, the Company has registered this Mark on the Principal Register of the United States and Trademark Office ("PTO") on October 14, 1975 (Registration No. 1,022,898) and the Company has filed all required affidavits for, and has renewed, this Mark. On May 9, 1997, the Company filed an application with the PTO for registration of one of its principal trademarks, the "Admiral J" logo (Application 75/289578). As of September 30, 1997, the Company has yet to receive Principal Register federal registration for the "Admiral J" logo.

         The "Seawest Sub Shops" has registered trademarks, names, symbols and designs on the Principal Register of the PTO on the following: "Original Deli Taste Without The Cost Logo" (Registration No. 1,675,510, dated February 11,
1992), "Full Boat" (Registration No. 1,761,574, dated March 30, 1993), "Destroyer" (Registration No. 1,761,573, dated March 30, 1993), "Enough for two or just for you" (Registration No. 1,764,733, dated April 13, 1993), "Seawest Sub Shops" (Registration No. 1,703,897, dated July 28, 1992), "Substantially More:" (Registration No. 1,772,028, dated May 18, 1993 and "Sub Shop" (and
Design) (Registration No. 1,862,112, dated November 8, 1994). In addition the trade name "Seawest Sub Shops" is registered as a service mark with the State of Washington, under Registration Number 020443 as of March 29, 1991. The Company has also registered in Canada its "Submarine Design Logo" (TMA 407,629), dated February 5, 1993.

         The "Little King" service mark and design was registered on the Principal Register of the PTO on April 12, 1977 (Service Mark No. 1,063,555). The service mark "Royal Treat" was registered on the Principal Register of the PTO on October 29, 1991 (Service Mark No. 1,662,623). The service mark "Little

King B America's Greatest Hero" was registered in Nebraska on February 2, 1983. The service mark "The Little King - Where a Sandwich is a Complete Meal" and design was registered in Iowa on December 22, 1975 and in California on December 30, 1975. All required affidavits of use and renewals have been filed.

         The "Mountain Mike's" name, service mark and design was registered on the Principal Register of the PTO on September 15, 1992 (Registration Nos. 1,716,962 and 1,716,963). The Company's new mark and design for "Mountain Mike's Pizza" was registered on the Principal Register of the PTO on October 1, 1996 (Registration No. 2,004,536). The Company filed for registration the slogan "Pizza the way it oughta be" on the PTO in September 1996 (Application No. 75/174377). The Company has been informed by the PTO of a potential conflict between its slogan and the slogan "Pizza, the way Pizza was meant to be" used by Godfather's Pizza. The Company and its trademark counsel are evaluating options regarding the registration of this slogan. The slogan is still in use in the Mountain Mike's Pizza system.

         The "Li'l Dino" service mark was registered on the Principal Register of the PTO on September 30, 1986 (Registration No. 1,411,762). The "Li'l Dino Bagel Deli Grille" service mark and design was registered on the Principal Register of the PTO on September 30, 1997 (Registration No. 2,101,316).

         The "Sobik's Subs" service mark was registered on the Principal Register of the PTO on August 12, 1997 (Registration No. 2,087,639).

Item 2.  Management's Discussion and Analysis or Plan of Operation

Overview

         The following discussion regarding the financial statements of the Company should be read in conjunction with the financial statements and notes thereto.

         The following discussion and analysis contains forward-looking statements involving risks and uncertainties that may cause the Company's actual results to differ materially. Those risks and uncertainties include, but are not limited to, economic, competitive, industry and market factors affecting the operations, market products and prices of not only the company but also its franchisees.

Year 2000

         The Year 2000 issue is the result of computer programs using two digits rather than four to define the applicable year. Such software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations leading to disruptions in the Company's activities and operations (the "Year 2000" or " Y2K" issue). If the Company or its significant suppliers or customers fail to make necessary modifications, conversions, and contingency plans on a timely basis, the Year 2000 issue could have a material adverse effect on the Company's business, operations, cash flow, and financial condition. However, the effect cannot be quantified at this time because the Company cannot accurately estimate the magnitude, duration, or ultimate impact of non compliance by suppliers, customers and third parties that have no direct relationship to the Company. The Company believes that its competitors face a similar risk. Although not quantifiable, the disclosure below is intended to summarize the Company's actions to minimize the risk.

         The Company's information systems currently are made up of networked computers which are used internally and are not linked to any outside sources other than the browser used by the Company. The Company's future information system will cover a spectrum of software applications for its operations, certain of these may be custom designed. Currently, the Company is updating all of its software to provide uniformity among all of its recent acquisitions and provide management with timely interaction about operations. As the Company has already embarked on a software modernization program, it is anticipated that the remediation costs of Y2K problems in its existing software will impose no significant additional costs to the Company. The Company will need to assure itself that it has achieved Year 2000 compliance for both packaged and custom-designed software. The costs of compliance has not yet been determined.

         The Company has initiated formal communication with all of its significant suppliers to determine the extent to which the Company is vulnerable to the failure of such suppliers to resolve their own Year 2000 problems. The Company will grade the responses from low risk to high risk. In addition, although many of the Company's franchisees have been communicating with the Company regarding the Year 2000 issues, the Company has not made any formal assessment of the effect which the failure of its larger franchisees to resolve their own Year 2000 problems could have on the Company's operations. Despite these efforts, there can be no assurance that the systems of other companies on which the Company relies will be converted on a timely basis or that a failure to resolve by one or more of the Company's franchisees or suppliers would not have a material adverse effect on the Company.

Nine months ended September 30, 1998 compared to nine months ended September 30, 1997.

Results of Operations:

         The Company had a net loss of $1,914,771 for the nine months ended September 30, 1998 compared to a net loss of $2,836,136 for the same period in 1997. The decrease in net loss is primarily the result significant business acquisitions had in shifting the business structure, coupled with a decrease of $2,096,810 in 1998 in non-cash consulting and business development expenses that were reflected in the first nine months of 1997. The aggregate sales of $1,353,366 generated by the company owned stores in 1998, offset by food costs and operating costs of $568,474 and $891,612, respectively, resulted in contributing $106,721 to the 1998 nine month loss. The bakery operations generated revenues of $736,171 offset by Product costs of $214,549 and operating expenses of $546,380 thereby contributing $24,759 toward the 1998 nine month loss. Other changes for the period ended September 30, 1998 were an increase over 1997 of $630,548 in amortization and depreciation expense, and interest expense increasing from $79,875 to $248,830, primarily as the result of debt assumed and, originating from the Company's acquisitions. Business expansion expenses were $2,528,493 in 1997 compared to $1,204,000 in the same period of 1998. The revenue of the Company increased $4,255,057 to $4,849,510 for the nine months ended September 30, 1998 from $594,453 for the same period in 1997. The increase is primarily due to the impact of businesses acquired in the3rd and 4th quarters of 1997 generating $2,400,774 of additional franchising revenue and the sales contributions of $1,353,366 and $736,171 in 1998 from the Company stores and bakery, respectively, compared to $61,551 and $174,703 for each of the activities in 1997.

         Costs and operating expenses applicable to sales and revenue increased $3,858,682 to $4,607,958 for the nine months ended September 30, 1998 from $749,276 for the same period in 1997. This increase is primarily due to the effects of business acquisitions made in 1997 including restaurant and bakery food costs and operating expenses of $2,221,017 in 1998 compared to $324,266 in 1997. Additional franchise servicing costs of $1,358,298 in the first nine months of 1998 over the same period in 1997 were the result of business acquisitions made in 3rd and 4th quarter 1997.

Liquidity and  Capital  Resources:

         Working capital deficit at September 30, 1998 was $3,340,324 compared with a deficit of $5,330,587 on December 31, 1997 a decrease of $1,990,263. The decrease in deficit is primarily due to the Company's issuance of $ 2,500,000 in Series D Preferred Stock in January of 1998. The proceed of this offering were substantially used to pay down existing debt or to satisfy other obligations.

         The Company's primary capital requirements are for repayments of current loans payable, including those payable to related parties, of $1,508,625 and accounts payable and accrued expenses of $1,245,430. The Company's capital requirements are anticipated to be funded through current operations supplemented by additional debt or equity financing, as expansion plans require. There is no assurance that additional funding will be available, or if available, it can be obtained on terms favorable to the company. Failure to obtain such funding could adversely affect the Company's financial condition.

Year ended December 31, 1997 compared to year ended December 31, 1996.

         The results of operations for the year ended December 31, 1997 reflect six months of operations from Hymie's Bagels and Seawest Subs, four months each from Little King Subs and Georgio's Subs, three months from Mountain Mike's Pizza and one month from SBK.

         The Company had a net loss of $8,903,644 for the year ended December 31, 1997, compared to a net loss of $39,657 for the year ended December 31, 1996. The increase in the net loss is primarily the result of consulting costs associated with acquisitions and equity financing of $4,492,664 and a loss of $862,029 related to an early extinguishment of debt.

         The revenue of the Company increased $2,017,721 or 362% to $2,575,459 for the year ended December 31, 1997 from $557,738 for the same period in 1996. The increase is primarily due to the acquisitions of businesses made during 1997 which included increased franchising related revenues of approximately $688,000 and sales from the Company's corporate restaurants and bakeries of approximately $1,310,000.

         Cost of Sales and operating expenses applicable to revenue increased $3,895,110 or 935% to $4,311,597 for the year ended December 31, 1997 from $416,488 for the same period in 1996. This increase is primarily due to the acquisitions of businesses made during the year including cost of sales from the Company's corporate restaurants and bakeries of $552,940, additional depreciation and amortization expense of approximately $507,000 and additional operating costs from the acquired businesses of approximately $1,725,000.

         Consulting costs and investor relations were $4,492,664 for the year ended December 31, 1997 and resulted from the Company's acquisition and capital raising activities. Included in the costs of $4,492,664 were $3,301,302 of valuation related to options for 2,275,000 shares of the Company's Common Stock.

Hymie's Bagels:

         On June 19, 1997, the Company through Leovera, acquired all of the bakery equipment of Chai, the franchiser of the Hymie's Bagel restaurant chain.

Sales for the five months ended December 31, 1997 totaled $373,295. Costs and expenses applicable to revenue for the period amounted to $581,003 and the Company recognized a goodwill impairment charge of $993,820.

Seawest Sub Shops:

         In June 1997, the Company acquired the stock of Seawest Sub Shops, Inc. Revenues for the six months ended December 31, 1997 totaled $288,471. Costs and expenses applicable to revenue for the period were $291,482. Amortization of goodwill was $22,371 and amortization of a non-compete agreement was $83,667.

Little King:

         Operations as the Little King subsidiary of the Company commenced on September 1, 1997. Income for the four months ended December 31, 1997 was $648,499. Costs and expenses applicable to revenue for the period were $812,554. Amortization of goodwill amounted to $76,337.

Georgio's:

         Operations of the Georgio's subsidiary (through the Company's AFI subsidiary) commenced in September 1997. Sales for the four months ended December 31, 1997 were $144,685. Costs and expenses applicable to revenue for the period amounted to $164,898. Amortization of goodwill amounted to $6,465.

Mountain Mike's Pizza:

         In September 1997, the Company, through its AFI subsidiary, acquired Mountain Mike's Pizza. Operations commenced on October 1, 1997 and revenues for the three months ended December 31, 1997 were $462,524. Costs and expenses applicable to revenue for the period were $242,342. Net interest expense was $18,830 and amortization of goodwill was $49,365.

SBK:

         On December 4, 1997, the Company purchased SBK Franchise Systems, Inc., the franchisor of Sobik's Subs. Revenues for the period from December 4, 1997 to December 31, 1997 were $17,840. Costs and expenses applicable to revenue for the period were $65,439. Amortization of goodwill was $4,693.

Pastry Products:

         On October 28, 1997, the Company acquired the remaining 50% interest of Pastry Products Producers, LLC. Pastry Products is a bakery operation which primarily serves the Jreck restaurant franchisees. Sales for the two months ended December 31, 1997 were $102,989. Costs and expenses applicable to sales for the period were $145,168. Interest expense was $11,431 and amortization of goodwill was $9,412.

Liquidity and Capital Resources

         Working capital at December 31, 1997 was a deficit of $5,330,587 compared with a deficit of $541,873 at December 31, 1996, an increase of $4,788,714. The increase is primarily attributable to debt assumed or originated with the Company's acquisitions during 1997. These debts consist of $3,736,831, a liability to issue 700,000 shares of the Company's Common Stock related to the Company's Little King acquisition valued at $2,143,750 and a liability to issue 150,000 shares of the Company's Common Stock related to the Company's Quality Franchise Systems, Inc. acquisition valued at $440,625.

         During 1997, the Company raised approximately $1,310,000 in cash from the sale of capital stock and the exercise of stock options of which $408,417 was expended in conjunction with its acquisitions of businesses.

         During 1997, the Company acquired certain assets of Hymie's Bagels, Seawest Subs, Georgio's Subs, Little King, Mountain Mike's Pizza, SBK Subs and the remaining 50% of Pastry Products for an aggregate purchase price of $10,985,714, which resulted in excess of cost over fair value of net assets acquired of $13,061,710. For the year ended December 31, 1997, amortization and depreciation expense was $506,742 and the net excess of cost over fair value of net assets acquired was $11,521,526 at December 31, 1997. Taking into account the acquisitions made by the Company through May 31, 1998, amortization expenses are expected to be approximately $700,000 in fiscal 1998.

         In January 1998, the Company issued $2,500,000 in Series D Preferred Stock. The proceeds from this offering were substantially used to pay down existing debt or to satisfy other obligations. The Company's primary capital requirements are for repayment of current loans payable of $2,163,554 and accounts payable of $1,020,101. The Company's capital requirements are anticipated to be funded through debt and/or equity financing. There is no assurance that additional funding will be available, or that, if available, it can be obtained on terms favorable to the Company. Failure to obtain such funding could adversely affect the Company's financial condition.

         In connection with the Company's acquisition of Quality Franchise Systems, Inc. ("QFS") in September 1997 and for the continued employment and services to be provided by Mr. Bradley Gordon, the president of QFS and currently the chief operating officer and director of the Company and Mr. Richard T. Silberman, a consultant to QFS and now a consultant to the Company, Mr. Gordon and Mr. Silberman were sold 500,000 shares and 300,000 shares, respectively, of the Company's common stock for $1,500,000 and $900,000, respectively. The consideration for the shares were promissory notes, with interest due at 9.5% per annum with principal and interest due in September 2000. Both Mr. Gordon and Mr. Silberman have the right to require the Company to repurchase the shares of common stock for the cancellation of the promissory notes.

         The above transactions have no effect on the net stockholders equity of the Company since the value of the value of the common shares issued of $2,400,000 is offset by a contra to stockholders' equity of $2,400,000 of stock subscriptions receivable. In the event that any time prior to September 2000, either Mr. Gordon or Mr. Silberman pays the Company to retire the promissory notes the Company's stockholders' equity will be increased by the principal and interest income due from the promissory notes. In the event that either Mr. Gordon or Mr. Silberman requires the Company to repurchase the shares of common stock for the cancellation of the promissory notes, there is no effect on the net stockholders' equity of the Company. Common stock would be reduced by the same reduction in stock subscriptions receivable.

         In connection with the Company's acquisition of Little King, Inc. in August 1997, the Company provided Mr. Sid Wertheim, the principal of Little King an option to repurchase Little King from the Company if the stock price of the Company is not at least $1.50 per share on the second anniversary of the closing with the repurchase based on the Company receiving back all of the Company's shares issued, any funds invested by the Company into Little King and a fair market value determination. In the event Mr. Sid Wertheim repurchases Little King from the Company, the transaction would be recorded as treasury stock of the fair market value of the shares the Company reacquires plus the above mentioned consideration with a reduction in the net assets relating to Little King including the elimination of the net balance of excess of cost of net assets acquired at the time of repurchase. Any difference is recorded as a change to operations.

         In connection with the Company's acquisition of SBK Franchise Systems, Inc. on December 4, 1997, the Company issued 187,266 shares of its common stock to Interfoods of America, Inc. ("IFA"). IFA shall have the non-cumulative right to require the Company, beginning in June 1998 and continuing every six months thereafter to require the Company to repurchase one-fifth of the common shares issued to IFA in consideration of the repayment of $100,000. The 187,266 shares valued at $500,000 was recorded as redeemable common stock and not as equity. In May 1998, the Company was notified by IFA of its exercise of the right to have the Company repurchase one-fifth of the shares on July 5, 1998. The repurchase when consummated will be recorded as a reduction in cash and a reduction in redeemable common stock.

         In August 1998, the Company agreed to issued 500,000 shares of its common stock to Mr. Bradley L. Gordon, chief operating officer and director of the Company, 500,000 of its common stock to Mr. Michael Cronin, chief financial officer of the Company, and 300,000 shares of its common stock to Mr. Richard T. Silberman, consultant to the Company at a price of $1.375 per share to be paid in the form of promissory notes with interest at 9.5% with interest and principal due in August 2001. At any time prior to August 2001, these individuals may require the Company to repurchase the 1,300,000 shares as consideration for the cancellation of the notes. The Company anticipates the agreements to be finalized during the fourth quarter of 1998.

         The above transactions have no effect on the net stockholders' equity of the Company since the value of the common shares issued of $1,787,500 is offset by a contra to stockholders' equity of $1,787,500 of stock subscriptions receivable. In the event that any time prior to August 2001, any of these individuals pays the Company to retire the promissory notes, the Company's stockholders' equity will be increased by the principal and interest income due from the promissory notes. In the event that any of the individuals requires the Company to repurchase the shares of common stock for the cancellation of the promissory notes, there is no effect on the net stockholders' equity of the Company. Common stock would be reduced by the same reduction in stock subscriptions receivable.

Item 3:  Description of Property

         The Company's corporate offices are located in a 1,500 square foot leased facility situated in Longwood, Florida. The lease expires on December 31, 2000. The Company also maintains offices and the Pastry Products bakery in a 8,188 square foot facility in Watertown, New York which the Company acquired in October 1997. Under the terms of the acquisition of the Pastry Products facility, the Company assumed an existing note on the facility of $150,222 at 10% payable in 84 equal installments of $2,494 beginning December 1, 1997.

         The Company also leases corporate space for the operations of its restaurant concepts through its subsidiaries. These leases generally are less than two year leases, except for one lease in Omaha, Nebraska which expires in 2008 and calls for annual lease payments of $39,000. Total annual lease payments for 1998 for these corporate leases are approximately $123,000.

         The Company also leases the space for its 4 Little King corporate restaurants.

Item 4.  Security Ownership of Certain Beneficial Owners and Management

          The following table sets forth information relating to the beneficial ownership of the Company's Common Stock by those persons beneficially holding more than 5% of the Company's Common Stock, by the Company's directors and executive officers, and by all of the Company's directors and executive officers as a group as of November 20, 1998. The address of each person is care of the Company unless noted.
                                                                    Percentage
       Name of                                   Number of       of Outstanding
     Stockholder                              Shares Owned (1)     Common Stock

Christopher M.  Swartz(2)(3)(4)                  5,925,000             35.2%
Bradley L.  Gordon                               1,095,113              6.0%
Michael F. Cronin                                  500,000              2.8%
Eric T.  Swartz                                        -0-                --
Kelly A. Swartz                                        -0-                --
Jeremiah J.  Haley(5)                              190,000              1.0%

All executive officers and                       7,710,113                0%
directors as a group (6 persons)(2)(3)(4)

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(2) Includes 350,000 shares from the full conversion of Series B Preferred Stock into the Company's Common Stock in June 1998.

(3) Includes 3,350,000 shares of Common Stock owned by Tri-Emp Enterprises, Inc. Mr. Christopher M. Swartz is President and the sole shareholder of Tri-Emp Enterprises, Inc and as such is deemed to have beneficial ownership of the shares of the Company's stock owned by Tri-Emp Enterprises, Inc.

(4) Includes 2,000,000 shares subject to options currently exercisable by Mr. Christopher M. Swartz and 225,000 shares subject to options currently exercisable by Tri-Emp Enterprises, Inc.

(5) Mr. Haley owns 25,000 shares of Common Stock and 165,000 shares of Common Stock from his conversion of 150,000 shares of the Series A Preferred Stock into the Company's Common Stock in June 1998.

Item 5.:  Directors, Executive Officers, Promoters and Control Persons

         The members of the Board of Directors of the Company serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. Information as to the directors, executive officers and key employees of the Company is as follows.


Name                      Age   Office


Christopher M. Swartz     28    Chairman, President and Chief Executive Officer
Bradley L.  Gordon        45    Chief Operating Officer and Director
Eric T.  Swartz           29    Secretary and Director
Michael F.  Cronin        43    Chief Financial Officer
Kelly A.  Swartz          27    Director
Jeremiah J. Haley         59    Director
Gary E.  Rowe             44    Controller

Christopher M. Swartz has been President, Chief Executive Officer, and Chairman of the Company since April 1996 and of JRECK Subs, Inc. since September 1995. From 1992 to September 1995, he was Director of Operations of Lox, Stox & Bagels of Liverpool, Inc. Prior to 1992 Mr. Swartz was a student at Syracuse University where his concentration was in the field of management. Mr. Swartz is a graduate of Syracuse University who grew up in the subs business. He has worked in construction, building sub shops and has managed sub shops. He is the second generation of his family involved with JRECK. Mr. Swartz is also the President of Tri- Emp Enterprises, Inc. and the brother of Eric T. Swartz and Kelly A. Swartz.

Bradley L. Gordon has been Chief Operating Officer and Director of the Company since September 1997. Prior to joining the Company, he was president from September 1993 to September 1997 of Quality Franchise Systems, Inc. ("QFS"), the franchisor of Mountain Mike's Pizza, QFS's chief executive officer since September 1992 and one of its directors since January 1993. Before joining QFS, he held various positions at Pace Membership Warehouse, Inc. in Denver, Colorado beginning in November 1983, including executive vice president - sales, senior vice-president-operations and vice president-human resources.

Eric T. Swartz has been a Director and Secretary of the Company since April 1996. He was awarded his J.D. degree from Syracuse University College of Law and his Bachelor's Degree from Syracuse University. He has been a partner in the Swartz Law Firm, P.C. from October 1993 to the present. From September 1992 to May 1993 he was associated with the law firm of Pease & Willer, which he joined after hi graduation from law school in 1992. Mr. Swartz is the brother of Christopher M. Swartz and Kelly A. Swartz.

Michael F. Cronin has been Chief Financial Officer of the Company since March 1998. He is a Certified Public Accountant who has managed his own practice since February 1985 specializing in SEC audits and business and tax planning. He has been licensed in New York State for 16 years. Mr. Cronin, a graduate of St. John Fisher College, began his career in public accounting in Rochester, NY in 1979. From 1979 to 1985 Mr. Cronin was employed as Staff Accountant and Partner in a regional public accounting firm in upstate New York. Prior to attending college, Mr. Cronin served for three years in the United States Marine Corps.

Kelly A. Swartz has been a Director of the Company since April 1996. She is a graduate of the State University of New York, at Plattsburgh. Ms. Swartz is an elementary school teacher at Apollo Elementary in Titusville, Florida, where she has been employed since September, 1991. From May 1990 to September 1991 she was employed in various capacities with JRECK Subs, Inc., including the management of several sub shops. Ms. Swartz is the sister of Eric T.
Swartz and Christopher M. Swartz.

Jeremiah J. Haley has been a Director of the Company since April 1996 He was one of the original founders of JRECK Subs, Inc. (the "J" in the name JRECK stands for the first letter of Mr. Haley's first name). Mr. Haley has a B.S. degree from Mansfield State College in Mansfield, Pennsylvania. He also holds a Master's degree from the State University of New York at Cortland. Mr. Haley has been President of Haley Enterprises, Inc., a JRECK Subs, Inc. franchisee, from 1975 to the present. He had also been a teacher with the Carthage, New York Central School District from 1965 until he retired in June 1993.

Gary Rowe has been the Corporate Controller since September 1993. Prior to joining the Company, Mr. Rowe was the controller of the quasi-independent New York State government agency, the Development Authority of the North Country. Mr. Rowe graduated from the State University of New York at Albany in 1974 where he received a Bachelor of Science Degree in accounting. Mr. Rowe is a Certified Public Accountant.

Item 6.  Executive Compensation

         The following table sets forth the cash compensation of the Company's executive officers and directors during each of the last three fiscal years. The remuneration described in the table does not include the cost to the Company of benefits furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of the Company's business. The value of such benefits cannot be precisely determined, but the executive officers named below did not receive other compensation in excess of the lesser of $25,000 or 10% of such officer's cash compensation.

                           Summary Compensation Table

----------------------------------------------------------------------------- -----------------------------------------
                            ANNUAL COMPENSATION                               LONG TERM COMPENSATION
----------------------------------------------------------------------------- -----------------------------------------
Name and                                                   Other Annual             Awards           Payouts      All
Principal Position             Year    Salary     Bonus    Compensation                                          Other
                                                                             Restricted  Options/     HTIP
                                                                             Stock(a)     SARs(a)    Payouts

--------------------------- ---------- --------- --------- ----------------- ---------- ----------- ---------- --------
                              1997      115,393     0              0                 0   1,000,000          0        0

                            ---------- --------- --------- ------------------ --------- ----------- ---------- --------

Christopher M. Swartz         1996       26,000     0              0                 0           0          0        0
    President and CEO
                            ---------- --------- --------- ------------------ --------- ----------- ---------- --------

                              1995            0     0              0                 0           0          0        0

--------------------------- ---------- --------- --------- ------------------ --------- ----------- ---------- --------

                              1997       52,600     0              0                 0

                            ---------- --------- --------- ------------------ --------- ----------- ---------- --------

Gary E. Rowe                  1996       46,350     0              0                 0                      0        0
    Controller
                            ---------- --------- --------- ------------------ --------- ----------- ---------- --------

                              1995       39,000     0              0                 0                      0        0
--------------------------- ---------- --------- --------- ------------------ --------- ----------- ---------- --------

Bradley L. Gordon             1997(a)    37,500     0              0                 0           0          0        0
    Chief Operating
      Officer
--------------------------- ---------- --------- --------- ------------------ --------- ----------- ---------- --------

(a) For the period October 1, 1997 to December 31, 1997.

         The Company carries no officers and directors liability insurance or disability insurance benefits. The Company maintains a $3,000,000 key man life insurance policy on Mr. Christopher Swartz of which the Company is the beneficiary. No executive officer or director is currently covered by an employment agreement except for Bradley L. Gordon and Michael Cronin. Other than a 401(k) plan maintained at the Mountain Mike's division of Admiral's Fleet, Inc., the Company does not maintain any pension plan, profit sharing plan or similar retirement or employee benefit plans.

         Mr. Bradley L. Gordon joined the Company as chief operating officer in September 1997. Under the terms of his three-year employment agreement commencing September 22, 1997, Mr. Gordon receives an initial annual compensation of $150,000 subject to annual increases consistent with other executives of the Company. If the employment agreement is terminated by the Company, Mr. Gordon continues to receive his base salary until the earlier of Mr. Gordon finding new employment or twelve months after such termination date. Mr. Gordon was also granted a right to purchase 500,000 shares of the Company's Common Stock at a price of $3.00 per share which shares were issued in November 1997. The purchase price of $1,500,000 was paid in the form of a promissory note to the Company which calls for an annual interest of 9.5% with principal and interest due in September 2000. At any time prior to September 2000, Mr. Gordon has the right to require the Company to repurchase the 500,000 shares as consideration for the cancellation of the promissory note. In July, 1998 Mr.

Gordon purchased 500,000 shares of the Company's Common Stock for $685,000 which was paid by a promissory note payable on or before July 30, 2001. The promissory note bears interest at the rate of 9.5% per annum. Mr. Gordon has the right to require the Company to repurchase the 500,000 shares as consideration for the cancellation of the promissory note.

         Mr. Michael F. Cronin joined the Company as chief financial officer in March 1998. Under the terms of his three-year employment agreement commencing July 31, 1998, Mr. Cronin receives an initial annual compensation of $125,000 subject to annual increases consistent with other executives of the Company. If the employment agreement is terminated by the Company for other than "good cause", Mr. Cronin continues to receive his base salary until the earlier of Mr. Cronin finding new employment or twelve months after such termination date. Mr. Cronin was also granted a right to purchase 500,000 shares of the Company's Common Stock at a price of $1.375 per share which shares were issued in July 1998. The purchase price of $685,000 was paid in the form of a promissory note to the Company which calls for an annual interest of 9.5% with principal and interest due on July 31, 2001. At any time prior to July 31, 2001, Mr. Cronin has the right to require the Company to repurchase the 500,000 shares as consideration for the cancellation of the promissory note.

         Directors currently receive no compensation for their duties as directors. On December 29, 1997 the Company granted to Christopher Swartz an option to purchase of 1,000,000 shares of the Company's Common Stock at $2.75 per share. The options are exercisable immediately and expire on December 29, 2000. On August 3, 1998 the Company granted to Christopher Swartz an option to purchase of 1,000,000 shares of the Company's Common Stock at $1.55 per share. The options are exercisable immediately and expire on Augsut 3, 2001. No stock options have been issued to any other executive officers or directors.

Options Granted in Fiscal 1997 and Through 3rd Quarter 1998

                                   Percentage of
                                   Total Options
                                   Granted to
                      Options      Employees in    Exercise     Expiration
                      Granted      Fiscal 1997      Price           Date
                      -------      -----------      -----           ----
Christopher Swartz   1,000,000       100%          $ 2.75    December 29, 2000


                                   Percentage of
                                   Total Options
                                   Granted to
                                   Employees
                                   through
                      Options      September 30,  Exercise      Expiration
                      Granted      1998            Price           Date
                      -------      ----            -----           ----
Christopher Swartz   1,000,000       100%          $ 1.55      August 3, 2001


The following table contains information concerning the exercise of stock options and employment related options and information in unexercised stock options held as of September 30, 1998 by the named executive officers:


Option Exercises and Year-end Value Table

                                                                                              Value of Unexercised
                                                                                                     Options
                                                               Number of Unexercised                   at
                               Shares                           Options & Warrants             September 30, 1998
                             Acquired on       Value           -------------------             ------------------
                              Exercise      Realized(1)   Exercisable     NonExercisable         Exercisable(2)
                              --------      -----------   -----------     --------------         --------------
Chistopher Swartz                   -0-            -0-   2,000,000                  0                       -0-


(1)      Market Value at time of exercise less exercise price

(2) The closing sale price of the Common Stock at September 30, 1998 was $.05625. Value realized equals the difference between market value and exercise price, and is $0 at September 30, 1998 since the exercise price for options granted in 1997 and in 1998 was higher than market value.

Item 7.  Certain Relationships and Related Transactions

Conflicts of Interest

         Kalin Enterprises, Inc. ("Kalin") is the franchisee for five JRECK Subs restaurants. Mr. Christopher Swartz is a 25% shareholder and an officer of Kalin.

         Tri-Emp Enterprises, Inc. borrowed $445,000 from 20 investors secured by 445,000 shares of Jreck Sub Group Inc. Common Stock which were held by Tri-Emp Enterprises, Inc. Tri-Emp Enterprises, Inc. loaned the $445,000 loan proceeds to the Company. On October 8, 1997 the Company issued 495,000 shares of Common Stock to the 20 noteholders in full satisfaction of the amounts owed by Tri-Emp Enterprises, Inc.

         The Company issued options to purchase 375,000 shares of Common Stock to Gulf Atlantic Publishing Inc. on January 6, 1997, exercisable at $.75 per share. On November 17, 1997 Gulf Atlantic assigned options to purchase 225,000 of these shares to Tri-Emp Enterprises, Inc. in conjunction with the purchase from Tri-Emp Enterprises, Inc. of 225,000 shares by Gulf Atlantic.

         In fiscal 1997, the Company wrote off a note receivable of $104,141 from Mr. Tom Swartz, a family member of Mr. Christopher Swartz.

         In February, 1998 the Company converted $277,404 in notes payable owed to Sid Wertheim into 112,783 shares of Common Stock.

         Mr. Jeremiah Haley, a director, received 175,000 shares of Series A Preferred Stock in exchange for his shares of Jreck Subs, Inc. Series A Preferred Stock on May 6, 1996. Mr. Haley was elected to the Board of Directors pursuant to the right of holders of Series A Preferred Stock to elect one member of the Board of Directors. Pursuant to the dividend rights of holders of Series A Preferred Stock, Mr. Haley received $15,750 in dividends on his shares in fiscal 1997. In July 1997, Mr. Haley converted 25,000 shares of Series A Preferred Stock into 25,000 shares of Company Common Stock. In June 1998, Mr. Haley converted the balance of 150,000 shares of Series A Preferred Stock into 165,000 shares of the Company's Common Stock. The conversion included 15,000 shares in consideration of accrued but unpaid dividends.

         Mr. Christopher Swartz, chairman and the Company's president and chief executive officer, received (through Tri-Emp Enterprises, a company of which he is the sole shareholder) 5,000,000 shares of the Company's Common Stock in exchange for all of the common stock of Jreck Subs, Inc. on May 6, 1996. Mr. Swartz also received 350,000 shares of Series B Preferred Stock for 50% of Pastry Products. Mr. Swartz was elected to the Board of Directors pursuant to the right of holders of Series B Preferred Stock to elect one member of the Board of Directors. In June 1998, Mr. Swartz converted all 350,000 shares of Series B Preferred Stock into 350,000 shares of the Company's Common Stock.

         Mr. Bradley Gordon, director and the Company's chief operating officer, purchased 500,000 shares of the Company's Common Stock for $1,500,000. The Company received a promissory note from Mr. Gordon with interest at 9.5% per annum with principal and interest due in September 2000. At any time prior to September 2000, Mr. Gordon has the right to require the Company to repurchase the 500,000 shares as consideration for the cancellation of the promissory note. In a separate transaction Mr. Gordon purchased 500,000 shares of the Company's Common Stock for $685,000 which was paid by a promissory note payable on or before July 30, 2001. The promissory note bears interest at the rate of 9.5% per annum. Mr. Gordon has the right to require the Company to repurchase the 500,000 shares as consideration for the cancellation of the promissory note.

         Mr. Richard Silberman, a shareholder of the Company, purchased 300,000 shares of the Company's Common Stock for $900,000. The Company received a promissory note from Mr. Silberman with interest at 9.5% per annum with principal and interest due in September 2000. At any time prior to September 2000, Mr. Silberman has the right to require the Company to repurchase the 300,000 shares as consideration for the cancellation of the promissory note. In a separate transaction Mr. Silberman purchased 300,000 shares of the Company's Common Stock for $411,000 which was paid by a promissory note payable on or before July 31, 1998. The promissory note bears interest at the rate of 9.5% per annum. Mr. Silberman has the right to require the Company to repurchase the 300,000 shares as consideration for the cancellation of the promissory note.

         Michael Cronin, the chief financial officer of the Company purchased 500,000 shares of the Company's Common Stock for $685,000 which was paid by a promissory note payable on or before July 31, 2001. The promissory note bears interest at the rate of 9.5% per annum. Mr. Cronin has the right to require the Company to repurchase the 500,000 shares as consideration for the cancellation of the promissory note.

         In connection with the acquisition of Little King, the Company provided Mr. Sid Wertheim, the principal of Little King, an option to repurchase the shares of Little King from the Company if the stock price of the Company's Common Stock is not at least $1.50 per share on the second anniversary of the closing with the repurchase based on the Company receiving back all of the Company's shares issued, any funds invested by the Company into Little King. and a fair market value determination. The term of the acquisition also provided that in the event the Company files bankruptcy within three years of the closing and the bankruptcy is not dismissed within 90 days, Mr. Wertheim is granted the first option to repurchase the Little King stock from the Company for $25,000. The agreement also provided the selling shareholders of Little King with piggyback registration rights in the event the Company decides to register any of its Stock. The agreement also provides that in the event the Company completes a secondary offering of its Common Stock on or prior to March 31, 1998, the Company will invest an amount equal to 4% of the proceeds the Company receives for the development of the Little King concept. Mr. Sid Wertheim also has an agreement with Tri-Emp which is controlled by Mr. Christopher Swartz, chairman, president and chief executive officer of the Company. Under this agreement, if Tri-Emp receives an offer to purchase its controlling interest during the first three years after the Company's acquisition of Little King, Tri-Emp will obtain an acceptable stock sale for Mr. Sid Wertheim. If Mr. Sid Wertheim receives an offer for substantially all of his Common Stock of the Company, he shall grant Tri-Emp or its designee a first option to make such purchase. The option shall be on the same terms and conditions as that provided to a third party bona fide purchaser.

         In connection with the Company's acquisition of Seawest Subs, the Company issued options to purchase 100,000 shares of the Company's Common Stock at a price of $.001 per share for 15 years (valued at $406,000) and the assumption of certain liabilities personally guaranteed by the former president of Seawest Subs. The optionees have the right to require the Company to repurchase these shares at the greater of their "fair market value" (defined to be the average of the high and low sales prices on a public market) or $3.25 per share, but in no event more than 10,000 shares per month. The optionees were also granted piggy back registration rights. The options become exercisable on a cumulative basis at 25% on each of December 19, 1997, May 19, 1998, November 19, 1998 and May 19, 1999.

         In connection with the Company's acquisition of SBK on December 4, 1997, the Company issued 187,266 shares of its Common Stock to Interfoods of America, Inc. ("IFA"). Commencing six months after the closing and continuing every six months thereafter until June 2000, IFA shall have the non-cumulative right to require the Company, to the extent legally permissible, to repurchase one-fifth (1/5) of the Company's Common Stock issued to IFA in consideration of the repayment of $100,000. In May 1998, the Company was notified by IFA of its exercise of the right to have the Company repurchase one-fifth of the shares on July 5, 1998 and the Company purchased those shares for $100,000. In November 1998, the Company was notified by IFA of its exercise of the right to have the Company repurchase one-fifth of the shares which have not yet been re-purchased.

Item 8.  Description of Securities

Common Stock

         The Company's Articles of Incorporation authorize the issuance of 50,000,000 shares of Common Stock, no par value per share, of which 16,678,836 shares were outstanding as of September 1, 1998. Holders of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock have no cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time, by the Board of Directors in its discretion, from funds legally available therefor, after dividends are first paid on Series C Preferred Stock and Series D Preferred Stock. Pursuant to the Colorado Business Corporations Act, dividends may be paid out of shareholder equity after deductions for the liquidation preference for outstanding preferred stock. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata in all assets remaining after payment in full of all liabilities. Holders of Common Stock have no preemptive rights to purchase the Company's Common Stock. There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable except for 1,000,000 shares of the Company's Common Stock issued to Mr. Bradley Gordon, 600,000 shares of the Company's Common Stock issued to Mr. Richard Silberman, and 500,000 shares issued to Mr. Michael Cronin.

         Information regarding the issuance of capital stock in connection with the Company's acquisitions is set forth at Item 4, Recent Sales of Unregistered Securities.

Penny Stock Regulations - Restrictions on Marketability

         The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The Company's securities may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealers must make a special suitability determination for the purchase and receive the purchaser's written agreement of the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers to sell their shares in the secondary market.

Preferred Stock

         The Company is authorized to issue 5,000,000 shares of Preferred Stock, no par value per share (the "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more classes or series, each class or series of which shall have the voting rights, designations, preferences and relative rights as fixed by resolution of the Company's Board of Directors, without the consent or approval of the Company's shareholders. The Preferred Stock may rank senior to the Common Stock as to dividend rights, liquidation preferences, or both, and may have extraordinary or limited voting rights. There are currently no shares of Series A Voting Nonredeemable Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") no shares of Series B Voting Nonredeemable Convertible Preferred Stock (the "Series B Preferred Stock"), 120 shares of Series C Non-voting Nonredeemable Convertible Preferred Stock (the "Series C Preferred Stock") outstanding and 2,500 shares of Series D Non-voting Nonredeemable Convertible Preferred Stock (the "Series D Preferred Stock") outstanding.

         The following table summarizes the principal terms of each outstanding series of Preferred Stock.(1)


                Number of             Annual                                           Common Stock
 Series   Shares Authorized &       Dividends       Cumulative       Liquidation        Conversion     Voting/Election
             Capital Account        Per Share       Dividends        Preference           Formula            Rights
-------      ---------------        ---------       ---------        ----------       ----------------   --------------
          # Shares     Amount
          --------     ------
   C         120      120,000        $130.00           Yes        Senior To All But       1:133.23              None
                                                                   "A+B" Preferred

   D        2,500    2,500,000        $80.00           Yes         Senior Only to       $1,000 divided          None
                                                                    Common Stock      by 65% of market
                                                                                       value of Common
---------------------

1.   Series A Preferred Stock and Series B Preferred Stock

     The Company was authorized to issue 700,000 shares of Series A Preferred Stock, all of which were previously issued and none of which are currently outstanding after the conversion of 100,000 shares of the Series A Preferred Stock to Common Stock in July 1997 and 600,000 shares of the Series A Preferred Stock to Common Stock in June 1998. Series A Preferred Stock once converted have the status of authorized but unissued shares of Preferred Stock without designation until such shares are once more designated as part of a particular series by the Board of Directors

     The Company was authorized to issue 350,000 shares of Series B Preferred Stock, all of which were previously issued and none of which are currently outstanding. In June 1998, all 350,000 shares of Series B Preferred Stock were converted to Common Stock. Series B Preferred Stock once converted have the status of authorized but unissued shares of Preferred Stock without designation until such shares are once more designated as part of a particular series by the Board of Directors

Series C Preferred Stock

         The Company is authorized to issue 120 shares of Series C Preferred Stock, all of which were issued in connection with the Company's acquisition of QFS. The relative rights, preferences and limitations of the Series C Preferred Stock are as follows.

         Voting. The holders of Series C Preferred Stock are not entitled to any vote on all matters on which stockholders may vote at all meetings of shareholders.

         Dividends. The holders of the Series C Preferred Stock are entitled to a cumulative annual dividend of $130 per share payable out of funds legally available therefor, which dividend shall be subordinate to all other dividends on the Series A and Series B Preferred Stock.

         Liquidation. The Series C Preferred Stock has a liquidation preference over the Common Stock, but not the Series A Preferred Stock and Series B Preferred Stock, as to $120,000, together with the amount of any unpaid dividends thereon, in the event of any dissolution, liquidation, or winding up of the Company. If, upon any such dissolution, liquidation, or winding up of the Company, the assets of the Company is distributable to the holders of the Series C Preferred Stock shall be insufficient to permit payment in full of the preferential amount aforesaid, then the entire assets of the Company, after payment of the holders of the Series A Preferred Stock and Series B Preferred Stock, shall be distributed ratably among the holders of the Series C Preferred Stock according to the respective number of shares of Series C Preferred Stock held by them.

         Right to Convert. Each holder of Series C Preferred Stock may and upon surrender to the Company of the certificate therefor at the principal office of the Company or at such other place as the Company shall designate, convert all of such holder's Series C Preferred Stock into shares of Common Stock at the rate of 133.23 shares of the Company's Common Stock for each share of Series C Preferred Stock (the "Series C Conversion Ratio"). In the event of either an increase or decrease in the number of the shares of the Company's Common Stock as a result of a stock dividend, stock split, recapitalization, combination, or reclassification, the Series C Conversion Ratio shall be equitably adjusted.

Series D Preferred Stock

         The Company is authorized to issue 2,500 shares of Series D Preferred Stock, all of which were issued in January 1998 for $1,000 per share. The relative rights, preferences and limitations of the Series D Preferred Stock are as follows:

         Voting. The holders of Series D Preferred Stock have no voting rights on matters for which stockholder may generally vote.

         Dividends. The holders of the Series D Preferred Stock are entitled to a cumulative annual dividend of $80 per share payable out of funds legally available therefor or in Common Stock.

         Right to Convert. Each holder of Series D Preferred Stock may and upon surrender to the Company of the certificate therefor at the principal office of the Company or at such other place as the Company shall designate, convert all of such holder's Series D Preferred Stock into shares of Common Stock at the lower of (a) 65% of the closing bid price averaged over the 5 trading days before the date of conversion, or (b) $1.96875. In the event of either an increase or decrease in the number of the shares of the Company's Common Stock as a result of a stock dividend, stock split, recapitalization, combination, or reclassification, the Series D Conversion Ratio shall be equitably adjusted.

Shares Eligible for Future Sale

         Of the outstanding shares of the Company, 9,644,884 shares are subject to resale restrictions and, unless registered under the Securities Act of 1933 (the "Act) or exempted under another provision of the Act, will be ineligible for sale in the public market until one year from their issuance, following which sales may be made under Rule 144.

         In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares privately acquired or indirectly from the Company or from an affiliate, for at least one year, or who is an affiliate, is entitled to sell within any three-month period, a number of such shares that do not exceed the greater of 1% of the then outstanding shares of the Company's Common Stock (approximately 170,000 shares) or the average weekly trading volume in the Company's Common Stock during the four calendar weeks immediately preceding such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate at any time during the 90 days preceding a sale, and who has beneficially owned shares for at least two years, is entitled to sell all such shares under Rule 144 without regard to the volume limitations, current public information requirements, manner of sale provisions or notice requirements.

         Sales of substantial amounts of the Common Stock of the Company in the public market could adversely affect prevailing market prices.

                                     PART II

Item 1. Market Price of and Dividends on the Registrant's Common Equity and Other Shareholder Matters

         (a)      Market Information

         The Company's Common Stock has been listed on the Electronic Bulletin Board sponsored by the National Association of Securities Dealers, Inc. since October, 1996. The prices reported reflect inter-dealer prices and are without adjustments for retail markups, markdowns or commissions, and may not necessarily represent actual transactions.

           Quarter Ended                       Bid Price
           -------------                       ---------
                                            High         Low
                                            ----         ---
           December 31, 1996               3 7/8        1 1/4
           March 31, 1997                  4 1/8        1 3/4
           June 30, 1997                   8 1/4        3 1/4

           September 30, 1997              4 1/8          3
           December 31, 1997               3 7/16       2 1/8
           March 31, 1998                  3 1/8       1 13/16
           June 30, 1998                  2 11/16       1 3/4
           September 30, 1998             1 1/16        9/16

         (b)      Holders
                  As of September 1, 1998, there were approximately 8,000 record holders of the Company's Common Stock.

         (c)      Dividends

                  The Company has not paid any dividends on its Common Stock. The Company currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends to holders of Common Stock in the foreseeable future. Holders of Series C Convertible Preferred Stock are entitled to annual cash dividends of $130.00 per share. Holders of Series D Convertible Preferred Stock are entitled to annual cash dividends of $80.00 per share. Pursuant to the Company's Articles of Incorporation, holders of Common Stock are not entitled to receive dividends unless dividends have been paid for prior calendar years and paid and set aside for the then current calendar year on the Series C and Series D Preferred Stock. The Company is under no other contractual restrictions on the payment of dividends.

Item 2.  Legal Proceedings

         None.

Item 3.  Changes in and Disagreements with Accountants.

         On February 28, 1998, Michael F. Cronin resigned as accountant. The Accountant's Report on the 1995 and 1996 financial statements of the Company contained an unqualified opinion. There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Item 4.  Recent Sales of Unregistered Securities

         Commencing August 1995, Circa Media, Inc. issued 2,200,000 shares of common stock and 200 shares of preferred stock for cash consideration of $3,950 in reliance on Rule 504 of Regulation D.

         On May 6, 1996, the Company issued the following securities in exchange for all of the capital stock of JRECK Subs, Inc.:

              Company                             JRECK Subs, Inc Securities
          Securities Issued                                Exchanged
          -----------------                                ---------
            5,000,000                                8,000,000 shares of
            shares of Common Stock                   Common Stock

            700,000 shares of                        700,000 shares of Series
            Series A Preferred                       A Preferred

         In addition, the Company issued 350,000 shares of Series B Preferred for 50% of the Common Stock of Pastry Products. The sales were made in reliance upon the exemption set forth in Section 4(2) of the Securities Act of 1933. As a condition to each of the above sales, the purchaser consented to a placement of a restrictive legend on the certificate representing the securities.

         In May 1996 the Company issued 1,100,000 restricted shares for $11,000 cash to seven persons. No underwriter was involved and the holders agreed that a restrictive legend would be placed upon the certificates representing the Shares. The Company believes that this transaction was exempt under Section 4(2) of the Act as a transaction not involving a public offering.

         From May 1996 to December, 1996 the Company issued 1,536,000 shares of Common Stock in an offering under Rule 504 of Regulation D to approximately 70 purchasers. Net proceeds of the offering were $648,150. No underwriter was involved.

         In December 1996, the Company in reliance upon Section 4(2) of the Act issued 45,000 shares to Gerharz Equipment, Inc. for the cancellation of a debt of approximately $90,533. The Company believes that this transaction was exempt under Section 4(2) of the Act as a transaction not involving a public offering.

         In January 1997, the Company issued 415,095 shares of Common Stock in an offering under Rule 504 of Regulation D to Corporate Relations Group and Olympus Capital, Inc. Net proceeds of the offering were $220,000. No underwriter was involved.

         On February 28, 1997 the Company issued 94,650 shares of Common Stock valued at $3.56 per share to four individuals for marketing services. The Company believes that this transaction was exempt under Section 4(2) of the Act as a transaction not involving a public offering.

         In February 1997, the Company issued 230,000 shares of Common Stock valued at $424,003 to two individuals in connection with the purchase of bakery equipment located in Missouri. The Company believes that this transaction was exempt under Section 4(2) of the Act as a transaction not involving a public offering.

         In April 1997, the Company issued 39,118 shares of Common Stock valued at $144,248 to approximately 400 shareholders of Western Fast Food. The shares were issued without consideration. Western Fast Food had been organized by Company affiliates to develop the Company's franchise concepts but had been unsuccessful. The Company believes that this transaction was exempt under
Section 4(2) of the Act as a transaction not involving a public offering.

         On May 23, 1997, the Company issued options to purchase 180,000 shares of Common Stock at $.50 per share to the Deegan Group in connection with obtaining a $180,000 loan. 60,000 shares of Common Stock were issued upon partial exercise of this option on November 21, 1997. The Company believes that this transaction was exempt under Section 4(2) of the Act as a transaction not involving a public offering.

         Between June 19, 1997 and August 5, 1997 the Company issued 289,500 shares of Common Stock, respectively, to approximately 20 individuals in connection with the acquisition of Hymie's Bagel equipment. The Company believes that this transaction was exempt under Section 4(2) of the Act as a transaction not involving a public offering.

         On July 8, 1997, Messrs. Jeremiah Haley (a director) Charles Lehman, Douglas Nichols and Keith Waltz, holders of Series A Preferred Stock, converted an aggregate of 100,000 shares of Series A Preferred Stock into 100,000 shares of the Company's Common Stock. The issuance of the Series A Preferred Stock and the issuance of Common Stock upon conversion were transactions not involving a public offering.

         On July 10, 1997 Corporate Relations Group, exercised its options to purchase 300,000 shares of Common Stock at $.75 per share. The Company believes that this transaction was exempt under Section 4(2) of the Act as a transaction not involving a public offering.

         On July 25, 1997 and on August 25, 1997 the Company issued 150,000 and 48,000 shares of Common Stock, respectively, to Corporate Relations Group in an offering under Rule 504 of Regulation D at a price of $1.00 per share.

         On July 30, 1997 the Company issued 55,000 shares of Common Stock to two individuals for operations consulting valued at $3.8125 per share. On August 7, 1997 the Company issued 1,951 shares of Common Stock to Mark McKinnon, an employee, valued at $3.6875 per share, and on August 18, 1997 issued 2,759 shares of Common Stock to another employee, Brick Brunton, valued at $3.75 per share. The Company believes that all of these issuances were exempt under
Section 4(2) of the Act as transactions not involving a public offering.

         In August 1997, the Company acquired all of the outstanding shares of Richey Enterprises, Inc. (Georgio's Subs) for 93,794 shares of its Common Stock. The Company believes that this transaction was exempt under Section 4(2) of the Act as a transaction not involving a public offering.

         In September 1997, the Company acquired all of the outstanding shares of Little King by the issuance of 500,000 shares of its Common Stock. The Company believes that this transaction was exempt under Section 4(2) of the Act as a transaction not involving a public offering.

         On September 17, 1997 the Company issued 75,000 shares of Common Stock to Olympus Capital, Inc. for financial consulting services valued at $229,286. The Company believes that this transaction was exempt under Section 4(2) of the Act as a transaction not involving a public offering.

         On October, 1997, the Company issued 495,000 shares of its Common Stock to twenty individuals for the full satisfaction of debt of $445,000 and interest of $102,800. The Company believes that all of these issuances were exempt under
Section 4(2) of the Act as transactions not involving a public offering.

         On October 8, 1997 the Company acquired all of the outstanding shares of QFS (Mountain Mike's Pizza) by the issuance of 120 shares of the Company's Series C Preferred Stock and 899,967 shares of the Company's Common Stock. The Company believes that this transaction was exempt under Section 4(2) of the Act as a transaction not involving a public offering.

         On October 27, 1997, the Company issued 262,500 shares of its Common Stock to three persons for the acquisition of the remaining 50% of the capital stock of Pastry Products not already owned by it. The Company believes that this transaction was exempt under Section 4(2) of the Act as a transaction not involving a public offering.

         In November 1997, the Company issued 60,000 shares of its Common Stock to three investors in consideration with obtaining a $250,000 loan. The Company believes that this transaction was exempt under Section 4(2) of the Act as a transaction not involving a public offering.

         In November 1997, the Company issued 800,000 shares of its Common Stock to two individuals for total consideration of $2,400,000 paid in the form of promissory notes with interest at 9.5% with interest and principal due in September 2000. At any time prior to September 2000, these individuals may require the Company to repurchase the 800,000 shares as consideration for the cancellation of the notes. The Company believes that this transaction was exempt under Section 4(2) of the Act as a transaction not involving a public offering.

         On November 6, 1997 the Company issued 61,111 shares of Common Stock to three persons for cash of $2.25 per share, and issued 25,000 shares of Common Stock to a fourth individual for $2.00 per share. The Company believes that all of these issuances were exempt under Section 4(2) of the Act as transactions not involving a public offering.

         On December 4, 1997 the Company issued 187,266 shares of its Common Stock to Interfoods of America, Inc. to acquire SBK. The Company believes that this transaction was exempt under Section 4(2) of the Act as a transaction not involving a public offering.

         On January 5, 1998, the Company issued 2500 shares of its Series D Preferred Stock to several investors for cash consideration of $2,500,000. The Company believes that this transaction was exempt under Section 4(2) of the Act as a transaction not involving a public offering.

         On December 31, 1997 the Company issued 138,889 shares to Messrs. Naddaff and Youngman for $250,000 cash and warrants to purchase up to 1,250,000 shares of the Company's Common Stock for consulting and fundraising services valued at $1,517,500. The Company believes that this transaction was exempt under Section 4(2) of the Act as a transaction not involving a public offering.

         On February 9, 1998 25,000 shares of Common Stock were issued upon exercise of options at $.01 per share; the options had been issued to in connection with the acquisition of Seawest Subs. The Company believes that this transaction was exempt under Section 4(2) of the Act as a transaction not involving a public offering.

         On February 9, 1998 the Company issued 11,550 shares of Common Stock to its franchising attorney for services of $30,319. The Company believes that this transaction was exempt under Section 4(2) of the Act as a transaction not involving a public offering.

         On March 16, 1998 the Company issued 9,400 shares of its Common Stock to one individual for services valued at $22,913 and 50,000 shares to another individual for services rendered valued at $121,875. The Company believes that this transaction was exempt under Section 4(2) of the Act as a transaction not involving a public offering.

         On March 26, 1998 the Company issued 150,003 shares to shareholders of QFS at a price of $2.9375 per share as part of the contingent share issuance agreed to at the time of acquiring QFS in 1997. On the same day 52,631 shares were issued to three shareholders of Seawest Corporation in connection with the acquisition of Seawest Subs. The Company believes that this transaction was exempt under Section 4(2) of the Act as a transaction not involving a public offering.

         On April 29, 1998, 112,793 shares of Common Stock were issued to the Wertheim family for satisfaction of $277,404 of Little King debt. The Company believes that this transaction was exempt under Section 4(2) of the Act as a transaction not involving a public offering.

         On May 18, 1998, 735,294 shares of Common Stock were issued to approximately 30 persons in connection with the acquisition of Li'l Dino Corporation. The transaction was approved at a state fairness hearing in March 1998 and was exempt from registration under section 3(a)(10) of the Securities Act of 1933.

         On May 27, 1998 the Company issued 115,000 shares of Common Stock to one individual for consulting services valued at $251,563. The Company believes that this transaction was exempt under Section 4(2) of the Act as a transaction not involving a public offering.

         On August 3, 1998 the Company  issued 500,000 shares to each of Bradley
L. Gordon and Michael Cronin, and 300,000 shares to Richard Silberman for consideration of $1.3125 per share (the closing sales price of the Common Stock on that date) paid in the form of promissory notes with interest at 9.5% with interest and principal due on July 31, 2001. At any time prior to July 31, 2001, these individuals may require the Company to repurchase the their respective shares as consideration for the cancellation of the notes.

         Since January, 1997, the Company has issued options and warrants as follows:

   Date                               Name                         Number        Exercise Price          Purpose
   ----                               ----                         ------        --------------          -------
Jan. 6, 1997                 Gulf Atlantic Publishing              375,000            $.75          Printing Services
Apr. 2, 1997                 Corporate Relations Group             150,000             .75            Advertising and
                                                                                                    Marketing Services
Sept. 15, 1997               Corporate Relations Group             100,000            2.81               Services
Sept. 15, 1997               Corporate Relations Group             100,000            3.37               Services
Sept. 15, 1997               Corporate Relations Group             100,000            3.93               Services
Sept. 12, 1997                 Olympus Capital, Inc.               100,000            2.75          Investment Banking
                                                                                                         Services
Sept. 12, 1997                 Olympus Capital, Inc.               100,000            3.50               Services
Dec. 17, 1997                   Naddoff & Youngman                 375,000            1.92         Consulting Services
Dec. 17, 1997                   Naddoff & Youngman                 375,000            2.56               Services
Dec. 17, 1997                   Naddoff & Youngman                 375,000            3.20               Services
Dec. 17, 1997                   Naddoff & Youngman                 125,000            3.84               Services
Dec. 27, 1997                   Christopher Swartz                1,000,000           2.75               Employee
                                                                                                       Compensation

May 23, 1997                      Richard Rudolf                   60,000              .50         Compensation related
                                                                                                         to loan
May 23, 1997                      Thomas Larcomb                   60,000              .50         Compensation related
                                                                                                         to loan
May 23, 1997                      William Deegan                   60,000              .50         Compensation related
                                                                                                         to loan
June 30, 1997                         M. Day                       100,000             .01            Acquisition of
                                                                                                       Seawest Sub
Sept. 30, 1997                     Spelman & Co.                   18,704             3.08          Acquisition of QFS

Sept. 30, 1997             AB Laffer, VA Canto & Assoc.            13,500             3.08          Acquisition of QFS

                                       31


Oct. 27, 1997                  R. Longley & P. Traux               37,500               *         Acquisition of Pastry
                                                                                                         Products
September 30, 1998           Wall Street Consultants              100,000             1.00          Consulting Services

August 3, 1998                  Christopher Swartz                1,000,000           1.55               Employee
                                                                                                       Compensation

*  50% of mean of bid and ask on date of exercise.

         Except  for sales  noted as made  under  Rule 504 of  Regulation  D and
Section 3(a)(10) of the Securities Act of 1933, the above sales were made in reliance upon Section 4(2) of the Securities Act of 1933. As a condition to each of the sales, in reliance on Section 4(2), the Company satisfied itself that each issuance complied with Section 4(2). In this respect, there were no general solicitations or advertisements. In some cases the Company relied on personal knowledge of the purchaser and in other cases, the Company would receive representations as to investment intent to not acquire the shares with a view to further distribution. In all cases, the Company considered the sophistication of the purchaser and the purchaser's understanding of the Company and the risk inherent in the acquisition of the securities. The Company's officers and directors provided information to the purchaser regarding the investment in the Company and made the responded to inquiries. All securities issued pursuant to available exemptions were legended.

Item 5.  Indemnification of Directors and Officers

         As permitted under the Colorado General Corporation Law, directors and officers are not liable to the Company or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to the Company or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived an improper personal benefit or liability for the payment of a dividend in violation of Colorado law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve the Company or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision. However, as a practical matter, equitable remedies may not be available in all situations and, there may be instances in which no effective remedy is available or can be timely obtained.

         At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

                                    PART F/S

         Financial Statements

         The following financial statements are included herein.

         JRECK Subs Group, Inc.
         Independent Auditors' Report; Consolidated Balance Sheet at December 31, 1997; Consolidated Statement of Operations for the Year Ended December 31, 1997; Consolidated Statement of Cash Flows for the Year Ended December 31, 1997; Consolidated Statement of Changes in Stockholders' Equity for the Year Ended 1997; Notes to Consolidated Financial Statements.

         JRECK Subs Group, Inc.
         Independent Auditors' Report; Consolidated Balance Sheet at December 31, 1996; Consolidated Statement of Operations for the Year Ended December 31, 1996; Consolidated Statement of Cash Flows for the Year Ended December 31, 1996; Consolidated Statement of Changes in Stockholders' Equity for the Year Ended December 31, 1996; Notes to Consolidated Financial Statements.

         L'il Dino Corporation
         Independent Auditors' Report; Balance Sheet at October 31, 1997; Statement of Loss and Retained Deficit for the year ended October 31, 1997; Statement of Cash Flows for the year ended October 31, 1997; Notes to Financial Statements.

         Pastry Products Producers, LLC
         Balance Sheet at December 31, 1996; Statements of Operations and Stockholders' Equity for the Year Ended December 31, 1996; Statement of Cash Flows for the Year Ended December 31, 1996; Notes to Financial Statements.

         Seawest Sub Shops, Inc.
         Independent Auditors' Report; Balance Sheet at December 31, 1996; Statement of Income for the Year Ended December 31, 1996; Statement of Cash Flows for the Year Ended December 31, 1996; Statement of Changes in Stockholders' Equity for the Year Ended December 31, 1996; Notes to Financial Statements.

         Quality Franchise Systems, Inc. and Subsidiary
         Independent Auditor's Report; Consolidated Balance Sheet at September 30, 1997; Consolidated Statement of Operations for the Nine Months ended September 30, 1997; Consolidated Statement of Cash Flows for the Nine Months ended September 30, 1997; Statement of Changes in Stockholders' Equity for the Nine Months ended September 30, 1997; Notes to Consolidated Financial Statements.

         Little King, Inc.
         Independent Auditor's Report: Balance Sheet at December 29, 1996; Statement of Operations for the Year Ended December 29, 1996; Statement of Cash Flows for the Year Ended December 29, 1996; Statement of Changes of Stockholders' Equity for the Year Ended December 29, 1996; Notes to Financial Statements.

         Richey Enterprises, Inc.
         Independent Auditors' Report; Balance Sheets at August 15, 1997 and December 31, 1996; Statements of Operations for the Seven and one-half Months Ended August 15, 1997 and for the Year Ended December 31, 1996; Statements of Cash Flows for the Seven and one-half Months Ended August 15, 1997 and for the Year Ended December 31, 1996; Statements of Changes of Stockholders' Equity for the Seven and one-half Months Ended August 15, 1997 and for the Year Ended December 31, 1996; Notes to Financial Statements.

                                    PART III

The following exhibits required by Item 601 of Regulation S-B are filed herewith:

Exhibit       Document Description
No.
2. Plan of purchase, sale, reorganization, arrangement, liquidation or succession.*

2.1 Repurchase Agreement between Paul M. Traux and Robin Longley and Jreck Subs, Inc., a New York corporation and Jreck Subs Group, Inc., a Colorado corporation dated October 28, 1997 (Pastry Products)*

2.2 Agreement and Plan of Reorganization and Merger among Jreck Subs Group, Inc., Admiral's Fleet, Inc. and Quality Franchise Systems, Inc. ("Quality Agreement")*

2.3      Amendment to Quality Agreement*

2.4 Agreement between the Company and CHAI Enterprises, Inc. ("Hymie's Bagel Chain")*

* Previously filed

Exhibit       Document Description
No.
2.5 Agreement and Plan of Reorganization among JRECK Subs Group, Inc., Li'l Dino Management Corporation and Li'l Dino Corporation dated December 18, 1977*

2.6 Purchase Agreement among JRECK Subs Group, Inc., Interfoods of America, Inc. and SBK Franchise Systems, Inc. dated December 4, 1977 (Sobiks)*

2.7 Agreement between Jreck Subs Group, Inc. and Little King, Inc. dated July 23, 1997*

2.8 Agreement among Jreck Subs, Inc. and Mitchell R. Day and Julie A. Day to Purchase Seawest Sub Shops, Inc.*

2.9      Stock Option Grants to acquire Seawest Sub Shops, Inc.*

2.10     Representation  and Warranty Agreement among  Mitchell R. Day and Julie
         A. Day, and Admiral Subs of Washington Inc. dated May 19, 1997.*

2.11 Purchase and Sale Agreement between Admiral's Fleet Inc., Jreck Subs Group, Inc. and RICHEY ENTERPRISES, INC.*

2.12     Repurchase agreement by Paul M. Truax and Robin Longley*

3.       Articles of Incorporation and Bylaws*

3.1      Articles of Incorporation - Circa Media*

3.2      Articles of Amendment of Circa Media dated May 2, 1996 and filed May 7,
         1996*

3.3      Articles of Amendment of Jreck Subs filed May 7, 1996*

3.4      Certificate  of Correction  to Articles of  Amendment  filed  July  24,
         1996.*

3.5 Articles of Amendment to Articles of Incorporation Re Certificate of Description of Jreck Subs Group, Inc. dated September 23, 1997 (Series
         C)*

3.6 Articles of Amendment File to Determine Rights of Shares (Certificate of Determination) of JRECK Subs Group, Inc. dated January 5, 1998 (Series D)*

3.7      Bylaws of Jreck Subs Group dated August 21, 1995.*

10.      Material Contracts*

10.1     Form of Franchise Agreement*

10.2 Facility Lease between Springs Equity, Ltd and JRECK SUBS GROUP, INC. dated December 16, 1997*

10.3 Quality Franchise Systems, Inc.: Area Development Agreement Quality Franchise Systems, Inc.*
             a)  MKJ Holdings, Inc.
             b)  Master Franchising and Development Systems, Inc.
             c)  John E. and Ann M. Maddox - To be filed separately
             d)  David and Terri Laursen - To be filed separately
             e)  Alex Golshanara

10.4 Promissory Note from Bradley L. Gordon to Jreck Subs Group, Inc. dated September 24, 1997.*

10.5 Promissory Note from Richard T. Silberman to Jreck Subs Group, Inc. dated September 24, 1997.*

10.6 Promissory Note from Michael Cronin to Jreck Subs Group, Inc. dated July 31, 1998.*

10.7 Promissory Note from Richard T. Silberman to Jreck Subs Group, Inc. dated July 31, 1998.*

* Previously filed

Exhibit       Document Description
No.
10.8 Promissory Note from Bradley L. Gordon to Jreck Subs Group, Inc. dated July 31, 1998.*

10.9 Employment Agreement between Bradley L. Gordon and Jreck Subs Group, Inc. effective September 24, 1997.*

10.10 Employment Agreement between Michael Cronin and Jreck Subs Group, Inc. effective July 31, 1998.*

10.11 Stock Option Grant Agreement between Jreck Subs Group, Inc. and Christopher Swartz dated August 3, 1998.*

10.12 Stock Option Grant Agreement between Jreck Subs Group, Inc. and Christopher Swartz dated December 29, 1997.*

10.13    1998 Jreck Subs Group, Inc.*

16.      Letter of change of certifying accountant*

16.1     Item 304(a)(3)*

21.      Subsidiaries of the Registrant*

27.      Financial Data Schedule*

* Previously filed

                                   SIGNATURES

         In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 16, 1999              JRECK SUBS GROUP, INC.

                                      By:  /s/ Christopher M.  Swartz
                                      -------------------------------------
                                      President and Chief Executive Officer

                                                          JRECK Subs Group, Inc.


                                                                        Contents
--------------------------------------------------------------------------------

                                                                          Page

Report of Independent Certified Public Accountants                         F-2

Financial Statements
  Consolidated balance sheet                                       F-3  -  F-4
  Consolidated statement of operations                                     F-5
  Consolidated  statement of stockholders' equity                          F-6
  Consolidated statement of cash flows                                     F-7
  Summary of accounting policies                                    F-8 - F-12
  Notes to consolidated financial statements                       F-13 - F-39

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors:
JRECK Subs Group, Inc.
Longwood, Florida

         We have audited the accompanying consolidated balance sheet of JRECK Subs Group, Inc. as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also included assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of JRECK Subs Group, Inc. at December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                BDO Seidman, LLP

Orlando, Florida
May 8, 1998, except for Note 12 (d),
 which is as of June 30, 1998

                                                          JRECK Subs Group, Inc.


                                                      Consolidated Balance Sheet
------------------------------------- ------------------------------------------

December 31,                                                            1997


Assets

Current:
    Cash and cash equivalents                                    $    427,420
    Accounts receivable - trade, net of allowance
      for doubtful accounts of $199,228 (Note 7)                      391,567
    Current portion of notes receivable                               168,560
    Prepaid expenses (Note 2)                                         730,811
--------------------------------------------------------------------------------
    Total current assets                                            1,718,358
--------------------------------------------------------------------------------
Notes receivable                                                      173,704

Property, plant and equipment, net (notes 3 and 7)                  1,930,990

Goodwill, net of accumulated amortization
  of $1,190,184 (Note 4)                                           11,521,526

Other assets:
    Covenants note to compete, net of accumulated
      amortization of $89,223 (Note 4)                                512,777
    Prepaid interest, net (Note 9)                                    597,760
    Other                                                              34,097
--------------------------------------------------------------------------------


Total assets                                                      $16,489,212
================================================================================

                                 See accompanying summary of accounting policies and notes to consolidated financial statements.


                                                                JRECK Subs Group, Inc.


                                                            Consolidated Balance Sheet
------------------------------------- ------------------------------------------------

December 31,                                                                     1997

Liabilities and Stockholders' Equity

Current liabilities:
Current portion of long-term debt (Note 7)                                 $2,163,554
Current portion of notes payable to related parties (Note 6)                  434,785
Accounts payable                                                            1,020,101
Accrued liabilities (Note 5)                                                1,196,130
Liability to issue common stock (Note 4)                                    2,234,375
--------------------------------------------------------------------------------------

Total current liabilities                                                   7,048,945
--------------------------------------------------------------------------------------

Long-term debt, less current portion (Note 7)                               1,619,115
Notes payable to related parties, less current portion(Note 6)                323,032
--------------------------------------------------------------------------------------

Total liabilities                                                           8,991,092
--------------------------------------------------------------------------------------

Redeemable common stock (Note 4)                                              500,000
--------------------------------------------------------------------------------------

Commitments and contingencies (Note 8)

Stockholders' equity (Notes 4, 9 and 13):
Series A Convertible Preferred Stock, $2 par value,                         1,200,000
   700,000 shares authorized,600,000 issued and outstanding,
Series B Convertible Preferred Stock, $2 par value,                           700,000
   350,000 shares authorized, issued and outstanding,
Series C Convertible Preferred Stock, no par value,                           120,000
   120 shares authorized, issued and outstanding
Series D Convertible Preferred Stock, 2,500 shares authorized,
   none issued and outstanding                                                      -
Common Stock, no par value, shares authorized                              17,729,478
   50,000,000; 14,365,600 issued and outstanding,
Accumulated deficit                                                      (10,351,358)
Less: Stock subscription receivable                                       (2,400,000)
--------------------------------------------------------------------------------------

Total stockholders equity                                                  6,998,120.
--------------------------------------------------------------------------------------

Total liabilities and stockholders' equity                               $16,489,212.
--------------------------------------------------------------------------------------

               See accompanying summary of accounting policies and
                   notes to consolidated financial statements.

                                                          JRECK Subs Group, Inc.


                                            Consolidated Statement of Operations
------------------------------------- ------------------------------------------

Year Ended December 31,                                                   1997
-------------------------------------------------------------------------------
Revenues:
   Retail sales:                                                    $1,310,205
   Franchise revenues:                                               1,265,254
-------------------------------------------------------------------------------

                                                                     2,575,459
-------------------------------------------------------------------------------

Operating costs and expenses:
   Cost of sales:                                                      552,940;
   Operating expenses:                                               3,758,657
   Consulting and investor relations:                                4,492,664;
   Goodwill writedown (Note 4):                                        993,820,
-------------------------------------------------------------------------------

                                                                     9,798,081
-------------------------------------------------------------------------------

Operating loss                                                      (7,222,622)
-------------------------------------------------------------------------------
Other income (expense):
   Interest, net:                                                     (484,769);
   Other:                                                               55,733
-------------------------------------------------------------------------------

Loss before income taxes and extraordinary item:                    (7,651,658)

Income tax expense (Note 10):                                         (389,957)
-------------------------------------------------------------------------------

Loss before extraordinary item:                                     (8,041,615)

Extraordinary loss - early extinguishment of debt (Note 13):          (862,029)

Net loss:                                                           (8,041,615)
Preferred Stock dividends:                                             (57,506)
-------------------------------------------------------------------------------

Net loss applicable to common stock:                               $(8,961,150)
-------------------------------------------------------------------------------

Weighted average number of common shares outstanding:               11,040,600
-------------------------------------------------------------------------------

Net loss per common share - basic and diluted:
   Loss before extraordinary item:                                 $      (.73)
   Extraordinary item:                                                    (.08)
-------------------------------------------------------------------------------
     Net loss per common share:                                           (.81)
-------------------------------------------------------------------------------

               See accompanying summary of accounting policies and
                   notes to consolidated financial statements.


                                                                                          JRECK Subs Group, Inc.


                                                                  Consolidated Statement of Stockholders' Equity
---------------------------------------- -----------------------------------------------------------------------
                                Common            Preferred Class A     Preferred Class B    Preferred Class C
                          Shares      Amount      Shares      Amount    Shares     Amount    Shares    Amount
----------------------- ----------- ------------ ---------- ----------- -------- ----------- -------- ----------
Balance,
January 1, 1997          8,781,000    $           700,000  $            350,00  $  700,000        -  $
                                              -              1,400,000                                        -

Conversion of
preferred Class
A to common
stock                      100,000      200,000  (100,000)   (200,000)        -           -        -          -

Common stock issued
for acquisitions         2,045,761    6,531,339          -           -        -           -      120    120,000

Options issued in
connection with
acquisitions                     -      508,000          -           -        -           -        -          -

Stock issued
for equipment              230,000      424,003          -           -        -           -        -          -

Conversion of
debt to equity             445,000    1,307,029          -           -        -           -        -          -

Stock issued for
payment of interest         50,000      146,857          -           -        -           -        -          -

Other stock sales        1,077,213    1,055,500          -           -        -           -        -          -

Stock sold for
subscription
notes receivable           800,000    2,400,000          -           -        -           -        -          -

Stock issued for
services                   229,360      805,048          -           -        -           -        -          -

Exercise of options        360,000      255,000          -           -        -           -        -          -

Issuance of options
and warrants for
services                         -    3,301,302          -           -        -           -        -          -

Stock and options
issued in connection
with debt                   60,000      795,400          -           -        -           -        -          -

Preferred stock
dividend                         -            -          -           -        -           -        -          -

Net loss                         -            -          -           -        -           -        -          -
----------------------- ----------- ------------ ---------- ----------- -------- ----------- -------- ----------
Balance,
December 31, 1997       14,178,334  $17,729,478    600,000  $1,200,000  350,000  $  700,000      120  $ 120,000
--------------------------------------------- ----------- ------------ ---------- ----------- -------- ---------

                                   Subscrip-
                                    tion      Accumulated      Total
                                    Notes        Deficit       Equity
                                 ------------ ------------- -----------
Balance,
January 1, 1997                    $           $             $  709,792
                                           -   (1,390,208)

Conversion of
preferred Class
A to common
stock                                      -             -           -

Common stock issued
for acquisitions                           -             -   6,651,339

Options issued in
connection with
acquisitions                               -             -     508,000

Stock issued
for equipment                              -             -     424,003

Conversion of
debt to equity                             -             -   1,307,029

Stock issued for
payment of interest                        -             -     146,857

Other stock sales                          -             -   1,055,500

Stock sold for
subscription
notes receivable                  (2,400,000)            -           -

Stock issued for
services                                   -             -     805,048

Exercise of options                        -             -     255,000

Issuance of options
and warrants for
services                                   -             -   3,301,302

Stock and options
issued in connection
with debt                                  -             -     795,400

Preferred stock
dividend                                   -      (57,506)    (57,506)

Net loss                                   -   (8,903,644)  (8,903,644)
-----------------------          ------------ ------------- -----------
Balance,
December 31, 1997                $(2,400,000)$(10,351,358) $ 6,998,120
                                 ----------- ------------  -----------

                 See accompanying summary of accounting policies and notes to consolidated financial statements.

                                                                                                   JRECK Subs Group, Inc.


                                                                                     Consolidated Statement of Cash Flows
------------------------------------- -----------------------------------------------------------------------------------

Year ended December 31,                                                                                             1997
----------------------------------------------------------------------------------------------- -------------------------

Cash flows from operating activities:
Net loss:                                                                                                   $ (8,903,644)
Adjustments to reconcile net loss to net cash used:
   Amortization and depreciation:                                                                                506,742
   Writedown and goodwill:                                                                                       993,820
   Bad debts:                                                                                                    166,831
   Gain on disposal of equipment:                                                                                 (2,365)
   Stock issued for interest expense:                                                                            146,857
   Stock and stock options  issued as  consideration  for  consulting  and investor  relations                 4,038,249
     expense:
   Extraordinary loss resulting from issuance of stock on retirement of debt:                                    862,029:
   Charge off of offering costs and deferred loan costs                                                           67,267
   Other:                                                                                                        (36,595)
   Changes in assets and liabilities, net of assets and liabilities acquired:
     Increase in accounts receivable:                                                                            (48,274)
     Increase in prepaid expenses:                                                                               (21,774)
     Decrease in deferred tax asset:                                                                             387,846
     Increase in accounts payable:                                                                               366,879
     Increase in accrued liabilities:                                                                            204,494
----------------------------------------------------------------------------------------------- -------------------------

Net cash used in operating activities:                                                                        (1,273,638)
----------------------------------------------------------------------------------------------- -------------------------

Cash flows from investing activities:
   Purchase of property and equipment:                                                                           (49,726)
   Net cash paid in connection with acquisitions:                                                               (408,417)
   Note receivable considered worthless:                                                                         104,141
   Advances made on notes receivable:                                                                           (246,497)
   Payments from notes receivable:                                                                                86,982
----------------------------------------------------------------------------------------------- -------------------------

Net cash used in investing activities:                                                                          (513,517)
----------------------------------------------------------------------------------------------- -------------------------

Cash flows from financing activities:
   Proceeds from the sale of common stock:                                                                     1,055,500
   Proceeds from exercise of stock options:                                                                      255,000
   Proceeds from long-term debt:                                                                                 840,758
   Payments on long-term debt:                                                                                  (652,096)
   Proceeds from related party notes payable:                                                                    792,748
   Payments on related party notes payable:                                                                     (124,703)
----------------------------------------------------------------------------------------------- -------------------------

Net cash provided by financing activities:                                                                     2,167,207
----------------------------------------------------------------------------------------------- -------------------------

   Net increase in cash and cash equivalents:                                                                    380,052
----------------------------------------------------------------------------------------------- -------------------------

   Cash and cash equivalents, beginning of year:                                                                  47,368
----------------------------------------------------------------------------------------------- -------------------------

   Cash and cash equivalents, end of year:                                                               $       427,420
=============================================================================================== =========================

               See accompanying summary of accounting policies and
                   notes to consolidated financial statements.

                                                          JRECK Subs Group, Inc.


                                                  Summary of Accounting Policies
------------------------------------- ------------------------------------------

Principles of              The  consolidated  financial  statements  include the
Consolidation              accounts   of  JRECK  Subs   Group,   Inc.   and  its
                           wholly-owned   subsidiaries   ("the  Company").   All
                           significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates           The  preparation of financial statement in conformity
                           with   generally   accepted   accounting   principles
                           requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash              For financial presentation   purposes,  the   Company
Equivalents                considers those short-term highly liquid  investments
                           with original maturities of three months or less to be cash and cash equivalents.

Property                   Property   and   equipment   are  stated   at   cost.
and Equipment              Depreciation  expense is provided using the straight-
                           line method for financial statement purposes and accelerated methods for federal income tax purposes over the estimated useful lives of the various assets, generally 5 to 40 years.

Intangible Assets          Goodwill

                           Goodwill represents the excess of cost over the fair value of net assets acquired and is being amortized on a straight-line method over 20 years. The realizability of goodwill is evaluated periodically for impairment events or if changes in circumstances indicate a possible inability to recover the carrying amount. When any such impairment exists, the related assets are written down to fair value.

                           Covenants Not to Compete

                           Covenants not to compete are amortized straight-line over the estimated useful lives, ranging from three to six years.

                                                          JRECK Subs Group, Inc.


                                                  Summary of Accounting Policies
------------------------------------- ------------------------------------------

Revenue Recognition Continuing franchise fee revenue is recognized as earned. Franchise fee revenue from an individual franchise sale is recognized when all material services or conditions relating to the sale have been substantially performed. Revenues from company-owned stores are recognized when received.

Stock-Based                Stock-based  compensation  is accounted  for by using
Compensation               the  intrinsic value based method in accordance  with
                           Accounting   Principles   Board   Opinion   No.   25,
                           "Accounting  for  Stock  Issued to  Employees"  ("APB
                           25"). The company has adopted Statements of Financial
                           Accounting   Standards  No.  123,   "Accounting   for
                           Stock-Based Compensation," ("SFAS No. 123") which allows companies to either continue to account for stock-based compensation to employees, or to adopt a fair value based method of accounting. The Company has continued with its current method of accounting in accordance with APB 25 for employees, but has made the required pro forma disclosures in accordance with SFAS No. 123.

Fair Value of Financial    Statement of Financial Accounting  Standards No. 107,
Instruments                "Disclosures   about   Fair    Value   of   Financial
                           Instruments,"   requires  disclosure  of  fair  value
                           information about financial  instruments.  Fair value
                           estimates  discussed  herein are based  upon  certain
                           market   assumptions   and   pertinent    information
                           available to management as of December 31, 1997.

                           The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and equivalents, trade receivables, accounts payable and accrued expenses. Fair values were assumed to approximated carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. The fair value of the Company's notes payable is estimated based upon the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. The carrying value approximates the fair value of the notes payable.

                                                          JRECK Subs Group, Inc.


                                                  Summary of Accounting Policies
------------------------------------- ------------------------------------------

Net Loss Per               Effective  December 31, 1997, the company has adopted
Common Share               the  provisions of Statement of Financial  Accounting
                           Standards  No. 128,  "Earnings  per Share" ("SFAS No.
                           128"). SFAS No. 128 replaces the previously  reported
                           primary  and fully  diluted  earnings  per share with
                           basic and diluted earnings per share.  Unlike primary
                           earnings per share,  basic earnings per share exclude
                           any  dilutive   effects  of  options,   warrants  and
                           convertible securities.  Contingently issuable shares
                           under the applicable acquisition agreements (see Note
                           4) are included in basic earnings (loss) per share as
                           of  the  date  all  necessary  conditions  have  been
                           satisfied. Contingently issued shares are included in
                           diluted earnings (loss) per share based on the number
                           of shares,  if any, that would be issuable  under the
                           terms of the acquisition agreements if the end of the
                           reporting  period  were  the  end of the  contingency
                           period.  Diluted  earnings  per  share  are  computed
                           similarly to fully  diluted  earnings per share.  The
                           Company's  calculation for basic and diluted earnings
                           per share is the same as the Company has a loss,  and
                           the   impact   of   potential    common   shares   is
                           antidilutive.   Basic  earnings  per  share  includes
                           700,000  shares from the  liability  to issue  common
                           stock.  Potential  common  shares  include  1,996,000
                           stock options,  1,250,000 warrants and 965,986 shares
                           underlying  the  convertible   preferred  stock.  The
                           maximum number of contingent shares to be issued is 750,000, none of which would be issuable under the terms of the acquisition agreements if the end of the contingency period were the end of the reporting period. All loss per share amounts for all periods presented have been restated to conform to the requirements of SFAS No. 128.

Income Taxes               The Company  accounts for  income taxes in accordance
                           with Statement of Financial  Accounting Standards No.
                           109,  "Accounting  for Income  Taxes," which requires
                           recognition  of  estimated  income  taxes  payable or
                           refundable on income tax returns for the current year
                           and for the estimated future tax effect  attributable
                           to   temporary    difference    and    carryforwards.
                           Measurement of deferred income tax is based on enacted income tax assets being reduced by available tax benefits not expected to be realized.

Impairment of              The Company adopted Statement of Financial Accounting
Long-Lived Assets          Standards  No. 121, "Accounting  for  the  Impairment
                           of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," (SFAS No. 121") during 1997. SFAS No.
                           121 requires impairment losses to be recorded on long-lived assets used in operations and goodwill when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

                                                          JRECK Subs Group, Inc.


                                                  Summary of Accounting Policies
------------------------------------- ------------------------------------------

Recent Accounting          In June  1997,  the  Financial  Accounting  Standards
Pronouncements             Board  issued   Statement  of   Financial  Accounting
                           Standards No. 130, "Reporting  Comprehensive  Income"
                           ("SFAS No.  130"),  and No.  131,  "Disclosure  about
                           Segments of an  Enterprise  and Related  Information"
                           ("SFAS No. 131"). SFAS 130 establishes  standards for
                           reporting and displaying  comprehensive  income,  its
                           components  and   accumulated   balances.   SFAS  131
                           establishes   standards   for  the  way  that  public
                           companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public.
                           Both SFAS 130 and SFAS 131 are effective for periods beginning after December 15, 1997. The Company has not determined the impact that the adoption of these new accounting standards will have on its future financial statements and disclosures.

                           In June 1998, the Financial Accounting Standards Board issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the fair or loss is recognized in income in the period of change. SFAS 133 is effective for all fiscal quarters or fiscal years beginning after June 15, 1999.

                           Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard on January 1, 2000 to affect its financial statements.

                                                          JRECK Subs Group, Inc.


                                                  Summary of Accounting Policies
------------------------------------- ------------------------------------------

Risk and                   The  primary  uncertainty  which  the  Company  faces
Uncertainties              is its  ability  to  locate knowledgeable  franchises
                           who also have the financial resources to successfully operate the stores. In addition, the Company needs to be able to identify appropriate locations for its new franchised stores. The company believes that it has taken the steps necessary to minimize these risks.

                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------

1. Nature of Organization   JRECK Subs Group,  Inc.,  f/k/a/ Circa Media,  Inc.,
                            (the  "Company")  was organized on July 19, 1995. On
                            May 7,  1996,  the  company  acquired  100% of JRECK
                            Subs,  Inc., a multi-concept  franchisor of sandwich
                            shops  in the  state  of  New  York.  For  financial
                            reporting  purposes,  the  acquisition was accounted
                            for as a reverse  merger,  whereby JRECK Subs,  Inc.
                            was deemed to be the acquiring entity.  During 1997,
                            the  Company   acquired   various  other  franchisor
                            companies located in various geographic locations throughout the United States (see Note 4). The company's headquarters are located in Longwood, Florida. The various franchise agreements are for terms ranging from 10 to 15 years and contain various renewal options.

                            Currently, the company serves as the franchisor to approximately 288 stores operating under various trade names. Franchise arrangements include a license to operate under the applicable trade name and generally provide for the receipt of initial fees, as well as continuing service fees and royalties based upon a percentage of sales. In addition, the Company offers guidance and assistance to the franchisees in areas such as product preparation, equipment purchasing, marketing, administrative support and employee training. In addition, the company owns and operates approximately 11 of the franchised stores.

2. Prepaid Expenses         Prepaid expenses  are comprised  of the following at
                            December 31, 1997:

                            -----------------------------------------------

                            Prepaid consulting fee:          $   618,056
                            Other:                               112,755
                            -----------------------------------------------

                                                             $   730,811
                            -----------------------------------------------

                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------

3. Property and            Property  and  equipment are summarized as follows:
   Equipment

                                                                    1997
                           -----------------------------------------------

                           Land and building:                 $   370,000
                           Machinery and equipment:             1,707,064
                           Office and computer equipment:          64,744
                           Vehicles:                               82,135
                           Leasehold improvements:                 41,457
                           -----------------------------------------------

                                                                2,265,400
                           Less accumulated depreciation:        (334,410)
                           -----------------------------------------------

                           Net property and equipment:         $1,930,990
                           -----------------------------------------------

4. Acquisitions            During the year, the Company  acquired seven entities
                           through  the   purchase  of  assets  or  stock.   The
                           acquisition   have  been   accounted  for  using  the
                           purchase method of accounting, and the results of the
                           acquired   businesses   have  been  included  in  the
                           consolidated  financial  statements since the date of
                           acquisition.  The excess of the  purchase  price over
                           the  fair  values  of the  net  assets  acquired  was
                           $13,061,710 and has been recorded as goodwill,  which
                           is being amortized on a  straight-line  basis over 20
                           years  based  on  the  expected  future  undiscounted
                           operating  cash  flows  of  the  related   businesses
                           acquired.

                           Chai Enterprises, Inc

                           On June 19, 1997, the company, through its wholly-owned subsidiary, Leovera, Inc., acquired all of the bakery equipment of Chai Enterprises, Inc. ("Chai"). Chai is the franchisor of the Hymie's bagel restaurant chain located in Tampa, Florida. The purchase price of the Chai assets consisted of 289,500 shares of the Company's Common Stock, valued at $4.598 per share ($1,331,156) and $200,000 cash.

                           The transaction was recorded as follows:

                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------

                           -----------------------------------------------------

                           Total consideration paid                 $1,531,156
                           Less, fair value of assets acquired       (537,336)
                           -----------------------------------------------------

                           Excess cost of net assets acquired       $  993,830
                           -----------------------------------------------------

                           Seawest Sub Shops, Inc.

                           On June 30, 1997, the Company acquired all of the outstanding shares of Seawest Sub Shops, Inc. ("Seawest"). Seawest is the franchisor of sandwich restaurants in Seattle, Washington. The purchase price of Seawest was $150,000 cash. In addition, the Company entered into a noncompete agreement with the former shareholder valued at $502,000. Consideration for the agreement consisted of a $96,000 note payable and stock options valued at $4.06 per share ($406,000).

                           The transaction was recorded as follows:


                           -----------------------------------------------------
                           -----------------------------------------------------

                           Total consideration paid                 $  150,000
                           Less, fair value of assets acquired        (231,281)
                           Liabilities assumed                         976,106
                           ----------------------------------------------------

                           Excess cost of net assets acquired       $  894,825
                           ----------------------------------------------------

                           As noted above, options were granted to purchase up to 100,000 shares of Company Common Stock to the prior owners of Seawest. These options are exercisable at $.001 per share during an 18-month period between December 1997 and May 1999. Upon requests of the prior owner of Seawest, the Company is obligated to repurchase any exercised shares at the greater of fair market value of $3.25 per share over a mutually agreeable period of time which has not been determined. Subsequent to year end, 25,000 options were exercised.

                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------

                           Richey Enterprises, Inc.

                           On August 15, 1997, the Company acquired all of the outstanding common stock of Richey Enterprises, Inc. ("Richey"). Richey was the franchisor of the Georgio's sandwich restaurants located in Seattle Washington. The purchase price of Richey consisted of 93,794 shares of the Company's Common Stock, valued at $3.625 per share.

                           The transaction was recorded as follows:

                           -----------------------------------------------------
                           Common stock issued in connection with
                              acquisition                           $ 340,000
                           Less, fair value of assets acquired:       (95,174)
                           Liabilities assumed:                       143,057
                           ----------------------------------------------------

                           Excess cost of net assets acquired:      $ 387,883
                           ----------------------------------------------------

                           The Company is obligated to reimburse the prior owners of Richey if the fair market value of the Company's Common Stock falls below 80% of its value on the original closing date. This contingency takes effect only if the prior owners of Richey transfer their shares to a third party during the first 30 days following the anniversary date of the closing.

                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------

                           Little King, Inc.

                           On August 31, 1997, the Company purchased the outstanding share of Little King, Inc., a franchisor of sandwich restaurants in Omaha, Nebraska. In addition to the purchase of the Little King shares, the Company purchased certain assets and assumed certain liabilities from a separate entity related by common ownership to the previous Little King Owners. These assets and liabilities represent company-owned stores. In addition, the Company entered into a noncompete agreement with the former shareholder valued at $100,000.

                           The   purchase   price   of   Little   King  and  the
                           company-owned stores was $3,825,000 as follows:

                           -----------------------------------------------------

                           500,000 shares of Company Common Stock     1,531,250
                           700,000 shares of Company Common Stock
                              (to be issued within 12 months)         2,143,750
                           Cash paid                                     50,000
                           Note payable                                 100,000
                           -----------------------------------------------------

                           Total acquisition price                   $3,825,000
                           -----------------------------------------------------

                           The 1,200,000 shares of Company Common Stock were valued at $3.0625 per share.

                           The transaction was recorded as follows:
                           -----------------------------------------------------

                           Total consideration paid                  $3,825,000
                           Less, fair value of assets acquired         (475,470)
                           Liabilities assumed                        1,230,675
                           -----------------------------------------------------

                           Excess cost of net assets acquired        $4,580,205
                           -----------------------------------------------------

                           Total consideration paid is subject to periodic adjustment based

                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------

                           on the difference between the market value of the 700,000 shares of the Company's stock at date of acquisition until such time as the shares are issued. At December 31, 1997, goodwill and the liability to issue common stock decreased by $350,000 due to a decline in market value of the Company's stock. The obligation to issue the additional 700,000 shares is included in the "Liability to issue common stock" on the accompanying consolidated balance sheet.

                           In addition to the consideration shown above, the Company is contingently liable to the previous owners of Little King for up to 100,000 shares of Company Common Stock. The issuance of these shares is contingent upon Little King achieving $900,000 in continuing franchise fees or selling $400,000 of initial franchise fees during 1998. No provision has been provided for this contingency in the accompanying consolidated financial statements.

                           In addition, the Company must provided the prior owners of Little King the opportunity to repurchase Little King, based on a fair market value, as defined, if the quoted closing market price of Company Common Stock is less than $1.50 per share on the second anniversary of the closing of the acquisition.

                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------

                           Quality Franchise Systems, Inc.

                           On September 30, 1997, the Company purchased all of the outstanding shares of Quality Franchise Systems, Inc. ("QFS"). QFS is the franchisor of Mountain Mike's Pizza restaurants located in Northern California through a newly created wholly-owned subsidiary.

                           The purchase price of QFS is summarized as follows:

                            ----------------------------------------------------

                            Company Common Stock                     $2,643,653
                            Liability to issue common stock             440,625
                            Company Series "C" Preferred Stock,
                               120 shares                               120,000
                            Options for 32,204 shares of Company
                               Common Stock                              23,000
                            ----------------------------------------------------

                            Total acquisition price                  $3,227,278
                            ----------------------------------------------------

                           The Company's Common Stock was valued at $2.9375 per share. The Series "C" Preferred Stock is valued at its par value of $1,000 per share. The value of the stock options were computed using the market value at the date of grant.

                           The transaction was recorded as follows:

                            ----------------------------------------------------

                            Total consideration paid                 $3,227,278
                            Less, fair value of assets acquired       (325,406)
                            Liabilities assumed                       1,047,261
                            ----------------------------------------------------

                            Excess cost of net assets acquired       $3,949,133
                            ----------------------------------------------------

                           The Company is contingently liable to the previous owners of QFS for up to 650,000 shares of Company
                           Common   Stock   as  a   result   of  the   following
                           arrangements:

                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------

                             (1) A payment of up to an additional 500,000 shares
                                 based on the 1998 earnings of the Mountain Mike's division, as defined. Since this contingency is based on an uncertain future event, no purchase price adjustment was made in the accompanying financial statements.

                             (2) The  contingency  for  the  remaining   150,000
                                 shares was based on the market price performance of the Company's Common Stock for the period of October 1, 1997 through January 31, 1998. Since the Company's stock did not meet the required price levels, a purchase price adjustment of $440,625 was made based on the fair market value of the Company's stock at the date of acquisition. In March 1998, the Company issued these shares in satisfaction of the obligation of this obligation.

                           Pastry Product Producers, LLC

                           On October 28, 1997, the Company acquired the remaining 50% interest of Pastry Product Producers, LLC ("Pastry"). Pastry is a bakery operation which primarily serves the JRECK restaurant franchisees. In 1996, the Company purchased a 50% investment in Pastry and accounted for it under the equity method. The balance sheet of Pastry as of December 31, 1997 and its results of operation for the period between the acquisition date of the remaining 50% ownership and year end has been consolidated in the accompanying financial statements. The Company's share of operations prior to the acquisition have been treated as a loss on equity investment and classified as such in the statement of operations.

                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------

                           The carrying value of the original 50% of Pastry was $743,984, consisting of 350,000 shares of $2 par Series "B" preferred stock, plus $43,984 in subsidiary equity earnings.

                           The purchase price of the remaining 50% of Pastry is comprised of the following:


                           -----------------------------------------------------

                           Company Common Stock, 262,5000 shares       $658,594
                           Options for 37,500 shares of Company
                              Common Stock:                              79,000
                           Other                                         48,000
                           -----------------------------------------------------

                           Total acquisition price of remaining
                           50% share                                   $785,594
                           -----------------------------------------------------

                           The Company's Common Stock was valued at $2.509 per share. The value of the stock options were computed based upon the market value at the date of grant.

                           The transaction was recorded as follows:

                           -----------------------------------------------------

                           Total consideration paid                    $785,594
                           Carrying value of initial 50% investment     743,984
                           Less, fair value of assets acquired         (669,738)
                           Liabilities assumed                          269,697
                           -----------------------------------------------------

                           Excess cost of net assets acquired        $1,129,537
                           -----------------------------------------------------

                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------

                           SBK Franchise Systems, Inc.

                           On December 4, 1997, the company purchased the outstanding shares of SBK Franchise Systems, Inc. ("SBK"). SBK is the franchisor of the SBK sandwich restaurant chain in Central Florida.

                           The purchase price of SBK consisted of a note payable for $500,000, cash of $100,000 and 187,266 shares of the Company's Common Stock valued at $2.8125 per share ($526,686).

                           The transaction was recorded as follows:

                           -----------------------------------------------------

                           Total consideration paid                 $1,126,686
                           Less, fair value of assets acquired         (90,342)
                           Liabilities assumed                           9,963
                           ----------------------------------------------------

                           Excess cost of net assets acquired       $1,126,307
                           ----------------------------------------------------

                           The prior owners of SBK have the right to require the Company to repurchase 187,266 shares at a purchase price of $2.67 per share. The Company is only required to repurchase a maximum of 37,453 shares in any six-month period commencing six months from the date of closing. The redeemable common stock purchase obligation is noncumulative and expires June 2000.

                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------

                           Pro Forma Financial Information (Unaudited)

                           The following summarized unaudited pro forma consolidated results of operation have been prepared as if the preceding acquisitions occurred at the beginning of 1997 and includes pro forma adjustments for interest, depreciation amortization:

                           -------------------------------------------------------- --------------------
                           Revenue                                                  $       5,929,447

                           Net loss before extraordinary item                       $      (9,066,438)

                           Loss from extraordinary item, net of taxes               $        (862,029)
                           -------------------------------------------------------- --------------------

                           Net loss                                                 $      (9,928,467)

                           EPS - Basic and diluted:

                           Net loss before extraordinary item                       $            (.69)

                           Net loss from extraordinary item, net of taxes           $            (.07)
                           -------------------------------------------------------- --------------------

                           Net loss                                                 $            (.76)
                           -------------------------------------------------------- --------------------

                           Weighted average number of common shares outstanding
                                                                                    $      13,084,817
                           =============================================================================

                           The pro forma consolidated results do not purport to be indicative of results that would have occurred had the acquisitions been in effect for the periods presented, nor do they purport to be indicative of the results that will be obtained in the future.

                           At December 31, 1997, the Company recognized a goodwill impairment charge of $993,820 related to the acquisition of Chai Enterprises. In determining the amount of the impairment charge, the Company developed its best estimate of the future operating cash flows attributable to the assets purchased. In the fourth quarter, the Company concluded that based on current market

                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------

                           conditions, including the reduction in the number of franchises, the anticipated future cash flows indicated the recoverability of the goodwill was not reasonably assured.

5. Accrued                 Accrued liabilities are  comprised  of the  following
   Liability               at December 31, 1997:

                           -----------------------------------------------------

                           Accrued consulting fees                $     550,000
                           Deferred revenue                             212,000
                           Accrued payroll and reltated                 122,962
                           Other                                        311,168
                           -----------------------------------------------------

                                                                  $   1,196,130
                           -----------------------------------------------------

                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------

6. Notes Payable to        Notes  payable  to  related  parties  consist  of the
   Related Parties         following:

                           ---------------------------------------------------------------------------------
                           Notes payable to stockholder  bearing  interest at 9%
                           monthly interest-only  payments through January 1999,
                           then monthly payments of $3,121,  including principal
                           and interest  through its maturity in December  2008.
                           The notes are  unsecured.  $ 323,032  Note payable to
                           stockholder,   unsecured,   bearing  interest  at  8%
                           payable  in  monthly  interest-only   payments  until
                           December  1998,  at which time all  remaining  unpaid
                           interest plus principal is due.                                         334,785

                           Note payable to stockholder  bearing  interest at 10%
                           principal and accrued interest due upon demand.  This
                           note is unsecured.                                                      100,000
                           ---------------------------------------------------------------------------------

                           Total related party notes payable                                       757,817

                           Less current portion                                                   (434,785)
                           ---------------------------------------------------------------------------------

                           Long-term portion of related party notes payable                     $  323,032
                           =================================================================================

                           Interest expense on the above related party debt totaled $38,854 during 1997


                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------

7. Long Term Debt Long term debt consists of the following:

Year ended December 31,                                                                                             1997
--------------------------------------- ---------------------------------------------------------------------------------

Various  uncollateralized notes payable, bearing interest at rates between 8% and 12% per annum,  $           553,642
maturing between March 1998 and February 2002

Convertible  notes payable bearing interest at 12.75% per annum,  interest payable quarterly and              530,000
principal  due March 2000,  collateralized  by revenues  generated  from  franchise  agreements, convertible into Common Stock at $10.86 per share.

Note payable to former owner of acquired  subsidiary bearing interest at 7% per annum,  interest              500,000
payable  monthly and  principal  due in full in  December  1998,  collateralized  by all royalty revenues generated by SBK, Inc.

Uncollateralized non-interest bearing debt assumed in acquisition of Seawest, 348,000 principal payable monthly in amounts of $4,000 until paid in full.

Commercial  paper,  bearing  interest at 10.5% per annum,  interest and  principal due September              283,630
1998, notes are uncollateralized.

FDIC promissory notes bearing interest at 10% per annum, accrued interest and principal due on                257,584
demand, notes are uncollateralized.

Uncollateralized notes payable, bearing interest at 15% per annum, interest payable monthly and               180,000
notes mature November 2004.

Uncollateralized  note payable,  net of  unamortized  original issue discount of                              176,800
$73,200,  bearing interest at 15% per annum,  interest  payable monthly with principal due in March 1998.

Uncollateralized note payable, bearing interest at 10% per annum, payable in weekly principal                 155,523
and interest payments of $1,750 until April 17, 1998, in which a balloon payment of $139,408 is due.  The Company is in the process of negotiating a modification of the terms of the debt.

Uncollateralized note payable, bearing interest at 10% per annum, payable in monthly interest                 150,000
and principal payments of $2,494 through November 2004.

Bank note  payable,  bearing  interest at 10.75% per annum,  principal  monthly in the amount of              138,435
$500 plus accrued interest, collateralized by equipment.


                                      F-26

                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------------------------------------------------------

Bank note payable,  bearing interest at 6.5% per annum, interest payable monthly                              135,000
with  principal  balance  due April  1998,  guaranteed  by prior owner of Little
Kings.

Bank note payable,  bearing interest at 10.5% per annum,  interest and principal                              124,111
payable  monthly in the amount of $1,750  through  February  2002 with a balloon
payment  of  $107,444  due  March  2002,   collateralized  by  certain  accounts
receivable, inventory and fixed assets.
------------------------------------------------------------------------------------------------- -----------------------

3,782,669 Less current portion                                                                             (2,163,554)
------------------------------------------------------------------------------------------------- -----------------------

Total long-term debt                                                                              $         1,619,115
================================================================================================= =======================

Interest expense on long-term debt during 1997 amounted to $174,648

The annual maturities of long-term debt and related party debt for the five years subsequent to year end are as follows:

                                   Long-          Related
                                    Term            Party
                                    Debt             Debt            Total
----------------------- ----------------- ---------------- ----------------
1998                           2,163,554        $ 434,785       $2,598,339
1999                             192,683           39,636          232,319
2000                             709,865           39,636          749,501
2001                             216,533           39,636          256,169
2002                              75,890           39,636          115,526
Thereafter                       424,144          164,488          588,632
----------------------- ----------------- ---------------- ----------------
                              $3,782,669        $ 757,817       $4,540,486
----------------------- ----------------- ---------------- ----------------

                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------

8. Commitments and         The Company  leases  office  and  store  space  under
   Contingencies           certain  operating leases  which expire through 2008.
                           Certain of these leases have been entered into with a related party of the Company. Total rent expenses for the year ended December 31, 1997 was $222,305, of which $114,740 was allocable to the related party.

                           Future annual minimum lease payments due under these operating leases at December 31, 1997 are as follows:

                                            Related      Third
                                             Party       Party
                                             Leases      Leases        Total
                           ------------ ------------ ----------- ------------

                           1998         $   344,220  $   98,616  $   442,836
                           1999             185,820      83,616      269,436
                           2000             167,820      83,616      251,436
                           2001             167,820      26,916      194,736
                           2002             139,020      26,916      165,936
                           Thereafter       498,480      80,748      579,228
                           ------------ ------------ ----------- ------------

                                        $ 1,503,180  $  400,428  $ 1,903,608
                           ------------ ------------ ----------- ------------

                           As mentioned in Note 4, certain of the acquisitions consummated during 1997 contained provisions for contingent payment of options or shares of Company Common Stock. In addition to these contingencies, the company was also contingently liable for certain consulting and investor relation services to third party advisors. The following summarizes the arrangements in which the Company is contingently liable for consulting and investor relation services.

                           In December 1997, the Company entered into an arrangement in which it was to receive certain advisory services on capital and earnings growth. As partial payment for these services, the Company is contingently obligated to provide warrants for up to 500,000 shares of Company Common Stock in the event the Company either raises $10,000,000 or achieves a total store level of 630 units within three years. The fair market value of these options at date of issuance was

                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------

                           recorded as prepaid consulting expense of $512,500 as management believes the Company will achieve the 630-store level through acquisitions.

                           During the year, the Company entered into an agreement to have certain publishing services performed. The consideration for these services includes an obligation for the cash payment of $550,000 and options to purchase up to 300,000 shares of Company Common Stock at exercise prices ranging from $2.81 to $3.93 per share. The fair value of the options granted plus the $550,000 were recorded as a consulting expense.

                           Franchise Agreements

                           Under the terms of the various franchise agreements, the franchises are obligated for the payment of the following fees to the Company:

                              Franchise Fees

                              In  accordance  with the  terms  of the  franchise
                              agreements,   the  Company   receives  an  initial
                              franchise fee of $5,000 to $25,000.

                              Royalties

                              The Company receives royalties ranging from 3% to 5% of gross sales from the franchisees' operations of the restaurants.

                              Advertising Fund

                              The franchise agreements require the franchisees to contribute to an advertising fund based upon 2% to 4% of gross sales. The funds are maintained in separate bank accounts, and their use is restricted solely for advertising, marketing, and public relations programs and materials to develop the goodwill and public image of each of the respective franchises.

                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------

9. Stockholders' The following is a synopsis of significant Equity transactions involving Company Common and Preferred Stock.

                           (a) In 1996, the Company designated and issued 700,000 shares of Series A voting nonredeemable cumulative convertible preferred stock. The preferred stock is entitled to cumulative, preferential dividends at a rate of $.09 per share and is convertible into common stock at a conversion rate of one share of common stock for each preferred share. The stock is redeemable in liquidation at $2.00 per share. During 1997, the holders of Series A preferred stock converted 100,000 shares into 100,000 shares of common stock.

                           (b) In 1996, the Company designated and issued 350,000 shares of Series B voting nonredeemable convertible preferred stock. The Series B preferred stock is entitles to receive noncumulative preferential dividends only when and as declared by the Board of Directors and is convertible into common stock at a conversion rate of one share of common stock for each preferred share. The stock is redeemable in liquidation at $2.00 per share.

                           (c) In September 1997, the Company designated and issued 120 shares of no par value Series C convertible preferred stock in connection with the acquisition of Quality Franchise Systems, Inc. The Series C preferred stock is entitled to cumulative dividends at a rate of $32.50 per share per quarter and is convertible into common stock ar a rate of 133.22 shares of common stock for each preferred share with a face amount of $1,000. The stock is redeemable at the option of the Company or in liquidation at a rate of $1,000 per share.

                           (d) In December 1997, the company designated 2,500 shares of Series D convertible preferred stock. The Series D preferred stock is entitled to cumulative dividends at a rate of 8% of the face value per year and is convertible into common stock at a rate of 65% of the average market price of the common stock for five days immediately prior to the conversion date. The stock is redeemable in liquidation at a rate of $1,300 per share.

                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------

                                As mentioned in Note 12 these shares were part of a private placement offering which occurred in January 1998.

                           (e) During 1997, the Company acquired equipment valued at $424,003 in exchange for 230,000 restricted shares of common stock.

                           (f) As described further in Note 13, the Company issued 495,000 shares of its restricted shares of common stock.

                           (g) During 1997, the Company sold to accredited investors a total of 1,077,213 shares of the Company's freely-traded common stock at purchase prices ranging from $.53 to $2.25 per share in private transactions exempt from registration under applicable Federal securities laws. The Company collected proceeds of $1,055,500 in connection with these transactions. No offering costs were incurred as part of the transactions.

                           (h) As mentioned in Note 13, the Company sold to an officer and a consultant 800,000 shares of restricted common stock for $3.00 per share (fair value) in exchange for subscription notes in the amount of $2,400,000. The subscription notes bear interest at 9.5% per annum and are due on or before September 2000. The officer and the consultant also retain the right to require the Company to repurchase the shares in exchange for cancellation of the notes throughout the three year note terms.

                           (i) During the year ended December 31, 1997, the company issued 229,360 shares of restricted common stock, options to purchase 1,025,000 shares of common stock at exercise prices ranging from $.75 to #3.93, and warrants to purchase 1,250,000 shares of common stock at exercise prices ranging from $1.92 to $3.84 in connection with the compensation of certain consultants. The weighted average fair value of the warrants is $1.51. The total expense recorded in connection with the transactions amounted to $805,048 for the common stock based upon the market value at the date of issuance and $3,301,302 for the options and warrants based upon the market value at the date of grant.

                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------

                           (j) During May 1997, the company borrowed $180,000 from three unrelated individuals and granted these individuals options to purchase 180,000 shares of common stock at $.50 per share as additional compensation for the loans. The stock options were valued at $649,000 which represented the market value at the date of grant. This amount was recorded as prepaid interest and is being amortized as interest expense over seven years based on the life of the loans.

                                During November 1997, the Company borrowed $250,000 from an unrelated company and granted 60,000 shares of restricted common stock. The common stock was valued at $146,400 based upon the market value at the date of issuance and was recorded as an original issue discount to be accredited over the life of the loan.

                           (k) During 1997, two consultants and a lender exercised their options in exchange for 360,000 shares of Company Common Stock. In connection with these transactions the Company received cash proceeds of $225,000.

                           (l) In December 1997, the Board of Directors voted to retire all outstanding shares of treasury stock. As a result of retiring the treasury stock, the Company reclassified the outstanding $1,600,000 balance to common stock.

                           The Company applies APB Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for options issued to employees. Accordingly, no compensation cost has been recognized for options granted to employees at exercise prices which equal or exceed the market price of the company's common stock at the date of grant. Options granted at exercise prices below market prices are recognized as compensation cost measured as the difference between market price and exercise price at the date of grant.

                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------

                           SFAS No. 123 "Accounting for Stock-Based Compensation." requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost for the Company's employee stock options had been determined in accordance with the fair value based method prescribed in SFAS 123. The company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997; no dividend yield; an expected life of five years; expected volatility of 64% and risk-free interest rate of 6.0%.

                           Under the accounting provisions of SFAS 123, the Company's net loss and loss per share would have been reduced to the pro forma amounts indicated below:

                                                                      1997
                           -----------------------------------------------------

                           Net loss
                                As reported                      $ (8,903,644)
                                Pro forma                        $(10,058,644)

                           Loss per share - basic and diluted
                                As Reported                      $       (.81)
                                Pro forma                        $       (.91)
                           -----------------------------------------------------


                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------


                           A summary of the status of employee and nonemployee options as of December 31, 1997 and changes during the year ended on those dates are presented below:

                                                                                          1997
                                                                              ------------------------------
                                                                                                   Weighted
                                                                                                    Average
                                                                                                   Exercise
                                                                                        Shares        Price
                           -------------------------------------------------- ----------------- ------------

                           Balance at beginning of year                                      -  $         -
                             Granted                                                 2,374,704         2.11
                             Less, options exercised during year                       360,000          .71
                             Less, options expired during year                          18,704         3.08
                           -------------------------------------------------- ----------------- ------------

                           Balance at end of year                                    1,996,000         2.36
                           -------------------------------------------------- ----------------- ------------

                           Options exercisable at year end                           1,966,000        $2.36

                           Weighted average fair value of options granted
                             during the year                                                          $1.62

                           The following table summarizes information about options under the plan outstanding at December 31, 1997:


                                    Options Outstanding                                      Options Exercisable
                             -----------------------------------                      -----------------------------------
                                 Number        Weighted-Average                         Number
Range of                       Outstanding        Remaining       Weighted-Average     Exercisable     Weighted-Average
Exercise Prices              at Dec. 31, 1997   Contractual Life   Exercise Price     at Dec. 31, 1997 Exercise Price
---------------------------- ---------------- ------------------ -------------------- ---------------- ------------------
$.001 to 1.22                        482,500                6.6  $               .57          482,500  $             .57
$2.75 to 3.93                      1,513,500                3.5                 2.93        1,513,500               2.93
---------------------------- ---------------- ------------------ -------------------- ---------------- ------------------

                                   1,996,000                3.5                $2.36        1,996,000              $2.36
---------------------------- ---------------- ------------------ -------------------- ---------------- ------------------

10. Income Taxes           The components of net  deferred income taxes  consist
                           of the following:

                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------

                                                                        1997
                           -----------------------------------------------------

                           Deferred income tax assets
                               Net operating loss carryforwards    $ 1,470,000
                               Stock and stock options issued for
                                  services of debt                   1,573,000
                               Other                                    50,000
                           -----------------------------------------------------

                           Gross deferred income tax assets          3,093,000
                           Valuation allowance                       3,093,000
                           -----------------------------------------------------

                           Total deferred income tax assets        $         -
                           -----------------------------------------------------

                           The effect of deferred income tax liabilities are nominal and have been netted with deferred tax assets for financial statement disclosure purposes.

                           Unused net operating losses for income tax purposes, expiring in various amounts from 2007 through 2011, of approximately $3,870,000 are available at December 31, 1997 for carry forward against future year' taxable income. Under Section 382 of the Internal Revenue Code, the annual utilization of this loss may be limited due to changes in ownership. A valuation allowance has been offset against the tax benefit of these losses in 1997 due to it being more likely than not that the deferred income tax assets will not be realized.

                           Income tax expense represents the change in the estimated recoverability of the deferred tax asset

11.Supplemental Cash Flow  Certain   supplemental   disclosure   of   cash  flow
   Information             information  and  noncash  investing   and  financing
                           activities for the year ended December 31, 1997 is as follows:

                           The components of net deferred income taxes consist of the following:


                                                                                      JRECK Subs Group, Inc.


                                                                  Notes to Consolidated Financial Statements
------------------------------------- ----------------------------------------------------------------------

                                                                                                    1997
                           -------------------------------------------------------------- ------------------

                           Cash paid for interest during 1997                                    $  144,283
                           -------------------------------------------------------------- ------------------

                           Issuance of common stock in exchange for subscription                  2,400,000
                             receivable:
                           Capitalized  franchise  agreements  were  written off
                             against  2,294,041  deferred  revenue  of the  same
                             value:
                           Equipment classified as prepaid expense in 1996 was placed                 9,500
                             in service in 1997 and reclassified to property and
                             equipment:
                           Equipment was purchased in exchange for common stock:                    424,003
                           Stock and stock options issued in exchange for consulting              4,106,350
                             services:
                           Stock issued to pay down related party notes payable                   1,307,029
                             ($445,000) and record extraordinary loss ($862,029)
                           Stock and stock options issued in exchange for prepaid                   795,400
                             interest ($649,000) and original issue discount ($146,400)
                           Conversion of Class A preferred to Common Stock:                         200,000
                           Stock issued for payment of interest                                     146,857
                           Equipment valued at $47,635 was sold in exchange for note                 50,000
                             receivable
                           -------------------------------------------------------------- ------------------

                           In  addition  to  the  above  non-cash   items,   the
                           following is a summary of non-cash transactions entered into for the acquisitions listed in Note 4:


                                                                                      JRECK Subs Group, Inc.


                                                                  Notes to Consolidated Financial Statements
------------------------------------- ----------------------------------------------------------------------

                           -------------------------------------------------------------- ------------------
                             Common stock and stock options issued:                            $(7,539,339)
                             Preferred Stock issued:                                              (120,000)
                             Issuance of related party notes payable                              (100,000)
                             Issuance of long-term debt:                                          (596,000)
                             Original 50% equity investments in wholly-owned subsidiary:          (729,679)
                             Current year gain on equity investment:                               (14,304)
                             Liability to issue common stock:                                   (2,234,375)
                             Miscellaneous accrued                                                 (48,000)
                           -------------------------------------------------------------- ------------------

                           Total non-cash consideration paid:                                  (11,381,697)
                           -------------------------------------------------------------- ------------------

                             Accounts receivable acquired:                                          353,459
                             Prepaid expenses acquired:                                              60,029
                             Notes receivable acquired:                                             121,248
                             Property, plant and equipment acquired:                              1,644,402
                             Goodwill acquired:                                                  12,711,710
                             Other intangible assets acquired:                                      636,097
                           -------------------------------------------------------------- ------------------

                           Total non-cash acquisition of assets:                                 15,526,945
                           -------------------------------------------------------------- ------------------

                             Accounts payable assumed:                                            (643,821)
                             Accrued liabilities assumed:                                        (389,500);
                             Long-term debt assumed:                                            (2,268,739)
                             Related party notes payable assumed:                                 (434,771)
                           -------------------------------------------------------------- ------------------

                           Total non-cash assumption of liabilities:                            (3,736,831)
                           -------------------------------------------------------------- ------------------

                           Net cash paid:                                                          $408,417
                           -------------------------------------------------------------- ------------------

12. Subsequent Events      (a)  Private Placement

                                In January 1998, the Company completed a private placement offering of Class D Convertible Preferred Stock. An aggregate of 2,500 shares of this issuance was sold for $2,500,000. The proceeds from this offering were substantially used to pay down existing long-term debt or to satisfy other obligations.

                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------

                           (b)  Debt Conversions

                                In February 1998, the Company converted $277,404 of related party notes payable to 155,475 shares of Company Common Stock. These shares had a fair market value of $382,470 on the date of transfer.

                           (c)  Acquisition

                                In March 1998, the Company acquired the assets of a franchisor of sandwich restaurants located in North Carolina. The acquisition price of this new entity was approximately $2,400,000. To satisfy the purchase price, the Company agreed to issue $2,000,000 of Common Stock and assume approximately $400,000 of debt. Upon completion of the acquisition, the Company issued 735,294 shares of its Common Stock having a market value of $2.72 per share.

                           (d) Series A and B Convertible Preferred Stock

                                On June 30, 1998, the holders of the shares of Series A and B convertible preferred stock converted the remaining outstanding shares into 950,000 shares of common stock.

13. Related  Party         Significant related  party transactions and  balances
    Transactions           not previously disclosed are as follows:

                                During the year, the Company's major shareholder incurred debt of $445,000 which was advanced directly to the Company. This debt was collateralized by the Shareholder's freely traded shares of Company Common Stock. The debt of the stockholder was subsequently satisfied by the Company through the issuance of 445,000 shares valued at $2.94 per share ($1,307,029) of its own restricted Common Stock. These shares were issued directly to the note holders in return for the satisfaction of the original debt of the Company's major shareholder. An extraordinary loss on the early extinguishment of debt in the amount of $862,029 was

                                                          JRECK Subs Group, Inc.


                                      Notes to Consolidated Financial Statements
------------------------------------- ------------------------------------------

                                recorded as a result of this transaction. In addition, 50,000 shares valued at $2.94 per share ($146,857) were issued, representing additional interest expense in connection with the retirement of debt.

                                The Company granted stock options for 1,800,000 shares of Common Stock to related parties during 1997. Options for 800,000 shares of Company Common Stock were granted to the Chief Operating Officer and a consultant. These options were exercised with a note receivable for $2,400,000, which was classified as a stock subscription receivable at year end. The remaining options, granted to the President and Chief Executive Officer, are exercisable at $2.75 per share until December 2000. The President has yet to exercise any portion of these options.

                                  Cronin & Co.
                          Certified Public Accountants
                                12 Blandford Lane
                               Fairport, NY 14450


Board of Directors and Shareholders
Jreck Subs Group, Inc.
Watertown, New York

I have audited the accompanying consolidated balance sheet of Jreck Subs Group, Inc. as of December 31, 1996 and 1995 and the related consolidated statements of income, cash flows and stockholders' equity for the years then ended. The financial statements are the responsibility of the directors. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles, used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jreck Subs Group, Inc, as of December 31, 1996 and 1995 and the results of its operations, its cash flows and changes in stockholders' equity for the year then ended in conformity with generally accepted accounting principles.

The December 31, 1994, and 1993 financial statements were audited by other auditors, whose report dated November 2, 1995, stated that the balance sheet and related statements of operations and cash flows as of and for the years then ended, were presented fairly and in conformity with generally accepted accounting principles applied on a consistent basis.


January 22, 1997

/s/ Michael F. Cronin

Cronin & Co.
Certified Public Accountants


                             JRECK SUBS GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                               December 31, 1996    December 31, 1995    December 31, 1994    December 31, 1993
                                               -----------------    -----------------    -----------------    -----------------
Current Assets:
Cash and Cash Equivalents                      $          47,368    $           5,643    $               0    $               0
Receivables:
 Trade                                                   146,665               55,620               48,644              121,601
 Employees                                                     0                    0                6,447                2,322
 Related Parties                                               0                    0                7,164                5,279
Prepaid Expenses                                          25,666               22,135                    0                    0
                                               -----------------    -----------------    -----------------    -----------------
  Total Current Assets                                   219,699               83,398               64,455              129,202

Investment in Unconsolidated Subsidiary
 (Note A and I)                                          729,679              700,000                    0                    0
Property & Equipment, Net of Accumulated
 Depreciation (Note A)                                    50,188               59,534               26,620               55,904

Other Assets (Note D)                                  2,812,314              435,636              496,670              583,105

Total Assets                                   $       3,811,880    $       1,278,568    $         589,745    $         768,211
                                               =================    =================    =================    =================

                       LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts Payable                               $           9,445    $           2,303    $          21,604    $          33,790
Notes Payable (Note B)                                   736,012              711,205              587,476              605,124
Current Portion of Long Term Debt (Note C)                20,000               85,000              240,956              174,975
Other Current Liabilities (Note C-1)                       6,135              100,000              463,630              336,106
                                               -----------------    -----------------    -----------------    -----------------
  Total Current Liabilities                              771,592              898,508            1,313,866            1,149,995

Long Term Debt (Note C)                                   46,456              257,459            1,424,733            1,503,495
Deferred Income (Note _)                               2,294,041                    0                    0                    0

Stockholders' Equity:
Common Stock (8,781 million shares outstanding                 0                1,200                3,600                3,600
Capital Stock Premium                                          0              316,814              300,000              300,000
Stock Subscriptions Receivable                           (10,000)                   0                    0                    0
Accumulated Deficit                                   (1,390,209)            (695,413)            (852,854)            (588,879)
NonRedeemable Preferred Stock (Note F)                 2,100,000            2,100,000                    0                    0
Treasury Stock (8 million shares of Subsidiary)                0           (1,660,000)          (1,600,000)          (1,600,000)
                                               -----------------    -----------------    -----------------    -----------------
  Total Stockholders' Equity                             699,791              122,601           (2,148,854)          (1,885,279)

Total Liabilities & Stockholders' Equity       $       3,811,880    $       1,278,568    $         589,745    $         768,211
                                               =================    =================    =================    =================


                       See Notes to Financial Statements.



                             JRECK SUBS GROUP, INC.
                         CONSOLIDATED INCOME STATEMENTS


                                                                                  Fiscal  Years Ended
                                                       -----------------------------------------------------------------------------
                                                       December 31, 1996   December 31, 1995   December 31, 1994   December 31, 1993
                                                       -----------------   -----------------   -----------------   -----------------

 Net Sales (Note A)                                    $         557,738   $         435,639   $         468,762   $        490,681
 Costs and Expenses Applicable to Sales & Revenue                 23,946              16,548              24,209             36,267
                                                       -----------------   -----------------   -----------------   ----------------
 Gross Profit                                                    533,792             419,091             445,553            454,414

 Provision for Doubtful Accounts Receivable                            0                 137             120,153            105,339
 Selling, General & Administrative Expenses                      392,542             310,315             272,048            262,873
                                                       -----------------   -----------------   -----------------   ----------------
Income From Operations                                           141,250             106,639              52,352             86,202

Parent Sheare of Income (Loss) of Unconsolidated
 Subsidiary (Note A-4)                                            (4,819)                  0                   0                  0

Other Income:
 Gain Recognized on Extinguishment of Debt (Note C-2,3)          126,001             364,815                   0                  0

Other Expense:
 Interest and Amortization of Debt Offering Costs                186,800              85,544             178,562            197,329
 Loss on Disposal of Fixed Assets                                      0                   0              52,564                  0
 Write off Territorial Rights, Rent Guarantees
  & Other Payments (Note H)                                      126,082             128,978             159,598                  0
                                                       -----------------   -----------------   -----------------   ----------------
Income (Loss) Before Income Taxes                                (50,450)            278,932            (338,372)          (111,127)

Income Tax Expense (Benefit)(Notes E)                            (10,793)            121,891             (74,979)           (32,101)
                                                       -----------------   -----------------   -----------------
Net Income (Loss)                                      $         (39,657)  $         157,041   $        (263,575)  $        (79,026)
                                                       =================   =================   =================   ================

Per Share Amounts (Adjusted to Retroactively
 Reflect Recapitalization and Common Stock
 Offering-8.781 million shares)                        $          (0.004)  $           0.018   $          (0.030)  $         (0.009)
                                                       =================   =================   =================   ================

                       See Notes to Financial Statements.





                             JRECK SUBS GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                       Fiscal Years Ended
                                                                  -------------------------------------------------------------
                                                                  Dec. 31, 1996   Dec. 31, 1995   Dec. 31, 1994   Dec. 31, 1993
                                                                  -------------   -------------   -------------   -------------
Operating Activities:
 Net Income (Loss)                                                $   (39,657)     $   157,041      $  (263,575)   $   (79,026)
 Adjustments to Reconcile Net Income (Loss) to Cash Provided
 (Consumed) by Operating Activities:
  Depreciation and Amortization of Intangible Assets                   14,516           21,763            4,054         45,764
  Write off Intangible Assets                                               0          128,976          159,596              0
  Write off Uncollectible Trade Accounts Receivable                         0                0          120,153         72,308
  Loss on Disposal of Property & Equipment                                  0                0           52,564              0
  Interest in Income of Subsidiary                                      4,619                0                0              0
  Adjustment for Tax Benefit of Net Operating Loss Carryover          (11,135)         121,135          (75,163)       (32,475)
  Forgiveness of Debt                                                (126,001)        (384,815)               0              0
 Changes in Operating Assets and Liabilities:
  (Increase) Decrease in Accounts & Notes Receivable                 (101,045)           8,835          (48,910)      (176,329)
  (Increase) Decrease in Other Current Assets                          (3,531)         (22,135)               0              0
  Increase (Decrease) in Accounts Payable & Accrued Expenses           13,277          (19,301)         115,538        164,749
                                                                  -----------      -----------      -----------    -----------
 Net Cash Provided (Consumed) by Operating Activities                (248,755)          11,501           64,259         (7,009)

Investing Activities:
 Purchase of Property & Equipment                                      (5,172)         (40,721)          (2,031)             0
 Other  Investments Made                                              (34,496)               0           (6,496)        (4,623)
 Payment of Promissory Note Offering Costs                            (14,786)         (70,710)               0              0
                                                                  -----------      -----------      -----------    -----------
Net Cash Used in Investing Activities                                 (54,456)        (111,431)          (8,527)        (4,823)

Financing Activities:
 Proceeds of Common Stock Offering net of Costs                       681,650                0                0              0
 Payments on Long Term Debt and Accrued Interest                     (287,577)         (93,920)         (52,886)       (39,104)
 Financing Proceeds                                                    62,379          371,386            5,002         42,937
 (Payments to) Advances From Former Officers                          (56,716)        (171,893)          (7,848)         6,535
 Dividends Paid on Perferred Shares                                   (54,800)               0                0              0
                                                                  -----------      -----------      -----------    -----------
Net Cash Provided (Used) by Financing Activities                      344,936          105,573          (56,732)        10,368

Net Change in Cash                                                     41,725            5,643                0         (1,464)
Cash & Cash Equivalents at the Beginning of Period                      5,643                0                0          1,464
                                                                  -----------      -----------      -----------    -----------
Cash & Cash Equivalents at the End of Period                      $    47,368      $     5,643      $         0    $         0
                                                                  ===========      ===========      ===========    ===========

                       See Notes to Financial Statements.



                             JRECK SUBS GROUP, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                  Common Stock           Preferred Stock         Treasury          Retained
                                                Shares      Amount      Shares     Amount         Stock of          Earnings
                                                                                               Jreck Subs, Inc.     (Deficit)
 Inception July 14, 1995
 Issuance of Shares Aug. 1995 net of
  Offering Costs of $3,700                    1,100,000     $     0
 Net Income December 31, 1995                                                                                       $       0
                                              ---------     -------                                                 ---------
 December 31, 1995                            1,100,000           0                                                         0

 Issuance of Shares May, 1996                 1,100,000      11,000
 Issuance of Shares May, 1996 in Exchange
  for 100% of the common Jreck Subs, Inc.     5,000,000     318,014                            $  (1,600,000)
 Consolidated  Retained Earnings of
  Subsidiary                                                                                                         (695,416)

 Issuance of Series a NonRedeemable
  Convertible Preferred Stock May, 1996
  in Exchange for 100% of Jreck Subs, Inc.
  Series A Preferred Stock                                              700,000   $ 1,400,000

 Issuance of Series B NonRedeemable
  Convertible Preferred Stock May, 1996
  in Exchange for 100% of Jreck Subs, Inc.
  Series B Preferred Stock                                              350,000       700,000

 Issuance of Shares Pursuant to Section
  504 Offering under Regulation D, June
  1996, Net of Offering Costs                 1,536,000     648,150

 Issuance of Shares in Exchange for
  Cancellation of Debt                           45,000      22,500

 Payment of Preferred Dividends                                                                                       (54,800)

 Constructive Retirement of Treasury Stock                 (999,664)                               1,600,000         (600,336)

 Consolidated Net Loss Year Ended
  December 31, 1996                                                                                                   (39,657)
                                              ---------     -------   ---------   -----------    -----------      -----------
  December 31, 1996                           6,781,000     $     0   1,050,000   $ 2,100,000    $         0      $(1,390,209)
                                              =========     =======   =========   ===========    ===========      ===========

                       See Notes To Financials Statements.

                             JRECK SUBS GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 A. Summary of Significant Accounting Policies:

1. The Company was organized April 25, 1974. Current operations focus primarily servicing 47 submarine sandwich shops (known as Jreck Subs) as the parent franchising organization. The Company sells territorial rights and provides guidance and assistance to the franchisees in areas such as the preparation, packaging and sale of products; purchasing equipment; marketing and administrative support and conducting employee training programs. Jreck Subs Group, Inc. (Group)(Formeerly Circa Media, Inc.) was incorporated in the state of Colorado on July 19, 1995. On May 7, 1996, pursuant to a stock exchange agreement, Jreck Subs Group, Inc. acquired all of the stock of Jreck Subs, Inc. in exchange for 5,000,000 shares of common stock or 56% of its outstanding common shares. The former series A preferred shareholders received 700,000 of series A preferred of Jreck Subs Group, Inc. Group acquisition of Jreck Subs, Inc. by Jreck Subs Group, Inc. was accounted for as a purchase of the net liabilities of Group consisting principally of an insignificant amount of accounts payable.

2. Revenue and Expense Recognition: Continuing franchise fee revenue is recognized quarterly, monthly or weekly and is charged to the franchisees at 5% of franchise net sales. Initial Franchise fee revenue is recognized upon the execution of the Franchise Agreement and is generally nonrefundable. In addition to the continuing franchise fees, franchisees are required to remit 2% of their sales in the form of a pooled marketing contribution. The Company has no "Trust Fund" obligation with respect to these funds and, accordingly, recognizes this form of revenue in the period in which the franchisee obligation becomes due and payable. The Company also receives marketing incentives, in the form of rebates, from it major suppliers. The Company has no Area Developers. Expenses, including advertising/marketing, are charged to operations as incurred.

3. Property & Equipment are recorded on the basis of cost. Depreciation is computed using either the straight-line method or double declining balance method over the 5-10year useful lives of the assets. Depreciation expense for the year ended December 31, 1996 was $14,518. Expenditures for renewals and betterment's are capitalized. Expenditures for repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place. Details of the Property & Equipment accounts are as follows:


B. Other Assets:

Other Assets consist of a 10 year covenant not to compete from former shareholders pursuant to a 1991 stock sale agreement (see note C-1 ). The covenant is amortized annually at a rate exactly equal to annual principal reductions in the corresponding obligations to the former shareholders as reflected in long term debt; notes receivable on the sale/resale of its stores and a 5 year non-compete covenant arising from the acquisition of 7 stores in 1993. This covenant is being amortized over the 5 year period.

                                             Estimated        Dec. 31, 1996     Dec. 31, 1995     Dec. 31, 1994     Dec. 31, 1993
                                               Life           -------------     -------------     -------------     -------------
                                               ----
Leasehold Improvement                                         $           0     $           0     $           0     $      94,848
Machinery & Equipment                           7 Yr.                21,703            16,531            10,116            82,970
Vehicles                                        5 Yr.                58,591            58,591            24,285             4,175
                                                              -------------     -------------     -------------     -------------
                                                                     80,294            75,122            34,401           181,993
Less Accumulated Depreciation                                        30,106            15,588             7,781           126,089
                                                              -------------     -------------     -------------     -------------

Net Property & Equipment                                      $      50,188     $      59,534     $      26,620     $      55,904
                                                              =============     =============     =============     =============

4. Principles of Consolidation: Investments in affiliates that are 50% or less owned are accounted for by the equity method of accounting. This requires that the Company's share of the affiliate's net income be included in its income statement and that it carry its investment at cost plus its interest in undistributed net earnings. Any excess of cost over the fair value of the underlying assets will be treated as goodwill and amortized over 20 years.

5. Impairment of Long Lived Assets: The Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed of," ("SFAS 121"). SFAS 121 requires impairment losses to be recorded on long lived assets used in operations and goodwill when indications of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the asset.

6. Impact of Recent Pronouncements: Effective for periods beginning after December 15, 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("SFAS 131") and Statement of Financial Accounting Standards No. 131, "Disclosure about segment of an Enterprise and Related Information," ("SFAS 131"). SFAS 130 established standards for reporting and displaying comprehensive income, its components and accumulated balances. SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating statements in interim financial statements issued to the public. The Company has not determined the impact adoption of these new accounting standards will have on its future financial statements and disclosures.

B. Notes Payable:

The Promissory Notes bear interest at 10.5% and are due in May, 1997. A summary of the various obligations are as follows:


Payee                               Dec. 31, 1996    Dec. 31, 1995    Dec. 31, 1994   Dec. 31, 1993
-----                               -------------    -------------    -------------   -------------
Promissory Notes*                   $     399,679    $     337,300    $           0   $           0
FDIC                                            0                0           69,344          76,036
FDIC                                      259,334          259,334          259,334         268,813
Ed Mahar                                   75,999           96,999           96,999          96,999
Daniel Patterson                                0                0           23,465          23,465
Mett Management                                 0                0           14,414          14,414
Charles Lehman                                  0           15,000           15,000          15,000
Employees                                       0            2,572            6,371               0
Stockholder                                     0                0          102,549         110,397
                                    -------------    -------------    -------------   -------------
  Total                             $     736,012    $     711,205    $     587,476   $     605,124
                                    =============    =============    =============   =============

*Secured/Unsecured

C. Long Term Debt:

1. Due on Purchase of Treasury Stock bears interest at 10% and was personally guaranteed by a former officer. This obligation was retired upon the issuance of Series A Preferred Stock. All but $100,000 of unpaid and accrued interest at the time of conversion ($463,165) was forgiven. In addition, $21,650 of the principal was forgiven. As a result of the conversion, the Company has realized income on the forgiveness of these obligations in the amount of $384,815 in 1995.

2. Chase Manhattan Bank, NA. Secured by equipment, furniture and fixtures and a personal guarantee of a former officer. Interest is computed at prime plus 2%. The loan was settled at $60,000 paid in full in 1996. The excess of the balance of the loan obligation over the settlement amount has been recognized in the current period as a gain on the extinguishment of debt.

3. Gerhartz Equipment, Inc. Secured by equipment and bears interest at prime plus 2%. This obligation was converted to 45,000 shares of common stock in 1996. The conversion was valued at the Company's public stock offering price of $0.50 per share (or $22,500). The balance of $68,033 has been reflected on the income statement in the current period as gain on extinguishment of debt.

4. Gencarelli and Algiere is an interest free, unsecured obligation resulting from an arbitrated settlement of a third party guarantee whereby the Company agreed to pay $500 per month. The original amount of the obligation was $24,000.

5. Sullivan Secured by a corporate vehicle, payable in monthly installment of $583 bearing interest at 10%.

6. Due to Margot is a vehicle loan payable in monthly installments of $376 bearing interest at 8%.

7. S. Foy and Associates payable in monthly installments of $481 and bears interest at 14%.

A summary of obligations is as follows:

Description of Obligation:          Dec. 31, 1996    Dec. 31, 1995    Dec. 31, 1994   Dec. 31, 1993
-------------------------           -------------    -------------    -------------   -------------
Elliott                             $           0    $      64,300    $           0   $           0
Due on Purchase of Treasury Stock               0                0        1,421,649       1,421,649
Chase Manhattan Bank, NA*                       0          115,335          119,602         137,606
Gerhatrz Equipment, Inc.                        0           90,533           81,695          81,000
Gencarelli & Algiere                       23,695           23,695           23,695          23,500
Mark Russell                                    0                0                0           4,729
Key Bank                                        0                0           16,985               0
Margot                                      7,994           11,704                0               0
S. Foy Associates                          15,405           13,284                0               0
Morris Realty                                   0                0              851           4,351
Peter Whitmore                                  0                0            1,212           3,584
Masterlease Corporation                         0                0                0           2,051
Sullivan                                   19,362           22,608                0               0
                                    -------------    -------------    -------------   -------------
                                           66,456          342,459        1,665,689       1,678,470
Less Current Portion                       20,000           85,000          240,956         174,975
                                    -------------    -------------    -------------   -------------
  Total Long Term Debt              $      46,456    $     257,459    $   1,424,733   $   1,503,495
                                    =============    =============    =============   =============

*Secured/Unsecured

D. Other Assets:

Deferred Offering Costs are the capitalized expenses incurred in connection with the Company's efforts to raise financing through the issuance of its 10.5% Promissory Notes. These expenses are amortized over the 9 month life of the notes. In 1996 the Company restated its Franchise Agreement to require an annual minimum franchise royalty payment for 10 years for all of its franchisees. The present value of these minimum payments has been imputed at 9% and reflected as Franchise Agreements in Other Assets and, correspondingly, Deferred Income under Other Liabilities.

Description:                        Dec. 31, 1996    Dec. 31, 1995    Dec. 31, 1994   Dec. 31, 1993
-------------------------           -------------    -------------    -------------   -------------
Investments                         $           0    $           0    $         824   $         824
Franchise Agreements                    2,294,041                0                0               0
Reacquired Franchise Rights                     0                0                0          18,400
Reacquired Operating Rights                     0                0                0         141,198
Deferred Offering Costs                    14,786                0                0               0
Advances to Former Officer                115,641           58,925                0               0
Deferred Income Taxes (Note E)            387,846          376,711          497,946         422,683
                                    -------------    -------------    -------------   -------------
Total                               $   2,812,314    $     435,636    $     498,670   $     583,105
                                    =============    =============    =============   =============

E. Income Taxes: The net non-current deferred tax asset as presented on the accompanying balance sheets consist of the following deferred tax assets

                                    Dec. 31, 1996    Dec. 31, 1995    Dec. 31, 1994   Dec. 31, 1993
                                    -------------    -------------    -------------   -------------
Federal & State Deferred Income
 Tax Assets                         $     387,846    $     376,711    $     497,946   $     422,883
Less Valuation Allowance                        0                0                0               0
                                    -------------    -------------    -------------   -------------
  Total                             $     387,846    $     376,711    $     497,946   $     422,883
                                    =============    =============    =============   =============

The deferred tax asset balances are the result of net operating loss carryforwards. As it is more likely than not that all future tax benefits will be realized, no valuation allowance has been recorded for the deferred tax assets. There was no prior balance in the valuation allowance, and therefore, there was no change in the valuation allowance for this period.

The components of the income tax provision (benefit) for income taxes are as follows:

                   Dec. 31, 1996    Dec. 31, 1995    Dec. 31, 1994   Dec. 31, 1993
                   -------------    -------------    -------------   -------------
Federal            $       7,049    $      98,120    $      60,846   $      26,289
New York State             4,086           23,771           14,317           6,186
                   -------------    -------------    -------------   -------------
Total              $      11,135    $     121,891    $      75,163   $      32,475
                   =============    =============    =============   =============

The Corporations have net operating loss carryforwards available of $1,224,000 that may be used to offset future taxable income. These carryforwards begin to expire in the fiscal year ending December 31, 2005.

F. Preferred Stock:

On November 22, 1995 the Company concluded an excluded an exchange offer in which holders of the Notes Payable on the purchase of Treasury Stock could exchange their notes for the Company's Series A nonredeemable Preferred Stock. 700,000 shares were issued and the notes, together with accrued interest of $363,165 were retired. Each share of the Preferred Stock is convertible, at the discretion of the Board of Directors, into one share of the Company's Common Stock. Dividends on the Preferred Stock accrue and become payable weekly at the annual rate of 9 cents per share. The shares are nonredeemable. The Company also issued its Series B Preferred Stock in exchange for 50% of the voting common stock of its unconsolidated subsidiary (Note J). The rights and preferences of the Series B preferred shares are similar to those of the series A.

G. Common Stock Offering:

At December 31, 1996 the Company was actively engaged in a public offering of its common stock. The offering is exempt from S.E.C. registration under Rule 504 of Regulation D. As of December 31, 1996 the Company had received $768,000 in cash and issued 1,536,000 shares of its common stock. The offering was concluded in February, 1997 after receiving an additional $220,000 in cash. All costs of the offering have been reflected as a reduction of the total amount received.

H. Payment of Contingent Liability:

In February, 1989, Jreck Subs, Inc. entered into an agreement to purchase four stores from HLS Enterprises, Inc. In November, 1989 these stores were subsequently resold to Bundeswehr, Inc. The sales agreement stipulated that all debt owed by Jreck Subs, Inc. to HLS would be assumed and become and obligation of Bundeswehr, Inc. In 1996 the Company paid $120,000 in full and complete satisfaction of this liability. This payment has been charged against revenues in the current period.

I. Investment in Unconsolidated Subsidiary:

In November, 1995 the Company acquired 50% of the voting common and of Pastry Product Producers, LLC. This company currently supplies the Jreck franchise stores with their baked goods and holds a 10 year contract to supply submarine sandwich rolls for Jreck Subs, Inc. The investment has been accounted for by the equity method (Note A). The Company also leases its office space from its subsidiary for $500/month under a 10 year lease agreement.

                          INDEPENDENT AUDITORS' REPORT



To the Stockholders and Board of Directors
Li'l Dino Corporation
Greensboro, North Carolina



We have audited the accompanying balance sheet of Li'l Dino Corporation (a wholly-owned subsidiary of Li'l Dino Management Corporation) as of October 31, 1997 and the related statements of loss and retained deficit and cash flow for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentator. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Li'l Dino Corporation as of October 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

DIXON ODOM PLLC
CERTIFIED PUBLIC ACCOUNTANTS


January 15, 1998, except for Note E.
as to which the date is January 26, 1998


                             LI'L DINO CORPORATION
                                 BALANCE SHEET
                                October 31, 1997


ASSETS

CURRENT ASSETS
        Cash                                                                              $                 48,361
        Royalties receivable                                                                                15,307


                 TOTAL CURRENT LIABILITIES                                                $                 63,668



LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
        Accounts payable                                                                  $                 29,808



                 TOTAL CURRENT LIABILITIES                                                                  29,808



CONTINGENCY (NOTE E)

STOCKHOLDER'S EQUITY
        Common stock, $1 par value, 1,000,000 shares
                 authorized 50,000 shares issued                                                            50,000
        Retained deficit                                                                                  (16,140)


                                                                                                            33,860



                                                                                          $                 63,668

                             See accompanying notes



                             LI'L DINO CORPORATION
                     STATEMENT OF LOSS AND RETAINED DEFICIT
                          Year Ended October 31, 1997


OPERATING REVENUE
        Franchise fees                                                                    $                 38,750
        Royalties                                                                                          410,198
        Franchise repurchase                                                                              (19,692)


                 TOTAL OPERATING REVENUE                                                                   429,256



OPERATING EXPENSES
        Management fee to parent                                                                           367,401
        Commissions                                                                                         73,844
        Other                                                                                                6,339


                 TOTAL OPERATING EXPENSES                                                                  447,584


                 LOSS FROM OPERATIONS                                                                     (18,328)

OTHER INCOME
        Interest income                                                                                      1,180


                 NET LOSS                                                                                 (17,148)

RETAINED EARNINGS,
BEGINNING OF YEAR, as restated (Note D)                                                                      1,008


                 RETAINED DEFICIT, END OF YEAR                                            $               (16,140)

                             See accompanying notes


                             LI'L DINO CORPORATION
                            STATEMENT OF CASH FLOWS
                          Year Ended October 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES
        Net loss                                                                          $               (17,148)
        Adjustments to reconcile net loss to net cash provided by
          operating activities:
                 Franchise repurchase in exchange for cancellation
                   of note receivable                                                                       19,692
                 Change in assets and liabilities
                   Decrease in royalties receivable                                                          4,359
                   Decrease in notes receivable                                                              9,012
                   Increase in accounts payable                                                              4,365


                 NET CASH PROVIDED BY OPERATING ACTIVITIES
                   AND NET INCREASE IN CASH                                                                 20,280

CASH, BEGINNING                                                                                             28,081


CASH ENDING                                                                               $                 48,361



SUPPLEMENT SCHEDULE OF NONCASH INVESTING AND
        FINANCING ACTIVITIES
                 Note receivable written off against deferred franchise fees              $                  4,000

                             See accompanying notes

                             LI'L DINO CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                                October 31, 1997


NOTE A - SIGNIFICANT ACCOUNTING POLICIES

Description of Business

The Company sells area and single location Li'l Dino sub shop franchises and provides assistance ad guidance to franchisees. At October 31, 1997, there are 43 franchised units operating in North Carolina, Virginia, South Carolina and Georgia.

Parent Company

The Company is a wholly owned subsidiary of Li'l Dino Management Corporation.

Franchise Fees

Revenue  from  sales  of  area  and  single  location  franchises  is  generally recognized when substantially all significant services to be provided to the area developer and franchisee have been performed. In situations where revenue from such sales is collectible over an extended period of time and collectibility is not reasonably certain, revenue is recognized on the installment method as amounts are collected.

Royalties

The Company receives ongoing royalties from franchised stores based upon a percentage of the stores sales. The royalties are recognized as revenue in the period the sales occur.

Income Taxes

The Company and its parent file a consolidated federal income tax return. Income taxes are allocated to the Company as if it were a separate taxpayer. Tax benefits from operating losses have been eliminated by allowances to reduce them to an amount likely to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             LI'L DINO CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                                October 31, 1997


NOTE B - RELATED PARTY TRANSACTIONS

The Company pays a management fee to its parent company. The amount of the management fee is determined solely at the discretion of its parent's management and may vary significantly from year to year.

The Company entered into an agreement with one of its area developers whereby the Company agreed to waive future unit franchise fees for up to two new units in exchange for the forgiveness of commissions due to the area developer for sales generated by units located in the developer's franchise area from April 28, 1997 through October 26, 1997. Commission expense in the amount of approximately $11,000 has not been recorded in the financial statements for the year ended October 31, 1997 in accordance with the terms of the agreement.

NOTE C - SUMMARY OF FRANCHISE SALES AND OPERATING UNITS

The following is a summary of franchise outlets for the year ended October 31, 1997:

                 Units in operation at November 1, 1996         44
                 Area franchises sold                            1
                 Area franchises repurchased                   (1)
                 New units opened                                6
                 Units closed                                  (7)


                 Units in operation at October 31, 1997         43

NOTE D - PRIOR PERIOD ADJUSTMENT

The retained earnings at October 31, 1996 have been decreased by a charge of $6.695 to report accounts payable for commissions due to an area developer not previously reported.

NOTE E - CONTINGENCY

The Company and its parent company (Li'l Dino Management Corporation) have jointly and severally guaranteed certain debt incurred by Triad Subs, Inc., an affiliated company, to an unrelated third party. Triad Subs, Inc. is an inactive corporation and does not have any assets available to satisfy this debt which amounts to approximately $135,000 at October 31, 1997, including unpaid interest that has accrued on the outstanding balance. On January 26, 1998, under the terms of the note agreement, the payee demanded immediate and full payment of all amounts due.

                             LI'L DINO CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                                October 31, 1997

NOTE E - CONTINGENCY (Continued)

Pursuant to the proposed sale of all the Li'l Dino Corporation common stock to an unrelated third party, the parent company has entered into an agreement with Li'l Dino Corporation indemnifying the Company against any losses incurred as a result of the Company's guarantee. In consideration of this indemnification agreement with its parent company, no liability has been recognized in the Company's financial statements at October 31, 1997 in conjunction with this guarantee.

                               Michael F. Cronin
                          Certified Public Accountant
                               12 Blandford Lane
                            Fairport, New York 14450
                                  716-248-5790

Pastry Product Producers, LLC
Watertown, New York

I have audited the accompanying balance sheets of Pastry Product Producers, LLC. as of December 31, 1996, and the related statements of income, partners' equity, and cash flows for the year the ended. The financial statements are the responsibility of the directors. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pastry Product Producers, LLC as of December 31, 1996 and the results of its operations, its cash flows and changes in owners' equity for the year then ended in conformity with generally accepted accounting principles.

September 29, 1997

/s/ Michael F. Cronin

Michael  F. Cronin
Certified Public Accountant



                          Pastry Product Producers, LLC
                                  Balance Sbeet
                                December 31, 1996
                                     Assets

                                                              Dec. 31, 1996
Current Assets:                                               -------------
 Cash                                                         $       3,326
 Accounts Receivable-Net                                             75,455
 Prepaid Expenses                                                     5,000
                                                              -------------
  Total Current  Assets                                              83,781

Property and Equipment (Note A):
 Machinery  and Equipment                                           218,250
 Delivery Vehicles                                                   13,180
 Real Estate & Improvements                                         184,502
                                                              -------------
  Total Cost of Property and Equipment                              415,932

Less Accumulated Depreciation                                      (105,113)
                                                              -------------
 Property and Equipment (Net)                                       310,819

Other Assets:
 Organization Costs                                                   8,680
 Capitalized Franchise Fees (Note D)                              1,655,564
                                                              -------------
  Total Other Assets                                              1,664,244

  Total Assets                                                $   2,058,844
                                                              =============

                        See Notes to Financial Statements




                      Liabilities and Stockholder's Equity

                                                             Dec. 31, 1996
Current Liabilities:                                         -------------
 Accounts Payable                                            $           0
 Current  Portion of Long Term Debt                                 49,834
                                                             -------------
  Total Current Liabilities                                         49,834

Deferred Franchise Contract Income (Note D)                      1,655,564
Long Term Debt (Note C)                                             26,550

Partners' Equity:
 Partners' Equity                                                  326,896


 Total Liabilities and Stockholder's Equity                  $   2,058,844
                                                             =============


                          Pastry Product Producers, LLC
                    Statement of Income and Retained Earnings
                          Year Ended December 31, 1996


                                                                 Year Ended
                                                                Dec. 31, 1996
                                                                -------------
Sales                                                           $     708,296
Cost of Sales:
 Materials and Supplies                                               178,795
                                                                -------------
Gross Profit                                                          529,501

Selling, General and Administrative Expenses                          539,438
                                                                -------------
Income (Loss) Before Other  Income and Income Taxes                    (9,937)

Other Income;
 Gain on Sale of Equipment                                                300
                                                                -------------
Income (Loss) Before Taxes                                             (9,637)

Income Taxes (Note B)                                                       0
Net Income (Loss)                                                      (9,637)

Partners' Equity-Beginning of Year                                    231,625
Partners' Capital Contributions net of Repayments                     104,908
                                                                -------------
Partners' Equity-End of Year                                    $     326,896
                                                                =============

                       See Notes to Financial Statements.



                          Pastry Product Producers, LLC
                            Statements of Cash Flows
                          Year Ended December 31, 1996


                                                                Year Ended
                                                               Dec. 31, 1996
 Operating Activities:                                         -------------
  Net Income (Loss)                                            $      (9,637)
  Adjustments to reconcile net income to net cash provided
  by operating activities:
  Depreciation and amortization                                       38,294
  Changes in operating assets and liabilities
  (Increase) Decrease in accounts receivable                         (75,455)
  (Increase) in prepaid expenses                                      (5,000)
                                                               -------------
 Total Cash (Consumed) Provided by Operating Activities              (51,798)

 Investing Activities:
  Payment of Organization Costs & Filing Fees on Building            (10,511)
  Cash Received on Sale of Equipment                                     300
                                                               -------------
 Total Cash used in investing Activities                             (10,511)

 Financing Activities:
  Advances From Partners (net of repayments)                         104,908
  Principal  payments on long term debt                              (42,892)
                                                               -------------
 Total Cash Provided ( Used) by Financing Activities                  62,016

 Decrease in cash and cash equivalents                                  (293)
 Cash and cash equivalents-beginning                                   3,619
                                                               -------------
 Cash and cash equivalents ending1                             $       3,326
                                                               =============

Other  cash flow information-Interest paid $15,023


                       See Notes to Financial Statements.


                          Pastry Product Producers, LLC
            Schedule or Selling, General and Administrative Expenses
                          Year Ended December 31, 1996


                                                               Year Ended
                                                            Dec. 31, 1996
                                                            -------------
 Commissions                                                $       37,547
 Delivery                                                          370,008
 Depreciation and Amortization                                      38,294
 Insurance:                                                         14,490
 Interest                                                           15,023
 Legal and Accounting                                                2,176
 Office and Miscellaneous                                           17,464
 Payroll and Fringe Benefits                                       274,739
 Real Estate Taxes                                                   5,516
 Repair and Maintenance (Facilities)                                22,132
 Sales Tax Portion of Lease Payments                                 4,886
 Supplies                                                           39,911
 Telephone                                                           4,222
 Utilities & Water                                                  26,030
                                                            --------------
  Total Selling, General and Administrative Expenses        $      539,438
                                                            ==============

                       See Notes to Financial Statements.

                          Pastry Product Producers, LLC
                          Notes to Financial Statements
                          Year Ended December 31, 1996


A. Summary of Significant Accounting Policies:

Property and Equipment. All property is stated at original cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful life of the related assets as follows:

              Bakery Equipment                     7 years
              Building & Improvements              39 years
              Trucks                               7 years

Depreciation expense is computed using IRS guidelines for the types of assets owned by the Company. For the year ended December 31, 1996 depreciation expense was $37,674.

B. Income Taxes
In April of 1996 the Company converted its tax form of ownership from a "C" corporation to a Limited Liability Corporation (LLC). New York State as well as the U.S. Government taxes LLC's as partnerships. Partnerships, acting as a flow through entity, normally do not incur any income tax. Therefore no provision for income tax expense has been made.

C. Long Term Debt:
Long term debt consists of six separate financing arrangements, bearing interest at 11%-14%, made for the acquisition of (and secured by) a substantial portion of the Company's bakery equipment. Monthly payments total approximately $5,092. A summary of maturities is as follows:

                     Year Ended                                Amount

                 December 31, 1997                            $ 49,834
                 December 31, 1998                              26,546
                 December 31, 1999                                   0
                                                              --------
                        TOTAL                                 $ 76,380
                                                              ========

D. Contract Values/Deferred Income:
The Company has secured about 50 long term contracts for commitments of a minimum amount of rolls & bagels to be delivered over a 10 year period. The Company has computed the present value of these minimum deliveries over the 10 year period and reflected the corresponding value as an asset and deferred income on the balance sheet.

                                  Cronin & Co.
                          Certified Public Accountants
                                12 Blandford Lane
                               Fairport, NY 14450


Board of Directors and Shareholders
Seawest Sub Shops, Inc.
Bellevue,  Wa

I have audited the accompanying balance sheet of Seawest Sub Shops, Inc. as of December 31, 1996 and the related statements of income, cash flows and stockholders' equity for the year then ended. The financial statements are the responsibility of the directors. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles, used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seawest Sub Shops, Inc, as of December 31, 1996 and the results of its operations, its cash flows and changes in stockholders' equity for the year then ended in conformity with generally accepted accounting principles.

The December 31, 1995, and 1994 financial statements were audited by other auditors, whose report dated March 22, 1996, stated that the balance sheet and related statements of operations and cash flows as of and for the years then ended, were presented fairly and in conformity with generally accepted accounting principles applied on a consistent basis.


July 13, 1997

/s/ Michael F. Cronin

Cronin & Co.
Certified Public Accountants




                             SEAWEST SUB SHOPS, INC.
                                 BALANCE SHEETS
                                     ASSETS


                                                           December 31, 1996       December 31, 1995       December 31, 1994
                                                           -----------------       -----------------       -----------------
Current Assests:
Cash and Cash Equivalents                                  $          11,421       $           9,745       $           8,970
Receivables:
 Trade                                                                69,290                 132,223                 117,787
 Employees                                                                 0                       0                       0
 Related Parties                                                           0                  12,884                   7,996
Inventories                                                            3,561                       0                   6,463
Prepaid Expenses                                                       5,179                       0                       0
Current Portion of Notes Receivable                                   59,265                  72,195                  56,547
                                                           -----------------       -----------------       -----------------
  Total Current Assests                                              148,716                 227,047                 197,763

Property & Equipment, Net of Accumulated
 Depreciation (Note A)                                                64,241                  36,364                  85,683

Other Assets (Note B)                                                598,059                 719,601                 866,233

Total Assets                                               $         811,016       $         983,012       $       1,149,679
                                                           =================       =================       =================

                       LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts Payable                                           $         146,119       $         134,680       $         173,280
Deposits From Franchisees                                              6,750                   6,750                  26,000
Accrued Expenses                                                      31,470                       0                       0
Current Portion of Long Term Debt (Note C)                           138,700                 105,213                 142,614
                                                           -----------------       -----------------       -----------------
  Total Current Liabilities                                          323,039                 246,643                 341,894

Long Term Debt (Note C)                                              402,004                 540,705                 591,626
Deferred Income (Note D)                                             100,000                       0                       0
Contingent Liabilities (Note F)

Stockholders' Equity:
Common Stock (No par value, 5,000,000 shares authorized)             220,497                 220,497                 212,997
Retained Earnings (Deficit)                                         (234,524)                (24,833)                  3,162
                                                           -----------------       -----------------       -----------------
  Total Stockholders' Equity                                         (14,027)                195,664                 216,156

Total Liabilities & Stockholders' Equity                   $         811,016       $         983,012       $       1,149,679
                                                           =================       =================       =================


                       See Notes to Financial Statements.



                             SEAWEST SUB SHOPS, INC.
                                INCOME STATEMENTS


                                                                                          Fiscal  Years Ended
                                                                     -------------------------------------------------------------
                                                                     December 31, 1996     December 31, 1995     December 31, 1994
                                                                     -----------------     -----------------     -----------------
Revenue (Note A):
 Initial Franchise Fees                                              $          41,000     $          88,501     $          85,400
 Continuing Franchise Fees                                                     329,510               522,818               503,528
 Territorial Franchising Rights                                                 64,450                     0                     0
 Marketing Fees'                                                                94,700                     0                     0
 Marketing  Co-Op Rebates'                                                      75,583                     0                     0
 Sales Generated by Corporately Operated Sub Shops (Note G)                     56,165               138,114               918,882
                                                                     -----------------     -----------------     -----------------
  Total Revenues                                                               661,408               749,433             1,507,810

Costs and Expenses Applicable to Sales & Revenue:
 Commissions on Sale & Resale of Franchises                                     13,622                29,281                57,584
 Marketing and Advertising Expenditures                                        130,136               142,612               142,405
 Food Costs Applicable to Sub Shop Operations (Note G)                          28,822                62,271               386,720
                                                                     -----------------     -----------------     -----------------
  Total Costs & Expenses Applicable to Sales & Revenue                         172,580               234,164               586,709

Gross Profit                                                                   486,828               515,269               919,101

Provision for Doubtful Accounts Receivable                                      20,177                64,515                99,559
Selling, General & Admimistrative Expenses                                     402,483               396,093             1,041,808
                                                                     -----------------     -----------------     -----------------
Income From Operations                                                          66,168               (54,661)             (222,266)

Other Income:
 Interest                                                                       21,335                35,416                12,659
 Miscellaneous                                                                  46,056                36,099                 7,409
 Gains an Resale of Reacquired Stores                                                0                77,706               186,466

Other Expense:
 Interest                                                                       22,562                50,305                99,559
 Amortization of Intangibles                                                    77,674                72,250               105,333
 Losses on Store Repossession and Closures (Note G)                            245,013                     0                     0
                                                                     -----------------     -----------------     -----------------
  Total Other Income/Expenses                                                  275,856                26,666                 1,842

Income (Loss) Before Income Taxes                                             (209,690)              (27,995)             (220,424)

Income Tax Expense (Benefit)(Notes E)                                                0                     0                     0
                                                                     -----------------     -----------------     -----------------
Net Income (Loss)                                                    $        (209,690)    $         (27,995)    $        (220,424)
                                                                     =================     =================     =================

*No Data Available for Comparison in 1995 & 1994

                       See Notes to Financial Statements.






                                                          SEAWEST SUB SHOPS, INC.
                                                        STATEMENTS OF CASH FLOWS
                                                                                           Fiscal Years Ended
                                                                      -------------------------------------------------------------
                                                                      December 31, 1996     December 31, 1995     December 31, 1994
                                                                      -----------------     -----------------     -----------------
Operating Activities:
 Net Income (Loss)                                                    $        (209,690)    $         (27,995)    $        (220,424)
 Adjustments to Reconcile Net Income (Loss) to Cash Provided
 (Consumed) by Operating Activities:
  Depreciation and Amortization of Intangible Assets                             82,201                72,250               106,333
  Write off Uncollectible Trade Accounts Receivable                              20,177                     0                     0
  Loss on Sub Shops Sold/Closed                                                 245,013                67,175               221,265
  Expenses Recognized Through Issuance of Common Stock                                0                 7,500                 7,500
 Changes in Operating Assets and Liabilities:
  (Increase) Decrease in Accounts & Notes Receivable                             62,933                45,619              (139,977)
  (Increase) Decrease in Other Current Assets                                     9,954                12,830                 9,813
  Increase (Decrease) in Accounts Payable & Accrued Expenses                     42,909               (37,326)               69,987
                                                                      -----------------     -----------------     -----------------
 Net Cash Provided (Consumed) by Operating Activities                           253,497               140,053                53,497

Investing Activities:
 Purchase of Property & Equipment                                               (26,070)              (30,431)               (1,443)
 Collections on Notes Receivable                                                 82,962                     0                     0
 Increases on Notes Receivable                                                 (201,500)                    0                     0
                                                                      -----------------     -----------------     -----------------
Net Cash Used in Investing Activities                                          (146,608)              (30,431)               (1,443)

Financing Activities:

 Payments on Long Term Debt                                                    (105,213)             (108,847)              (81,000)
 Financing Proceeds                                                                   0                     0                 7,904
                                                                      -----------------     -----------------     -----------------
Net Cash Provided (Used) by Financing Activities                               (105,213)             (106,847)              (73,096)

Net Change in Cash                                                                1,676                   775               (21,042)
Cash & Cash Equivalents at the Beginning of Period                                9,745                 6,970                30,012
                                                                      -----------------     -----------------     -----------------
Cash & Cash Equivalents at the End of Period                          $          11,421     $           9,745     $           8,970
                                                                      =================     =================     =================

                       See Notes to Financial Statements.



                             SEAWEST SUB SHOPS, INC.
                   STATEMENTS OF CHANGES STOCKHOLDERS' EQUITY

                                                                        Common Stock                    Retained
                                                                  Shares            Amount              Earnings
                                                                                         Additional     (Deficit)
                                                                                Paid-in    Paid-in
                                                                                Capital    Capital
                                                                  ---------     -------  ---------   -----------
 December 31, 1993                                                2,162,000           0  $ 157,917   $   223,586

 Issuance of Shares in Exchange for Cancellation of Debt             79,000                 45,080
 Issuance of Shares in Exchange for Professional Services            15,000                  7,500
 Net Loss December 31, 1994                                                                             (220,424)
                                                                  ---------     -------  ---------   -----------
 December 31, 1994                                                2,256,000           0    212,997        (3,162)

 Issuance of Shares in Exchange for Professional Services            15,000                  7,500
 Net Income December 31, 1995                                                                            (27,995)
                                                                  ---------     -------  ---------   -----------
 December 31, 1995                                                2,271,000           0    220,497       (24,833)

 Net Loss December  31, 1996                                                                            (209,690)
                                                                  ---------     -------  ---------   -----------
 December 31, 1996                                                2,271,000     $     0  $ 220,497   $  (234,523)
                                                                  =========     =======  =========   ===========

                       See Notes To Financials Statements.

                             SEAWEST SUB SHOPS, INC.
                          NOTES TO FINANCIAL STATEMENTS

 A. Summary of Significant Accounting Policies:

1. The Company was organized December 30, 1985. Current operations focus primarily servicing is chain of franchised submarine sandwich shops (known as "Sub Shops") as the parent franchising organization. The Company sells franchise rights, primarily in and around the Seattle area, and provides guidance and assistance to the franchisees in areas such as the preparation, packaging and sale of products; purchasing equipment; marketing and administrative support and conducting employee training programs.

2. Revenue and Expense Recognition; Continuing franchise fee revenue is recognized quarterly, monthly or weekly and is charged to the franchisees at 5% of franchise net sales (a monthly or quarterly flat fee is required in agreements made prior to 1992). Initial Franchise fee revenue is recognized upon the execution of the Franchise Agreement and is generally nonrefundable. In addition to the continuing franchise fees, franchisees are required to remit 2% of their sales in the form of a pooled marketing contribution. The Company has no "Trust Fund" obligation with respect to these funds and, accordingly, recognizes this form of revenue in the period in which the franchisee obligation becomes due and payable. The Company also receives marketing incentives, in the form of rebates, from it major suppliers. Expenses, including advertising/marketing, are charged to operations as incurred.

3. Property & Equipment are recorded on the basis of cost. Depreciation is computed using either the straight-line method or double declining balance method over the estimated useful lives of the assets. Depreciation expense for the year ended December 31, 1996 was $4,527. Expenditures for renewals and betterment's are capitalized. Expenditures for repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

B. Other Assets:

Other Assets consist of a 10 year covenant not to compete from former shareholders pursuant to a 1991 stock sale agreement (see note C-1 ). The covenant is amortized annually at a rate exactly equal to annual principal reductions in the corresponding obligations to the former shareholders as reflected in long term debt; notes receivable on the sale/resale of its stores and a 5 year non-compete covenant arising from the acquisition of 7 stores in 1993. This covenant is being amortized over the 5 year period.

                                                              Dec. 31, 1996     Dec. 31, 1995     Dec. 31, 1994
                                                              -------------     -------------     -------------
Description of Asset:
Notes Receivable                                              $     342,734     $     313,138     $     351,187
Less Valuation Allowance                                            124,739            30,500             8,494
                                                              -------------     -------------     -------------
Net Realizable Value of Notes Receivable                            217,995           282,638           342,693

Equipment Lease Security Deposits                                     9,981            15,021            21,387

Corporate Covenant Not to Compete                                   700,000           700,000           700,000
Store Covenants Not to Compete                                       58,369            58,369            58,369
Less Accumulated Amortization                                       329,021           251,348           191,673
                                                              -------------     -------------     -------------
Net Carrying Value of Non-Compete Covenants                         432,348           507,021           566,693

  Total Other Assets                                                657,324           904,680           930,773
Less Current Portion of Notes Receivable                             59,265            85,079            64,543
                                                              -------------     -------------     -------------
  Total                                                       $     508,059     $     719,601     $     566,230
                                                              =============     =============     =============

 C. Long Term Debt:

1. Due to Former Shareholders: On February 25, 1991 a stock purchase and sale agreement was executed between Mssrs Kane & Isemen (the former shareholders and sellers) and Mitchell Day (the current majority shareholder and purchaser). This agreement bound the Company to pay $700,000 over 10 years for a 10 year covenant not to compete from the former shareholders. The Notes are non-interest bearing and are secured by the pledged stock of the purchaser. Minimum payments over the 10 year period of the covenant are as follows:

                       PERIOD                            AMOUNT
                       ------                            ------
             April 1, 1991-March 31, 1996            $ 4,000/Month

             April 1, 1996-March 31, 2001            $ 6,000/Month

                     May 1, 2001                       $ 100,000


2. Note Payable-Graham & Dunn; On March 26, 1906 the Company converted unpaid paid legal fees in the amount of $35,524 to an unsecured promissory note in the amount of $20,524. The note bears interest at 12% and is payable over 16 months commencing April 1, 1996.

3. Note Payable-Sternfeld: Arising from the settlement of a lawsuit in 1993, the note is unsecured, payable in monthly installments of $1,000 and bears interest at 12%.

4. Notes Payable on Store Reacquisitions: The Company engages in the repossession, acquisition, reacquisition and resale of franchised Sub Shop
Stores from time to time. As a result of this activity, the Company may be obligated to assume certain debts of the repossessed store or will incur an obligation upon the outright purchase of a Sub Shop Store. These notes are serviced by the Corporation during its term of ownership and may be secured by certain equipment or be unsecured and bear interest at 8%-11%. The capitalized costs associated with the acquisition of a store are reflected as an asset. Upon the subsequent sale or closure of a store, these costs are treated as a reduction in the total amount realized or as charge against earnings in the period the store is closed.

A summary of obligations is as follows:

Description of Obligation:          Dec. 31, 1996    Dec. 31, 1995    Dec. 31, 1994
--------------------------          -------------    -------------    -------------
Due to Former Shareholders          $     406,000    $     472,000    $     520,000
Graham & Dunn                              11,707                0                0
Sternfeld                                  24,428           32,934           50,000
Payable on Store Reacquisitions            98,569          140,984          164,240
                                    -------------    -------------    -------------
                                          540,704          645,918          734,240
Less Current Portion                      136,700          105,213          142,614
                                    -------------    -------------    -------------
  Total Long Term Debt              $     402,004    $     540,705    $     591,626
                                    =============    =============    =============

Five Year Maturities For Fiscal Years Ending December 31 Are As Follows:

                               1997                        $    138,700
                               1998                              98,088
                               1999                              78,837
                               2000                              78,379
                               2001                              79,058
                          2002 and After                         67,644
                                                           ------------
                               Total                       $    540,704
                                                           ============

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Quality Franchise Systems, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Quality Franchise Systems, Inc. and Subsidiary as of December 31, 1996, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Quality Franchise Systems, Inc. as of December 31, 1995 and for each of the two years ended December 31, 1995, were audited by other auditors whose report dated March 26, 1996, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that out audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Quality Franchise Systems, Inc. and Subsidiary as of December 31, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

Grant Thornton LLP
Sacramento, California
March 7, 1997


                                           Quality Franchise Systems, Inc. and Subsidiary
                                                     Consolidated Balance Sheet
                                        September 30, 1997 (Unaudited) and December 31, 1996

                                                               ASSETS
                                                                                         1997                1996
                                                                                  -----------         -----------
Cash                                                                              $   125,233         $   126,089
Royalties receivable, net                                                             114,028             160,792
Current portion of area development fees receivable                                    10,795              25,991
Other current assets                                                                    8,040              25,110
                                                                                  -----------         -----------
Total current assets                                                                  258,096             337,982
                                                                                  -----------         -----------
Interest-bearing deposit in bank                                                            0             750,000
Notes and long-term royalties receivable, net                                               0              24,481
Area development fees receivable, less current portion                                 38,562             348,424
Deferred financing costs, net                                                          38,635              63,805
Franchising rights, contracts and trademarks, net                                     203,278             249,910
Merger costs (Jreck Subs Group, Inc.)                                                  64,777                   0
Investment in restaurant                                                                    0              45,001
Furniture and equipment, net                                                            9,622              41,840
                                                                                  -----------         -----------
                                                                                  $   612,970         $ 1,861,443
                                                                                  ===========         ===========
                                                LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable and accrued expenses                                             $   527,934         $   633,595
Current portion of notes payable                                                        6,667              26,545
Notes payable to shareholders                                                         172,850             312,850
Deferred franchise fees                                                                20,000              70,000
                                                                                  -----------         -----------
         Total current liabilities                                                    727,451           1,042,990
                                                                                  -----------         -----------
Deferred area development fees                                                         74,500             424,500
Convertible notes payable                                                             530,000             530,000
                                                                                  -----------         -----------
         Total liabilities                                                          1,331,951           1,997,490
                                                                                  ===========         ===========
Shareholders' Equity (Deficit):
    Preferred stock ($.001 par value, 2,000,000 shares
        authorized, 545 shares issued and outstanding)                                      1                   1
    Common stock ($.001 par value, 10,000,000 shares
        authorized, 353,650 shares issued and outstanding)                                354                 354
    Class B common stock ($.001 par value, 10,000,000 shares
        authorized, 2,229,496 and 2,464,100 shares issued and
        outstanding)                                                                    2,229               2,464
    Additional paid-in capital                                                      1,859,472           2,588,845
    Accumulated deficit                                                            (2,581,037)         (2,563,003)
    Treasury stock, at cost, 73,204 shares                                                  0            (164,708)
                                                                                  -----------         -----------
         Total shareholders' equity (deficit)                                        (718,981)           (136,047)
                                                                                  ===========         ===========
                                                                                  $   612,970         $ 1,861,443
                                                                                  ===========         ===========

                 See notes to consolidated financial statements.


                                           Quality Franchise Systems, Inc. and Subsidiary
                                                Consolidated Statement of Operations

                            For the Nine and Three Months Ended September 30, 1997 and 1996 (Unaudited)
                                                            Nine Month Ended                       Three Months Ended
                                                             September 30,                            September 30,


                                                          1997               1996                    1997               1996
                                                    -----------        ------------             -----------        -----------
Revenue:
    Franchise royalties                             $   905,337        $    848,897             $   315,787        $   311,776
    Initial franchise and transfer fees                 160,260             111,000                  80,260             10,000
    Area development fees                                45,000             171,987                 (15,000)           (70,153)
    Vendor funds                                        229,850             101,496                 138,005             44,311
    Other                                               137,591              93,346                  57,491             32,335
                                                    -----------        ------------             -----------        -----------
                                                      1,478,038           1,326,726                 576,543            327,909
                                                    -----------        ------------             -----------        -----------
Expenses:
    General and administrative                          496,581             636,093                 157,846            233,430
    Restaurant servicing and area developer
        share of fees                                   581,553             600,020                 208,269            246,042
    Area development expense                             43,125             364,664                 (23,079)           126,294
    Other                                                46,751              46,381                  26,828             14,498

                                                      1,168,010           1,647,158                 369,864            620,264

Operating income (loss)                                 310,028            (320,432)                206,679           (292,355)

Other income (expense):
    Loss from operation and                             (84,010)            (23,807)                (8,361)            (23,807)
        disposition of restaurant
    Business expansion expense                          (98,630)             -                     (98,630)             -
    Interest expense                                    (92,430)           (121,247)               (32,642)            (33,332)

Net income (loss)                                   $    34,958         $  (465,486)             $   67,046         $ (349,494)
                                                    -----------        ------------             -----------        -----------
Preferred stock dividends                               (52,992)            (21,957)               (17,858)            (17,550)
                                                    -----------        ------------             -----------        -----------
Net income (loss) to common shareholders            $   (18,034)        $  (487,443)             $   49,188         $ (367,044)
                                                    -----------        ------------             -----------        -----------

                 See notes to consolidated financial statements.


                                      Quality Franchise Systems, Inc. and Subsidiary
                                                  Statement of Cash Flows
                             For the Nine Months Ended September 30, 1997 and 1996 (Unaudited)








                                                                                   1997                 1996
Cash Flows from Operating Activities:
    Net loss                                                                 $  (18,034)         $ (487,443)
    Adjustments to Reconcile Net Loss to Net
      Cash Provided by Operating Activities:
        Provision for uncollectible amounts and write-offs                       84,481              50,000
        Amortization of discount on non-interest bearing notes                   27,514              31,823
        Amortization and depreciation expense                                    61,176              49,198
        Increase in current and long-term royalties receivable                  (13,236)            (80,076)
        (Increase) decrease in area development fees receivable                 (24,942)             28,159
        (Increase) decrease in other current assets                              17,070             (26,999)
        Increase (decrease) in accounts payable and accrued expenses           (105,661)             11,970
        Increase (decrease) in deferred area development fees                    -                  304,500
        Increase (decrease) in deferred franchise fees                          (50,000)            (25,000)

        Net Cash Used in Operating Activities                                   (21,632)           (143,868)

Cash Flows from Investing Activities:
    Net increase (decrease) in interest-bearing deposit                         750,000            (800,000)
    Merger costs                                                                (64,777)
    Investment in restaurant                                                     45,001             (45,508)
    Sale (purchase) of equipment                                                 17,674             (20,021)

        Net Cash Provided (Used) in Investing Activities                        747,898            (865,529)

Cash Flows from Financing Activities:
    Issuance (repurchase) of common stock                                       564,900             805,000
    Issuance of preferred stock for cash and conversion of
        notes payable, net of costs                                              -                    8,716
    Payments on notes payable                                                   (22,222)            (22,222)
    Borrowings (repayment) of notes payable to shareholders                    (140,000)             90,000

        Net Cash Provided by (Used in) Financing Activities                    (727,122)            881,494

Net Increase (Decrease) in Cash                                                    (856)           (127,903)

Cash at Beginning of Period                                                     126,089             193,848

Cash at End of Period                                                          $125,233          $   65,945

        The accompanying notes are an integral part of these statements.

                 Quality Franchise Systems, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements

              September 30, 1997 (Unaudited) and December 31, 1996

NOTE A - ORGANIZATION AND NATURE OF BUSINESS

     Quality Franchise Systems, Inc. (the "Company"), a Delaware corporation was formed on February 10, 1995. On February 15, 1995, the Company was merged with Q & S Management with the Company being the surviving entity. Shareholders of Q & S Management are now the shareholders of the Company. Quality Marketing Systems, Inc., a Delaware corporation, is a wholly-owned subsidiary of the Company. It commenced operations on June 5, 1996 and was formed to operate the Mountain Mike's Pizza restaurant in Boulder, Colorado which was subsequently sold in April 1997.

     On April 1, 1996, the Company filed a Restated Certificate of Incorporation which increased its authorized shares of capital stock from 10,000,000 shares to 22,000,000 shares consisting of 2,000,000 shares of Preferred Stock, 10,000,000 shares of Common Stock and 10,000,000 shares of Class B Common Stock. All existing shareholders of the Company's capital stock at April 1, 1996 became shareholders of the Company's Class B Common Stock. In addition, at any time prior to July 2, 1996, each Class B Common Stock shareholder could convert each share of Class B Common Stock into 1.1 shares of Common Stock. The shareholders of Class B Common Stock are entitled to one vote per share and the shareholders of Common Stock are entitled to one-tenth of one vote per share. Shareholders for 321,500 shares of Class B Common Stock converted to 353,650 shares of Common Stock.

     The Company is a franchisor which enters into franchise agreements with various franchisees to own and operate pizza restaurants, within defined territories, under the name of Mountain Mike's Pizza. There are 75 and 71 franchised restaurants at September 30, 1997 and December 31, 1996, respectively. The Company also enters into agreements with area developers whereby the developer performs substantially all of the Company's obligations under the franchise agreement in exchange for a portion of the initial franchise fee and ongoing franchise royalties. These agreements generally provide for the area developer to open a specified number of franchises in each 12 month period in order for the agreement to remain in force.

     The Company is expanding into other national regions; however, the Company currently derives substantially all of its revenues from restaurants operating in the state of California.


NOTE B - SUMMARY OF ACCOUNTING POLICIES

     1.  Principles of consolidation

     The consolidated financial statements include the accounts of Quality Franchise Systems, Inc. and its wholly-owned subsidiary Quality Marketing Systems, Inc. All material intercompany accounts and transactions have been eliminated.

                 Quality Franchise Systems, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements

              September 30, 1997 (Unaudited) and December 31, 1996

     2.  Use of estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

     3.  Revenue recognition

     Franchise  royalties  are  generally  between  4% and 5% of the  individual
     franchisee's   monthly  gross  sales  (i.e.,   sales  less  promotions  and
     discounts) and are recognized as income when earned.

     Initial franchise fees are recognized as income when the Company has completed substantially all of its obligations in opening the restaurant. Initial franchise fees are $20,000 to first time franchisees and $10,000 to existing franchisees opening another restaurant. Deferred franchise fees at September 30, 1997 and December 31, 1996 are $20,000 and $70,000,
     respectively, for unopened restaurants.

     Fees received in exchange for area development agreements are recognized as income when the Company has performed substantially all of the initial services required under the area development agreement and has no further obligations to perform services or refund any fees received from the developer. Fees for area development agreements which are dependent on the establishment of future franchises or for which collectibility is not reasonably estimable are deferred and recognized as income when received.

     4.  Amortization

     Amortization of franchising rights, contracts and trademarks (original amount of $559,824) is provided on a straight-line basis over ten years. Accumulated amortization at September 30, 1997 and December 31, 1996 is $356,546 and $309,914, respectively.

     5.  Income Taxes

     On June 5, 1996, the Company became a C corporation for purposes of computing corporate Federal and state taxes. Prior to June 5, 1996, the shareholders have elected to have the

                 Quality Franchise Systems, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements

              September 30, 1997 (Unaudited) and December 31, 1996

     Company taxed pursuant to subchapter S of the Internal Revenue Code which provides that, in lieu of Federal corporate income taxes, the shareholders recognize their proportionate share of the Company's taxable revenue and deductible expenses on their individual tax returns. For California state purposes a corporate tax is imposed on S corporations at the rate of 1.5% of taxable income.

     The Company utilizes an asset and liability approach in accounting for income taxes. This approach requires the recognition of the deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statements carrying amounts and tax basis of assets and liabilities. Deferred tax assets and liabilities are reflected as currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

     6.  Reclassifications

     Certain amounts in the prior year's financial statements have been reclassified to conform to the presentation used in the current year.


NOTE C - CASH/INTEREST BEARING DEPOSIT IN BANK

     In connection with the issuance of the convertible notes payable in 1995, there were provisions which designated certain uses of the proceeds. One provision was to set aside one quarter's interest payment on the convertible notes payable (see note E). Another provision was to reserve funds sufficient for the amortizing payments on the Second Priority Note (see note D). Restricted cash at September 30, 1997 for the interest reserve and for the retirement of the Second Priority Note was $17,291 and $6,667, respectively. The savings account of $750,000 at December 31, 1996 was pledged as collateral for a personal loan of the Company's chairman (see note H).

NOTE D - NOTES PAYABLE

     Notes payable consist of a Second Priority Note in the original amount of $80,000. The Second Priority Note does not bear interest and is secured by the assets of the Company. The Second Priority Note is payable in 36 equal monthly installments with the last installment due in January 1998. The unpaid balance on the second priority note is $6,667 and $28,889 at September 30, 1997 and December 31, 1996, respectively. Unamortized discount at September 30, 1997 and December 31, 1996 is $0 and $2,344, respectively.

                 Quality Franchise Systems, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements

              September 30, 1997 (Unaudited) and December 31, 1996


NOTE E - CONVERTIBLE NOTES PAYABLE/CONVERTIBLE PREFERRED STOCK

     In 1995, the Company issued $1,025,000 of promissory notes in conjunction with the Company's private placement including the conversion of a $100,000 note payable to a shareholder (see note H). The promissory notes are due on March 24, 2000 and are secured by 22 specific franchise agreements of the Company. The promissory notes call for interest at 12.75% payable quarterly and are convertible into Class B Common Stock of the Company at $5.48 per share.

     The proceeds from the promissory notes less offering commissions and expenses were used to retire indebtedness associated with the Company's 1991 acquisition of the "Mountain Mike's Pizza" restaurant chain and for working capital purposes.

     In connection with the issuance of the convertible promissory notes, the Company granted the placement manager the right to purchase 18,704 shares of the Company's Class B Common Stock at a price equal to $5.48 per share at any time prior to December 5, 1997.

     In 1996, the Company offered its convertible note holders to exchange their notes for convertible preferred stock. The Company offered one share of its Series A preferred stock for each $1,000 principal of notes. The Series A preferred stock has a cumulative dividend rate of 13% and each $1,000 principal is convertible into 287.36 shares of the Company's Class B Common Stock or 316.09 shares of Common Stock. On June 5, 1996, 495 shares of the Company's Series A preferred stock were issued in exchange for $495,000 of promissory notes. In July 1996, the Company issued 50 shares of its Series A preferred stock for $50,000.

NOTE F - INCOME TAXES

     At December 31, 1996, the Company has accumulated net operating losses of approximately $370,000. These losses can be carried forward and applied against future income of the Company for federal and state income tax purposes. The net operating losses will begin to expire in 2011. Management has provided a valuation allowance for the net deferred tax asset due to their assessment that this asset will "more likely than not" not be realized.

               Deferred taxes at December 31, 1996 are as follows:


                 Quality Franchise Systems, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements

              September 30, 1997 (Unaudited) and December 31, 1996




     Deferred tax assets:
         Net operating loss carryforwards                    $   148,800
         Accounts payable and accrued liabilities                253,400
         Franchise fees collected                                 28,000

                                                                 430,200

     Deferred tax liabilities:
         Royalties receivable and other                          (84,200)
         Depreciation                                             (3,000)

                                                                 (87,200)

     Net deferred tax asset                                      343,000
     Valuation allowance                                        (343,000)


                                                             $    -


NOTE G - EMPLOYEE SAVINGS PLAN

     The Company has an employee savings plan in which any eligible employee may participate. The plan is a defined contribution plan 401(k) qualified under the Internal Revenue Code. The Company made no discretionary contributions to the plan in 1997, 1996 and 1995.


NOTE H - RELATED PARTY TRANSACTIONS

     In May 1995, the Company amended its personal services contract with a shareholder and the former president which contract was originally entered in September 1993. Under the terms of the amended contract, the Company engages the former president to provide consulting services to develop the "Mountain Mike's" Pizza restaurant chain and compensates the former president through a base monthly fee and a portion of certain other fees collected by the Company. For the years ended December 31, 1996 and 1995, the Company paid $84,000 and $109,733, respectively, to the former president under the personal services contract. In 1997, the Company and the former president mutually agreed to cancel the personal services contract.

     The Company had expended amounts and provided services to the former president and companies controlled by the former president. In April 1995, the Company and the former

                 Quality Franchise Systems, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements

              September 30, 1997 (Unaudited) and December 31, 1996



     president agreed that the total amounts due to the Company including those due from companies controlled by the former president was $164,708. In April 1995, the Company acquired 73,204 shares of Class B Common Stock owned by the former president at $2.25 per share for satisfaction of the amounts due to the Company by the former president.

     The Company has a month-to-month agreement with a shareholder to provide general consulting services to the Company. The Company paid the shareholder $84,000 in each of the two years ended December 31, 1996 for consulting services.

     Notes payable to shareholder of $172,850 at September 30, 1997 are payable to the president of the Company and bears interest at 10%. In connection with the merger of the Company with and into Admiral's Fleet, Inc., a Washington corporation (and wholly-owned subsidiary of Jreck Subs Group, Inc. ("JSGI"), the president accepted JSGI stock for satisfaction of this note.

     The Chairman of the Company personally obtained an $800,000 loan from a bank with which he acquired 230,000 shares of the Company's Class B Common Stock at $3.50 per share on June 4, 1996. The Company had pledged as collateral a $750,000 savings account for the Chairman's loan. In September 1997, the Chairman returned 161,400 shares of the Company's Class B Common Stock.

NOTE I - COMPANY-OPERATED RESTAURANT

     In June 1996, the Company's wholly-owned subsidiary, Quality Marketing Systems, Inc. began operating a restaurant in Boulder, Colorado which was sold in April 1997.

     From June 5, 1996 through December 31, 1996, the restaurant had a net loss of approximately $70,100. For the period January 1, 1997 until the restaurant was sold in April 1997, the restaurant had a net loss of approximately $77,400 which included the loss on disposition.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders
Little King, Inc.

We have audited the accompanying balance sheet of Little King, Inc., as of December 29, 1996, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Little King, Inc. as of December 31, 1995, were audited by other accountants whose report dated April 18, 1996, except for Note E as to which the date was December 20, 1996, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. we believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1996 financial statements referred to above present fairly, in all material respects the financial position of Little King, Inc. as of December 29, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                               /s/ Awerkamp, Goodnight, Schwaller & Nelson, P.C.




Omaha, Nebraska
July 24, 1997




                                LITTLE KING, INC.
                                 BALANCE SHEETS
                     December 29, 1996 and December 31, 1995

                                ASSETS (note E)

                                                                                             1996                    1995
                                                                                         -----------            -----------
CURRENT ASSETS
  Cash                                                                                   $     2,343            $    22,595
  Current installments of notes receivable
    (note B)                                                                                  18,753                 34,702
  Franchise fees receivable                                                                    9,866                 16,563
  Other receivables                                                                           10,923                  4,573
  Inventory                                                                                    5,653                 18,545
  Prepaid expenses                                                                             6,200                 10,817
  Deferred income taxes                                                                        3,411                     -
                                                                                         -----------            -----------
                                                                                              57,149                107,795
                                                                                         -----------            -----------
PROPERTY AND EQUIPMENT, at cost (note C)                                                     104,758                173,368
                                                                                         -----------            -----------
OTHER ASSETS
  Notes receivable less current
    installments above (note B)                                                               89,413                 58,188
  Franchise rights, net of amortization
    of $144,100 and $99,721, respectively                                                    521,606                565,985
  Organization costs, net of accumulated
    amortization of $1,625 and $1,125, respectively                                              875                  1,375
  Deferred stock issue costs (note M)                                                             -                  41,747
                                                                                         -----------            -----------
                                                                                             611,894                667,295
                                                                                         -----------            -----------
                                                                                         $   773,801            $   948,458
                                                                                         ===========            ===========
                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
  Checks issued in excess of deposits                                                    $        -             $     6,118
  Notes payable (note D)                                                                     135,000                195,000
  Current installments of long-term
    notes payable (note E)                                                                     2,565                  8,654
  Accounts payable                                                                           104,040                145,680
  Accrued expenses                                                                            29,271                 21,919
  Refundable deposit (note F)                                                                 54,500                 54,500
  Due to affiliate (note G)                                                                   18,960                 18,207
                                                                                         -----------            -----------
                                                                                             344,336                450,078
LONG-TERM NOTES PAYABLE, less current
  installments (note E)                                                                      401,913                452,445
                                                                                         -----------            -----------
DEFERRED INCOME TAXES                                                                            703                    950
                                                                                         -----------            -----------
COMMITMENTS (note H)

STOCKHOLDER'S EQUITY (notes E, L, M, N)
  Common  stock,  $0.001 par value;  5,000,000
    shares  authorized,  3,013,250 and
    3,000,000 shares issued and outstanding in 1996 and 1995                                   3,013                  3,000
  Additional paid-in capital                                                                 311,734                311,734
  Accumulated deficit                                                                       (287,898)              (269,749)
                                                                                         -----------            -----------
                                                                                              26,849                 44,985
                                                                                         -----------            -----------
                                                                                         $   773,801            $   948,458
                                                                                         ===========            ===========

                             See accompanying notes




                                LITTLE KING, INC.
                            STATEMENTS OF OPERATIONS
           For the years ended December 29, 1996 and December 31, 1995

                                                                                            1996                   1995
                                                                                         -----------            -----------
REVENUES
  Net sales                                                                              $   630,444            $ 1,124,339
  Continuing franchise fees                                                                  209,646                175,517
  Initial franchise fees                                                                      53,500                     -
                                                                                         -----------            -----------
                                                                                             893,590              1,299,856
                                                                                         -----------            -----------
COSTS AND EXPENSES
  Product costs                                                                              139,139                303,200
  Labor costs                                                                                334,649                471,037
  Operating expenses                                                                         449,238                571,580
  Depreciation and amortization                                                               68,765                 72,670
                                                                                         -----------            -----------
                                                                                             991,791              1,418,487
                                                                                         -----------            -----------
NET LOSS FROM OPERATIONS                                                                     (98,201)              (118,631)
                                                                                         -----------            -----------


OTHER INCOME (EXPENSE)
  Interest income                                                                              9,462                 11,904
  Interest expense                                                                           (60,479)               (85,870)
  Stock issue costs                                                                          (38,156)                    -
  Other income                                                                                26,731                  9,600
  Gain on sale of operating stores                                                           138,836                     -
                                                                                         -----------            -----------
                                                                                              76,394                (64,366)
                                                                                         -----------            -----------

NET LOSS BEFORE INCOME TAXES                                                                 (21,807)              (182,997)

INCOME TAX BENEFIT (EXPENSE)
  (note I)                                                                                     3,658                   (950)
                                                                                         -----------            -----------
NET LOSS                                                                                 $   (18,149)           $  (183,947)
                                                                                         ===========            ===========


                             See accompanying notes




                                LITTLE KING, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
          For the years ended December 29, 1996 and December 31, 1995

                                             Common          Additional                                 Total
                                             Stock             Paid-In            Accumulated       Stockholders
                                             Issued            Capital              Deficit             Equity
                                             ------            -------              -------             ------
BALANCE AT
  JANUARY 1, 1995                            $    10         $ 314,474            $  (85,802)        $ 228,682

  Net loss                                         -                 -              (183,947)         (183,947)

  Reclassification due
    to reorganization                          2,990            (2,990)                    -                 -

  Sale of 100 shares of
    common stock                                   -               250                     -               250
                                             -------         ---------            ----------         ---------
BALANCE AT
  DECEMBER 31, 1995                          $ 3,000         $ 311,734            $ (269,749)        $  44,985

  Net loss                                         -                 -               (18,149)          (18,149)

  Sale of 13,150 shares
    of common stock                               13            17,868                                  17,881

  Stock issue costs
    (note M)                                                   (17,868)                                (17,868)
                                             -------         ---------            ----------         ---------
BALANCE AT
  DECEMBER 29, 1996                          $ 3,013         $ 311,734            $ (287,898)        $  26,849
                                             =======         =========            ==========         =========


                             See accompanying notes.




                                LITTLE KING, INC.
                            STATEMENTS OF CASE FLOWS
           For the years ended December 29, 1996 and December 31, 1995

                                                                                             1996                  1995
                                                                                         -----------            -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Cash received from customers                                                           $   896,692            $ 1,292,254
  Cash paid to suppliers and employees                                                      (936,828)            (1,338,077)
  Interest received                                                                            6,707                 12,174
  Interest paid                                                                              (65,230)               (78,384)
  Other income                                                                                26,731                  9,600
                                                                                         -----------            -----------
NET CASH USED IN
 OPERATING ACTIVITIES                                                                        (71,928)              (103,433)
                                                                                         -----------            -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of equipment                                                             69,632                      -
  Payment received on notes for sale of
    operating stores                                                                          62,009                 80,795
  Purchase of property and equipment                                                             (72)                (7,710)
                                                                                         -----------            -----------
NET CASH PROVIDED BY INVESTING ACTIVITIES                                                    131,569                 73,085
                                                                                         -----------            -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of long-term
    notes payable                                                                                  -                  6,650
  Principal payments on long term
    notes payable                                                                           (367,927)              (110,594)
  Proceeds from issuance of long-term
    notes payable to stockholders                                                            325,667                      -
  Principal payments on long-term notes
    payable to stockholders                                                                  (23,612)                     -
  Net payments to affiliate                                                                        -                 (9,415)
  Net borrowing under short-term notes payable                                               (14,034)               195,000
  Proceeds from issuance of common stock                                                      17,875                    250
  Stock issue costs                                                                          (17,862)               (41,747)
                                                                                         -----------            -----------
NET CASH PROVIDED BY (USED IN)
 FINANCING ACTIVITIES                                                                        (79,893)                40,144
                                                                                         -----------            -----------
NET INCREASE (DECREASE) IN CASH                                                              (20,252)                 9,796

CASH AT BEGINNING OF YEAR                                                                     22,595                 12,799
                                                                                         -----------            -----------
CASH AT END OF YEAR                                                                      $     2,343            $    22,595
                                                                                         ===========            ===========
RECONCILIATION OF NET EARNINGS To NET
  CASH FROM OPERATING ACTIVITIES
  Net loss                                                                               $   (18,149)           $  (183,947)
  Adjustments to reconcile net loss to
    net cash from operating activities
      Depreciation                                                                            23,886                 27,809
      Amortization                                                                            44,879                 44,861
      Gain on sale of equipment                                                             (138,836)                     -
      Stock issue costs                                                                       41,747                      -
      (Increase) Decrease in receivables                                                         347                 (8,332)
      Decrease in inventory                                                                   12,892                  3,015
      (Increase) Decrease in prepaid expenses                                                  4,617                 (5,080)
      Increase (Decrease) in accounts payable
        and other current liabilities                                                        (39,653)                17,291
      Increase (Decrease) in deferred
        income taxes                                                                          (3,658)                   950
                                                                                         $   (71,928)           $  (103,433)
                                                                                         ===========            ===========

                             See accompanying notes

                                LITTLE KING, INC.

                          NOTES TO FINANCIAL STATEMENTS

                    December 29, 1996 and December 31, 1995

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business, Risks and Uncertainties
The Company is the owner and franchisor of Little King restaurants. Each Little King restaurant is essentially a deli selling "submarine" sandwiches, but also offers a wide variety of other menu items. There are 37 Little King franchises, operating in eight states, primarily located in the Midwest. In addition to franchising, the Company owns and operates two Little King restaurants in Nebraska.

Use of  Estimates

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Risks and  Uncertainties

Substantially all of the restaurant food items and paper are acquired from a single supplier. A change in suppliers could have an adverse affect on operating results due to higher costs and fewer rebates.

Fiscal Year

The Company's fiscal year ends on the Sunday which falls closest to December 31. The years ended December 29, 1996 and December 31, 1995 consisted of 52 weeks.

Franchise Fees

Franchise fees consist of an initial fee due upon awarding the franchise to the franchisee and a continuing weekly service fee based upon a percentage of gross sales of the franchisee.

The initial fee is recognized as revenue when all material conditions relating to the franchise sale have been satisfied and the franchise commences operations. Continuing franchise fee revenue, based on a percentage of restaurant sales of the franchisee is recorded as earned.

Inventory

Inventory is stated at the lower of cost (first-in, first-out) or market, and consists of restaurant food items and paper.

Depreciation

Property and equipment is depreciated using straight-line methods for financial reporting purposes and accelerated methods for income tax purposes over the estimated useful lives of the assets.

Franchise Rights

Franchise rights represent the acquisition cost attributable to the franchise agreements and are being amortized using the straight-line method over 15 years. Amortization expense charged to operations for the periods ended 1996 and 1995 was $44,379 and $44,361, respectively.

                                LITTLE KING, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     December 29, 1996 and December 31, 1995

NOTE A - SUMMARY  OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Organization Costs
Organization costs are amortized on the straight-line method over 5 years. Amortization expense charged to operations for the periods ended December 1996 and 1995 was $500.

NOTE  B - NOTES RECEIVABLE

The notes receivable are from franchisees who purchased operating stores. The Company receives weekly payments of principal and interest from the franchisees in lieu of continuing franchise fees. The notes receivable bear interest at 10%.

NOTE C - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment - at cost, less accumulated depreciation:

                                         1996                 1995
                                     ----------          ------------
Vehicles                             $    4,584          $      4,584
Leasehold improvements                   45,334                45,334
Furniture and Fixtures                  109,303               183,752
                                     ----------          ------------
                                        159,221               233,670
Less: Accumulated Depreciation          (54,463)              (60,302)
                                     ----------          ------------
                                     $  104,758          $    173,368
                                     ==========          ============

Depreciation expense change to operations was $23,886 and $27,809 in 1996 and 1995, respectively.

NOTE D - NOTES PAYABLE

Short-term notes payable consist of the following:

                                         1996                 1995
                                     ----------          ------------
First National Bank of Omaha         $  135,000          $    135,000
Other                                         -                60,000
                                     ----------          ------------
                                     $  135,000          $    195,000
                                     ==========          ============

Note payable to First National Bank of Omaha is due on June 27, 1997 and bears interest at the bank's investment savings account base rate plus 2.25% (7.87% at December 29, 1996). The note is secured by a savings account held at the bank and owned by the President of the Company. This note was subsequently refinanced with the Pinnacle Bank with similar terms.

Notes payable other were due on March 31, 1996 and bear interest at 18%. The notes are secured by funds collected in connection with a January 15, 1996 small stock offering (note M). These notes were refinanced as long-term obligations (note E).

                                LITTLE KING, INC

                          NOTES TO FINANCIAL STATEMENTS

                     December 29, 1996 and December 31, 1995

NOTE E - LONG-TERM NOTES PAYABLE
                                                         1996           1995
                                                      ----------     ----------
UNRELATED PARTIES
   Notes  payable to Douglas  County  Bank & Trust
   Co.,  Omaha,   Nebraska  in  aggregate  monthly
   installments of $6,000,  including  interest at
   311% in excess of Citibank,  N.A. prime rate of
   interest  through June 25, 1996,  at which time
   the  remaining   balance  is  due.  Secured  by
   substantially   all   assets   and   personally
   guaranteed by Sidney B. Wertheim                   $        -     $  363,054

   Note payable to W.R.  Lesoing and Delia Lesoing
   in  monthly   installments  of  $361  including
   interest at 12.5% through  April 1997.  Secured
   by certain equipment.                                   1,406          5,291

   Note  payable to H.P.  Smith  Motors,  Inc.  in
   monthly installments of $130 including interest
   at 15.65%  through  April 1,  1998.  Secured by
   related vehicle                                         3,019          4,007

   Notes  payable  other to Albert Walla and Irene
   Nosal due January 1, 1998 with interest at 10%.
   These notes can be converted to common stock at
   anytime  before  payment at a rate of $0.50 per
   share.  Subsequent to year and these notes have
   been repaid.                                           45,966              -
                                                      ----------     ----------
   TOTAL UNRELATED PARTIES                                50,391        372,352

RELATED PARTY

   Note  payable  to Sidney a.  Wertheim  majority
   shareholder,  in  weekly  installments  of $400
   through  January,  1999,  where  the  remaining
   balance and interest at 8% compounded  annually
   will be due                                           354,087         88,747
                                                      ----------     ----------
     Total long-term notes payable                       404,478        461,099

   Less current installments                               2,565          8,654
                                                      ----------     ----------
                                                      $  401,913     $  452,445
                                                      ==========     ==========

Maturities of long-term notes payable for the years subsequent to December 29, 1996 are as follows:

            1997                                      $    2,565
            1998                                          47,324
            1999                                         354,589
                                                      ----------
                                                      $  404,478
                                                      ==========

                                LITTLE KING, INC.
                          NOTES TO FINANCIAL STATEMENTS

                     December 29, 1996 and December 31, 1995

NOTE F - REFUNDABLE  DEPOSIT

The refundable deposit is payable to Jeffrey M. Trenk, a potential shareholder of the Company. Mr. Trenk was unable to complete his financial commitment to the Company and never became a shareholder. Subsequent to year and this deposit was settled by the majority shareholder and the balance is due to him.

NOTE G - RELATED PARTY TRANSACTIONS

The Company had the following transactions with SRW, Inc. (majority owned by the Company's president);

                                                         1996            1995
                                                      ----------     ----------
     Continuing franchise fees due Little King, Inc.  $   37,491     $   39,829
                                                      ==========     ==========
     Area development fees due SRW, Inc.              $   38,051     $   21,375
                                                      ==========     ==========
     Franchise fees receivable                        $       -      $    2,419
                                                      ==========     ==========
     Due to affiliate                                 $   18,960     $   18,207
                                                      ==========     ==========
NOTE H - LEASE COMMITMENT

The Company leases office space and one operating store from Sidney B. Wertheim, President. The agreements provide that the Company pay monthly rental, real estate taxes, insurance and maintenance costs. Total rent expense relating to these leases amounted to $59,291 and $63,188 for the periods ending 1996 and 1995, respectively.

In addition, the Company leased four- operating stores under agreements accounted for as operating leases. Certain of these leases contain renewal options which management expects to renew. Total rent expense under these leases was $57,166 and $106,882 for the periods ending December 31, 1995 and January 1, 1995, respectively.

The future minimum rental commitments of noncancellable operating leases are as follows:

          1997                           $      76,264
          1998                                  77,843
          1999                                  70,343
          2000                                  60,190
          2001                                  61,927
          Thereafter                           380,943
                                         -------------
                                         $     727,510
                                         =============
NOTE I - INCOME TAXES

Change in tax status

The Company has terminated the Subchapter S election as of October 31, 1995. Earnings and losses after that date will be recorded on the Company's income tax return and taxed at the corporate level instead of the individual shareholders, income tax return. Effective as of the termination date of the Subchapter S status, the Company will record income taxes currently payable and deferred income taxes. As a result, the Company recorded an expense for the change in tax status of $7,015 as of that date.

                               LITTLE KING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     December 29, 1996 and December 31, 1995

NOTE I - INCOME TAXES (continued)

The provision (benefit) for income taxes includes these components:

                                                         1996            1995
                                                      ----------     ----------
Taxes currently payable                               $       -      $       -
Deferred income taxes                                     (3,658)           155
Benefits of net operating loss carryforward                   -          (6,310)
Change in tax status to taxable entity                        -           7,105
                                                      ----------     ----------
                                                      $   (3,658)    $      905
                                                      ==========     ==========

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse.

Temporary differences giving rise to the deferred tax liability primarily consist of the excess of depreciation for tax purposes over the amount for financial reporting purposes.

As of December 29, 1996, the Company has available an unused operating loss carryforward of $18,586, which expires December 31, 2010.

NOTE J - ADDITIONAL CASH FLOW INFORMATION

                                                         1996            1995
                                                      ----------     ----------
Noncash  Investing and  Financing Activities
Long-term note receivable received for the
  sale of operating store                             $  114,000     $       -
                                                      ==========     ==========
Long-term note receivable paid to majority
  stockholders as payment                             $   36,715     $       -
                                                      ==========     ==========
Short-term debt refinanced as long term debt          $   45,966     $       -
                                                      ==========     ==========
Long-term debt issued for property,
  plant and equipment                                 $       -      $   23,014
                                                      ==========     ==========
Par value of common stock given as an
  inducement for notes payable (note 2)               $        6     $       -
                                                      ==========     ==========

NOTE K - RETIREMENT PLAN

The Company has a contributory retirement plan (401 (k) plan) covering substantially all of its employees. To be eligible for the plan, the employee must have one year of service and have attained the age of 21. The Company
matches  50%  of  the  employees,   contributions,  not  to  exceed  6%  of  the
participating employee's annual compensation. The matching contributions amounted to $917 and $1,348 for the periods ended 1996 and 1995, respectively.

                                LITTLE KING, INC.

                          NOTES TO FINANCIAL STATEMENTS

                    December 29, 1996 and December 31, 1995

NOTE L - SHAREHOLDERS' EQUITY

On September 29, 1995, the Company's sole shareholder amended the Certificate of Incorporation increasing the authorized shares of common stock from 1,000 shares of $0.01 par value common stock to 5,000,000 shares of $0.001 par value common stock effective as of October 31, 1995. Additionally, the shareholder approved a reorganization in which all of the previously authorized and outstanding shares of $0.01 par value common stock were converted into 2,999,900 shares of $0.001 par value common stock.

NOTE M  - SMALL STOCK OFFERING

On January 15, 1996, the company made a $1,000,000 maximum offering in accordance with an exemption from registration under Rule 304 of Regulation D promulgated under the Securities Act of 1933, as amended or other exemptions under the Act. A maximum of 200,000 units with each unit comprised of two (2) shares of $0.001 par value Common Stock is being offered at $5.00 per unit.

The Company received $17,875 (3,575 units) from this offering. The proceeds from this offering were used to pay certain offering cost and to reduce the notes payable to Albert Walla and Irene Nosal (note E).

The Company incurred $56,026 of costs relating to the offering of which $27,868 was charged to additional paid in capital and $38,158 was charged to current operations.

In addition, the Company issued 6,000 shares to Albert Walla and Irene Nosal as an inducement for them for their loans to the Company to pay the offering costs.

NOTE N  - SUBSEQUENT EVENT

On July 23, 1997, the Company and it's majority shareholder, Sidney B. Wertheim, entered into an agreement with Jreck Subs Group, Inc., (JRECK) a publically traded company, that provided for JRECK to acquire all of the outstanding common stock owned by Mr. Wertheim (3,000,000 shares) for 1,200,000 shares of JRECK'S common Stock.

In addition, JRECK will purchase from Mr. Wertheim the assets of seven Little Kings stores currently owned by him for $250,000. The agreement also provides for an employment agreement for Mr. Wertheim to continue as the Chief Operating officer of the Company.

                              Ronald R. Antonucci
                          Certified Public Accountant
                                  687 Lee Road
                           Rochester, New York 14606
                                  716-254-7790


Richey Enterprises, Inc.

I have audited the accompanying balance sheets of Richey Enterprises, Inc. as of August 15, 1997 and December 31, 1996 and the related statements of income, and cash flows for the seven & 1/2 months and year then ended. The financial statements responsibility of the directors. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Richey Enterprises, Inc. as of December 31, 1996 and the results of its operations, its cash flows for the year then ended in conformity with generally accepted accounting principles.

January 14, 1999


Ronald Antonucci
Certified Public Accountant


                            Richey Enterprises, Inc.
                                  Balance Sheet
                      August 15, 1997 and December 31, 1996
                                     Assets

                                                                 Aug. 15, 1997      Dec. 31, 1996
                                                                 -------------      -------------
Current Assets:
 Cash                                                            $       9,145      $      11,247
 Prepaid Expenses                                                            0              8,795
                                                                 -------------      -------------
   Total Current Assets                                                  9,145             20,042

Property  and Equipment:
 Restaurant Equipment & Store Improvements                             135,745            135,591
 Vehicle                                                                18,343             18,343
 Office Equipment                                                        3,740              2,281
                                                                 -------------      -------------
 Total Cost of Property and Equipment                                  157,828            156,215
Less Accumulated Depreciation                                          (58,926)           (46,710)
                                                                 -------------      -------------
 Property and Equipment (Net)                                           98,902            109,505

Other Assets:
 Goodwill-net                                                           15,000             15,000
 Covenant not to Compete-net                                             6,734             17,267
 Organization Costs-net                                                    187                563
                                                                 -------------      -------------
Total Other Assets                                                      21,921             32,830
  Total Assets                                                   $     129,968      $     162,377
                                                                 =============      =============
                      Liabilities and Stockholder's Equity

                                                                 Aug. 15, 1997      Dec. 31, 1996
                                                                 -------------      -------------

 Current Liabilities:
   Accounts Payable                                              $      11,360      $       9,364
   Current Portion of Long Term Debt                                    31,548             13,779
                                                                 -------------      -------------
    Total Current Liabilities                                           42,908             23,143

Long Term Debt                                                         118,333            149,881

Stockholder's Equity:
 Common Stock                                                           65,113             65,113
 Retained Earnings (Deficit)                                           (96,386)           (75,760)
                                                                 -------------      -------------
 Total Stockholder's Equity (Deficit)                                  (31,273)           (10,647)

Total Liabilities and Stockholder's Equity                       $     129,968      $     162,377
                                                                 =============      =============



                       See Notes to Financial Statements.




                            Richey Enterprises, Inc.
                    Statement of Income and Retained Earnings
                 Seven and One Half Months Ended August 15, 1997
                        and Year Ended December 31, 1996

                                                                    7 & 1/2
                                                                    Months
                                                                    Ended             Year Ended
                                                                 Aug. 15, 1997      Dec. 31, 1996
                                                                 -------------      -------------
Sales                                                            $     264,839      $     476,936
Cost of Sales:
 Food & Paper Supplies                                                 100,298            180,914
                                                                 -------------      -------------
Gross Profit                                                           164,541            296,022

Selling, General and Administrative Expenses                           177,207            309,265

Income (Loss) Before Other Income and Income Taxes                     (12,666)           (13,243)


Other Income                                                                 0                  0
                                                                 -------------      -------------
Income (Loss) Before Taxes                                             (12,666)           (13,243)

Income Taxes                                                                 0                  0
                                                                 -------------      -------------
Net Income (Loss)                                                      (12,666)           (13,243)

Accumulated Adjustments-Beginning of Year                              (75,760)           (44,951)
Shareholder's Capital Contributions                                          0                  0
Distributions                                                           (7,960)           (17,566)
                                                                 -------------      -------------
Accumulated Adjustments (Retained Earnings)-End of
 Year                                                            $     (96,386)     $     (75,760)
                                                                 =============      =============


                       See Notes to Financial Statements.


                            Richey Enterprises, Inc.
                            Statements of Cash Flows
                 Seven and One Half Months Ended August 15, 1997
                        and Year Ended December 31, 1996

                                                                    7 & 1/2
                                                                    Months
                                                                    Ended             Year Ended
                                                                 Aug. 15, 1997      Dec. 31, 1996
                                                                 -------------      -------------
Operating Activities:
 Net Income (Loss)                                               $     (12,666)     $     (13,243)
 Adjustments to reconcile net income to net cash  provided
 by operating activities:
  Depreciation and amortization                                         23,126             51,374
  Changes in operating assets and liabilities
  (Increase) Decrease in prepaid expenses                                8,795              4,654
  (Decrease) Increase in accounts Payable                               (1,996)             4,193
                                                                 -------------      -------------
Total Cash (Consumed) Provided by Operating Activities                  17,259             46,978


Investing Activities:
 Acquisition of Equipment                                               (1,614)           (56,575)
 Cash Received on Sale of Equipment                                      3,992                  0
                                                                 -------------      -------------
Total Cash Used in Investing Activities                                  2,378            (56,575)

Financing Activities:
 Distributions to Shareholders                                          (7,960)           (17,566)
 Proceeds of Long Term Debt Borrowings                                       0             75,546
 Payments on Long Term Debt                                            (13,779)           (26,140)
                                                                 -------------      -------------
Total Cash Provided (consumed) by Financing Activities                 (21,739)            31,840

Decrease in cash and cash equivalents                                   (2,102)            22,243
Cash and cash equivalents-beginning                                     11,247            (10,996)
                                                                 -------------      -------------

Cash and cash equivalents ending                                 $       9,145      $      11,247
                                                                 =============      =============
Other cash flow information-Interest paid                        $      10,614      $      14,760




                        See Notes to Financial Statements
                                     Page 4

                            Richey Enterprises, Inc.
                          Notes to Financial Statements
                 Seven and One Half Months Ended August 15, 1997
                        and Year Ended December 31, 1996

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash & Cash  Equivalents
    For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents.

Property & Equipment
    All property is stated at original cost less accumulated depreciation. Depreciation expense is computed using IRS guidelines for the types of assets owned by the Company. For the seven and one half months ended August 15, 1997 and year ended December 31, 1996 depreciation expense was $10,730 and 21,878 respectively. Depreciation is computed using the straight-line method over the estimated useful life of the related assets as follows:

     Store Equipment                         7 years
     Improvements                           39 years
     Trucks                                  7 years

    Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Revenue  Recognition
    Sales are recognized when a immediately when product is sold at the cash register and all material conditions relating to the sale have been substantially performed.

Fair  Value of Financial Instruments
    Statements of financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 15, 1997.

                            Richey Enterprises, Inc.
                         Notes to Financial Statements
                Seven and One Half Months Ended August 15, 1997
                        and Year Ended December 31, 1996

Fair Value  of  Financial  Instruments  (Cont'd)
    The respective carrying value of certain on-balance sheet financial instruments approximated their fair values. These financial instruments include cash and cash equivalents, marketable securities, trade receivables, accounts payable and accrued each expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. The fair value of the Company's notes payable is estimated based upon the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. The carrying value approximates the fair value of the notes payable.

Income Taxes
    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," ("SFAS 109") which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Impairment  of Long Lived Assets
    The Company  adopted  Statement of Financial  Accounting  Standards No, 121.
    "Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed of," ("SFAS 121") SFAS 121 requires impairment losses to be recorded on long lived assets used in operations and goodwill when indications of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the asset.

Recent Accounting Pronouncements
    Effective for periods beginning after December 15, 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("SFAS 130") and Statement of Financial Accounting Standards No. 131, "Disclosure about segment of an Enterprise and Related Information," ("SFAS 13 1"). SFAS 130 establishes standards for report reporting and displaying comprehensive income, its components and accumulated balances. SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating statements in interim financial statements issued to the public. The Company has not determined the impact adoption of these new accounting standards will have on its future financial statements and disclosures.

                            Richey Enterprises, Inc.
                          Notes to Financial Statements
                 Seven and One Half Months Ended August 15, 1997
                        and Year Ended December 31, 1996

Intangible  Assets
    Goodwill represents the excess of cost over fair value of net tangible assets acquired. It is not being amortized, however, the value is evaluated periodically for impairment if events or circumstances indicate a possible inability to recover the carrying amount. When any impairment exists, the goodwill is written down to fair value. The Covenant Not to Compete is amortized straight line over its five year life.

B. Income Taxes
The Company has elected to be taxed as an "S" corporation. "S" corporations, acting as a flow through entity, normally do not incur any income tax. Therefore no provision for income tax expense has been made.

C. Long Term Debt:
Long term debt consists of five separate financing arrangements, bearing interest at 9%-12%, made for the acquisition of (and secured by) store equipment and improvements. Monthly payments total approximately $ 3,900. A summary of maturities is as follows:
================================================================================
                Year Ended                             Amount

              December 31, 1998                        $  31,548
              December 31, 1999                           28,142
              December 31, 2000                           23,800
              December 31, 2001                           25,344
              December 31, 2002 & Later                   41,047
                                                       ---------
                    TOTAL                              $ 149,881
                                                       =========
================================================================================
D. Commitments:
The Company rents its restaurant locations under month to month agreements. Rent expense the seven and one half months ended August 15, 1997 and year ended December 31, 1996 was $28,657 and 52,921 respectively.